                                                                   EXHIBIT 10.22

                    SECOND CONSOLIDATED, AMENDED AND RESTATED
                  REVOLVING CREDIT CONSTRUCTION LOAN AGREEMENT

                                      among

                              WCI COMMUNITIES, INC.
                          and BAY COLONY-GATEWAY, INC.
                                  AS BORROWER,

                                       and
                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                      AS ADMINISTRATIVE AGENT AND A LENDER,

                                       and

               BANK OF AMERICA, N.A., AMSOUTH BANK, SUNTRUST BANK,
             BANK UNITED, F.S.B., GUARANTY BANK, NATIONAL CITY BANK
                       AND KEYBANK, NATIONAL ASSOCIATION,
                                   AS LENDERS

                                       and
               WACHOVIA CAPITAL MARKETS, LLC, AS CO-LEAD ARRANGER

                                       and
                   BANK OF AMERICA, N.A., AS SYNDICATION AGENT

                                       and
               BANC OF AMERICA SECURITIES LLC, AS CO-LEAD ARRANGER

                          Dated as of December 31, 2004

                    SECOND CONSOLIDATED, AMENDED AND RESTATED

                  REVOLVING CREDIT CONSTRUCTION LOAN AGREEMENT

            THIS SECOND CONSOLIDATED, AMENDED AND RESTATED REVOLVING CREDIT CONSTRUCTION LOAN AGREEMENT (this "Agreement") is made as of the 31st day of December, 2004, by and among WCI COMMUNITIES, INC., a Delaware corporation ("WCI"), and BAY COLONY-GATEWAY, INC., a Delaware corporation ("BCG"), each having its principal place of business at 24301 Walden Center Drive, Bonita Springs, Florida 34134, Attention: Legal Department (WCI and BCG being hereinafter jointly and severally, collectively and singularly referred to as "Borrower"); WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association ("Wachovia"), having an address of 5801 Pelican Bay Boulevard, Naples, Florida 34108, Attention: James Howard, BANK OF AMERICA, N.A., a national banking association ("BOA"), AMSOUTH BANK, an Alabama state chartered bank, SUNTRUST BANK, a Georgia corporation, BANK UNITED, F.S.B., a federal savings bank, GUARANTY BANK, a federal savings bank, NATIONAL CITY BANK, and KEYBANK NATIONAL ASSOCIATION, a national banking association, together with certain other lending institutions which may become parties hereto pursuant to Section 20.13 (Wachovia and the foregoing lending institutions are collectively referred to herein as the "Lenders" and individually as "Lender"); WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent ("Agent") for itself and the other Lenders; WACHOVIA CAPITAL MARKETS, LLC, as Co-Lead Arranger; BANK OF AMERICA, N.A., as Syndication Agent; and BANC OF AMERICA SECURITIES LLC, as Co-Lead Arranger.

                                R E C I T A L S:

      WHEREAS, Fleet National Bank ("Fleet"), individually and as Agent, Borrower and the Lenders (excluding BOA) entered into that certain Consolidated, Amended and Restated Revolving Credit Construction Loan Agreement dated as of March 30, 2004 (the "First Loan Agreement"), pursuant to which the Lenders agreed to make available construction loans to the Borrower in an amount up to $290,000,000.00; and

      WHEREAS, Fleet assigned the agency under the First Loan Agreement to Wachovia pursuant to that certain Assignment and Assumption of Agency with respect to Consolidated, Amended and Restated Revolving Credit Construction Loan Agreement and Other Loan Documents dated as of October 1, 2004; and

      WHEREAS, Fleet assigned its Commitment under the First Loan Agreement to BOA pursuant to that certain Assignment and Acceptance Agreement dated as of October 1, 2004; and

      WHEREAS, the First Loan Agreement makes reference in certain provisions to the defined term "Senior Unsecured Revolving Credit Agreement" which is defined as that certain Senior Unsecured Revolving Credit Agreement dated as of June 28, 2002, among WCI as "Borrower", Fleet National Bank and certain other lending institutions as "Lenders", Fleet National Bank, as "Lead Agent", Wachovia Bank, N.A., as "Syndication Agent", and Fleet

Securities, Inc., and Wachovia Bank, N.A., as "Co-Lead Arrangers", as amended, modified, renewed or consolidated from time to time; and

      WHEREAS, the Senior Unsecured Revolving Credit Agreement was replaced by that certain Senior Unsecured Revolving Credit Agreement dated as of August 13, 2004, among WCI as "Borrower", BOA as "Administrative Agent", "Swing Line Lender" and an "L/C Issuer", the other "Lenders" party thereto, Wachovia as "Syndication Agent", KeyBank National Association and Bank One, NA, as "Co-Documentation Agents" and Banc of America Securities LLC and Wachovia Capital Markets, LLC as "Joint Lead Arrangers" and "Joint Book Managers" (the "BOA Senior Credit Agreement"); and

      WHEREAS, Agent, the Lenders and the Borrower desire to amend the First Loan Agreement so that all references to the Senior Unsecured Revolving Credit Agreement shall now refer to the BOA Senior Credit Agreement, and to amend certain other provisions of the First Loan Agreement;

      NOW, THEREFORE, for and in consideration of the mutual benefits to be received by the parties hereto and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby expressly acknowledged by the parties hereto, the parties do hereby amend and restate the First Loan Agreement in its entirety and covenant and agree as follows:

                                   ARTICLE 1
                    DEFINITIONS AND RULES OF INTERPRETATION.

      1.1 DEFINITIONS. The following terms shall have the meanings set forth in this Section 1.1 or elsewhere in the provisions of this Agreement or other Loan Documents referred to below:

      ACCORDION NOTE. That certain Renewal Replacement Revolving Line of Credit Note (Accordion) dated as of March 30, 2004, made by Borrower payable to the order of Fleet National Bank, in the face principal amount of $50,000,000.00, transferred by Allonge to Wachovia Bank, National Association, as of October 1, 2004, and any replacement notes therefor, to be held in accordance with the provisions of Section 2.4 of this Agreement.

      ADDITIONAL COMMITMENT LENDER. See Section 4.6.4 of this Agreement.

      ACT. See Article 35 of this Agreement.

      ACTUAL KNOWLEDGE. See Section 20.10.1 of this Agreement.

      ADA. See Section 11.10 of this Agreement.

      ADJUSTED PROJECT COSTS. Project Costs less Required Equity Funds and Escrow Deposits used in construction.

      ADJUSTED TANGIBLE NET WORTH. As defined in the Senior Unsecured Revolving Credit Agreement.

      ADVANCE. Any disbursement of the proceeds of the Loan made or to be made by the Lenders pursuant to the terms of this Agreement.

      AFFILIATE. As applied to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with the Person specified.

      AGENT. See preamble.

      AGENT'S OFFICE. Agent's address as set forth in Article 23, or such other address as Agent may from time to time notify Borrower and the Lenders of.

      AGREEMENT. This Second Consolidated, Amended and Restated Revolving Credit Construction Loan Agreement, including the Exhibits and Schedules attached hereto, as amended, modified consolidated, supplemented or restated from time to time.

      APPLICABLE RATE. At the time of determination thereof, a percentage per annum determined by the Pricing Level in effect on such date as shown below:

                          Senior
Pricing     Leverage     Unsecured   Eurodollar
 Level       Ratio      Debt Rating     Rate      Base Rate    Unused Fee
-------    ----------   -----------  ----------   ---------    ----------
   1          N/A       BBB-/Baa3      1.00%         0.00%        0.20%
                        or better
   2       Less than       N/A         1.05%         0.00%        0.25%
           or equal
            to 1.0:1
   3       Greater         N/A         1.25%         0.00%       0.275%
           than
           1.0:1 but
           less than
           or equal
           to 1.25:1
   4       Greater         N/A         1.50%         0.00%       0.275%
           than
           1.25:1
           but less
           than or
           equal to
           1.75:1
   5       Greater         N/A         1.75%         0.00%        0.30%
           than
           1.75:1
           but less
           than or
           equal to
           2.0:1
   6       Greater         N/A         2.00%         0.00%        0.35%
           than 2.0:1

      Initially, the Applicable Rate shall be set at Level 4. Upon delivery of the Compliance Certificate pursuant to Section 9.6.3, after the end of each Fiscal Quarter (commencing with the Compliance Certificate delivered for the Fiscal Quarter ending December 31, 2004), the Applicable Rate shall automatically be adjusted to the rate corresponding to the Leverage Ratio set forth in the table above, such automatic adjustment to take effect on the last day that the

Compliance Certificate was required to be delivered, and shall remain in effect until subsequently adjusted in accordance herewith upon the delivery of each such subsequent Compliance Certificate. If Borrower fails to deliver such Compliance Certificate with respect to any Fiscal Quarter within the period of time required by Section 9.6.3, then the Applicable Rate shall automatically be adjusted to that set forth in Level 6 as of the first (1st) Business Day after the date on which such Compliance Certificate was required to be delivered until Borrower delivers such Compliance Certificate with respect to such Fiscal Quarter. Notwithstanding the foregoing, (a) for so long as WCI maintains an Investment Grade Rating, the Applicable Rate as of any date of determination thereof shall be set at Level 1, and (b) at all times while an Event of Default exists, the Applicable Rate shall be set at Level 6. In the event that the Debt Ratings are not equivalent, the Applicable Rate shall be based on the two (2) highest Debt Ratings. Each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by Borrower to Agent of notice thereof pursuant to Section 9.7.6(c) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

      APPRAISALS. Collectively, those certain MAI appraisals of the Projects, determined on a fair market value basis, prepared in accordance with all applicable Federal banking regulations by a qualified independent appraiser approved by Agent.

      APPRAISED VALUE. The "Discounted Bulk Sales Value" of a Project or Proposed Project determined by the most recent Appraisal of such parcel or update, subject, however, to such changes or adjustments to the value determined thereby as may be required by the appraisal department of the Agent in its good faith business judgment.

      ARCHITECTS. Collectively, the architects selected by Borrower with respect to the design of the Projects and described on Part III of the Project Schedules attached hereto as Exhibit A.

      ARCHITECTS' CONTRACTS. Collectively, the contracts between Borrower and the Architects.

      ARRANGERS. Each of BAS and WCM in its capacity as Co-Lead Arranger.

      ASSIGNMENT AND ACCEPTANCE. See Section 20.13.1(e) of this Agreement.

      ASSIGNMENTS OF PROJECT DOCUMENTS. Collectively, the Collateral Assignments of Project Documents made by Borrower in favor of Agent, including, without limitation, the Consolidated, Amended and Restated Collateral Assignment of Project Documents, dated as of March 30, 2004, pursuant to which Borrower assigns and grants a security interest in Borrower's right, title and interest in and to the Architects' Contracts, the Construction Contracts, the Plans and Specifications and the Project Approvals, as the same may be modified or amended.

      ASSIGNMENTS OF SALES CONTRACTS. Collectively, the Collateral Assignments of Residence Purchase Agreements made by Borrower in favor of Agent, including, without limitation, the Consolidated, Amended and Restated Collateral Assignments of Residence Purchase Agreements, dated as of March 30, 2004, pursuant to which Borrower assigns all of the sellers' rights, title and interest in and to the Sales Contracts, the Escrow Deposits and all proceeds, issues and profits therefrom, as the same may be modified or amended.

      AUDITED FINANCIAL STATEMENTS. The audited consolidated balance sheet of WCI and its Subsidiaries for the fiscal year ended December 31, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of WCI and its Subsidiaries, including the notes thereto.

      BAS. Banc of America Securities LLC and its successors.

      BASE RATE. For any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Agent as its "prime rate." The "prime rate" is a rate set by Agent based upon various factors including Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

      BASE RATE ADVANCE. Any Advance or portion of an Advance that bears interest based at the Base Rate.

      BCG. See preamble.

      BOA. See preamble.

      BORROWER. See preamble.

      BORROWER MATERIALS. See Section 9.6 of this Agreement.

      BORROWER'S REQUEST TO ADD PROPOSED PROJECT. See Section 2.5.2(a) of this Agreement.

      BORROWER'S REQUISITION FOR ADVANCE. See Section 3.1 of this Agreement.

      BORROWING BASE. At any time of determination, the sum of the following:

            (a) Project Costs. One hundred percent (100%) of the aggregate Adjusted Project Costs; provided, that on and after the date that is ninety (90) days after the Completion Date for Improvements at a Project, the Adjusted Project Costs for such Project shall be excluded from computation in the Borrowing Base under this subparagraph (a) and shall thereafter be included under subparagraph (b) or (c) below; plus

            (b) Sold Units. With respect to Units subject to Sales Contracts (but not yet closed) and as to which ninety (90) days have elapsed from the Completion Date for the Improvements in which such Units are located, seventy-five percent (75%) of the Adjusted Project Costs incurred by Borrower with respect thereto; provided, that such Adjusted Project Costs shall be excluded from computation in the Borrowing Base under this subparagraph (b) on and after the date that is one hundred eighty (180) days from the Completion Date and shall thereafter be included in subparagraph (c) below; plus

            (c) Unsold Units. With respect to Unsold Units as to which (90) days have elapsed from the Completion Date for the Improvements in which such Units are located, fifty percent (50%) of the Adjusted Project Costs incurred by Borrower with respect thereto; provided, that such Adjusted Project Costs shall be excluded from computation in the Borrowing Base under this subparagraph (c) on and after the date that is one (1) year from the Completion Date;

provided, however, that:

                        (i) the cost basis for any Borrowing Base asset described in subparagraphs (b) and (c) above shall not exceed its net realizable value determined in accordance with GAAP;

                        (ii) for purposes of the cost calculations in the Borrowing Base, capitalized costs such as corporate general and administrative costs and marketing costs shall be excluded; and

                        (iii) the portion of the Borrowing Base attributable to subparagraph (c) above shall not at any time exceed fifteen percent (15%) of the total amount of the Borrowing Base.

      BORROWING BASE REPORT. A report with respect to the Borrowing Base in the form attached hereto as Exhibit G and by this reference incorporated herein, or in such other form and substance as may be reasonably requested by Agent, including a certificate signed by an authorized officer of Borrower showing a calculation of the Borrowing Base and attaching all documentation used in such calculation.

      BUSINESS DAY. Any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the Laws of the state where the Agent's Office is located and the Laws of the United States of America, and if the applicable day relates to a Eurodollar Rate Advance or an Interest Period for a Eurodollar Rate Advance, the day on which dealings in Dollar deposits are also carried on in the London interbank eurodollar market and banks are open for business in London.

      CERCLA. See Section 8.15.1 of this Agreement.

      CHANGE OF CONTROL. An event or series of events by which:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than a Principal becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of fifty percent (50%) or more of the equity securities of Borrower entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

                  (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

                  (c) any Person other than a Principal or two (2) or more Persons other than Principals acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Borrower, or control over the equity securities of Borrower entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing fifty percent (50%) or more of the combined voting power of such securities; or

                  (d) for any reason a "change in control" or similar event shall occur as provided in any agreement governing any "Senior Notes", any "Senior Subordinated Notes", or any "Subordinated Debt", as such terms are defined in the Senior Unsecured Revolving Credit Agreement.

      CLOSING DATE. December 31, 2004.

      CODE. The Internal Revenue Code of 1986, as amended.

      COLLATERAL. All of the property, rights and interests of Borrower that are subject to the security interests, assignments, and Liens created by the Security Documents, including, without limitation, the Projects and Sales Contracts.

        COMMITMENT. With respect to each Lender, the obligation to make loans to Borrower under this Agreement up to the amount set forth on Schedule 1.1 as the amount of such Lender's commitment to make loans to Borrower, as the same may be reduced from time to time or increased from time to time in accordance with Section 2.4 hereof.

      COMPLETION DATE. With respect to each Project, the date the Certificate of the applicable surveyor that the Improvements have been completed is recorded in the official records of the county in which the Project is located in accordance with Fla. Stat. Sections 718.104(4)(e) (or the substantial equivalent to such certificate in any other applicable state is filed or recorded in accordance with such state's Requirements).

      COMPLIANCE CERTIFICATE. A certificate substantially in the form of Exhibit I.

      CONDOMINIUM ACT. As to Projects located in the State of Florida, the Florida Condominium Act, Fla. Stat. Ch. 718 (2003), as amended from time to time, and as to Projects located outside the State of Florida, the condominium act of such state applicable to such Project, as each such act is amended from time to time.

      CONFIDENTIAL INFORMATION. See Section 20.26 of this Agreement.

      CONSOLIDATED GROUP. Collectively, Borrower and its Subsidiaries.

      CONSTRUCTION CONTRACTS. Collectively, the contracts between Borrower and each of the Contractors, providing for the construction of each of the Improvements on their respective Land.

      CONSTRUCTION INSPECTOR. At Agent's option, either a qualified officer or employee of Agent or consulting architects, engineers or inspectors appointed by Agent from time to time.

      CONSTRUCTION SCHEDULES. Collectively, the schedules of the estimated dates of commencement and completion of construction of each of the respective Improvements, prepared by each of the respective Contractors, approved by Agent and contained in Part VI of the Project Schedules attached hereto as Exhibit A.

      CONTINGENCY RESERVES. Collectively, the amounts allocated as contingency reserves in each of the Project Budgets, to be advanced only in accordance with the provisions of Section 2.11 hereof.

      CONTRACTORS. Collectively, the general contractors selected by Borrower with respect to the construction of the Projects and described in Part II of the Project Schedules attached hereto as Exhibit A.

      CONTROL. The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. CONTROLLING and CONTROLLED have meanings correlative thereto.

      CONVERT, CONVERSION and CONVERTED. The conversion of Base Rate Advances or Eurodollar Rate Advances to another Type of Advance.

      CORE BUSINESSES. The business of planning, designing, engineering, developing, constructing, marketing, selling, financing, managing and operating real estate including business and commercial projects, office buildings, residential subdivisions, condominiums (including low-, mid- and high-rise condominiums), villa developments, single family residences, timeshares, hotels, and related amenity improvements, which include golf clubs, marinas, tennis facilities, and restaurants. In connection with the activities described above, the Consolidated Group engages in planning, designing and engineering, land development, construction/home building, marketing, real estate sales and brokerage, mortgage brokerage and finance, title insurance, property management, management of homeowner/condominium associations, fee based property development and construction management services, real estate franchise brokerage business and the operation of golf clubs, restaurants, marinas, conservation areas, rest areas, hotels and health care facilities. The Consolidated Group may also engage in various service business activities ancillary to and consistent with its ownership and operation of real estate, such as pest control and security services.

      CUSTOMARY CLOSING COSTS. Reasonable and customary closing costs and commissions paid for at the time of the closing of the sale of Units, not to exceed in the aggregate six percent (6%) of the Total Price of each such Unit.

      DEBTOR RELIEF LAWS. The Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      DEBT RATING. As of any date of determination by a Rating Agency, (a) the rating of the Obligations under this Agreement, or (b) if such Rating Agency does not publicly announce the rating described in clause (a) above, the rating of the obligations under the Senior Unsecured Revolving Credit Agreement, or (c) if such Rating Agency does not publicly announce the rating described in clauses
(a) or (b) above, such Rating Agency's rating of Borrower's non-credit-enhanced senior unsecured long term debt, or (d) if such Rating Agency does not publicly announce the rating described in clauses (a), (b) or (c) above, such Rating Agency's publicly announced corporate rating of WCI.

      DEFAULT. A condition or event which, with either notice or passage of time or both, would constitute an Event of Default.

      DEFAULT RATE. When used with respect to Obligations other than Eurodollar Rate Advances, an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Advances plus (c) four percent (4%) per annum; provided, however, that with respect to a Eurodollar Rate Advance, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Advance plus four percent (4%) per annum.

      DEFAULTED ADVANCE. See Section 20.14.1 of this Agreement.

      DEFAULTING LENDER. See Section 20.14.1 of this Agreement.

      DIRECT COSTS. With respect to each Project, the costs of the Land, the Personal Property, and all labor, materials, fixtures, machinery and equipment required to construct, equip and complete the Improvements in accordance with the Plans and Specifications, including, without limitation, the line item cost breakdown of "Direct Costs" by Construction Contract trades, job and subcontractors, as set forth in each Project Budget.

      DISTRIBUTIONS. The declaration or payment of any distribution of cash or cash flow from the Projects to Borrower or to the shareholders of Borrower.

      DOLLAR OR $. Lawful money of the United States of America.

      DRAWDOWN DATE. The date on which any Advance is made or is to be made.

      DRAW REQUEST. With respect to each Advance, Borrower's Requisition for Advance for such Advance, the Draw Request Summary and the other documents required by this Agreement to be furnished to Agent as a condition to such Advance.

      DRAW REQUEST SUMMARY. The Draw Request Summary with respect to any applicable Project in the form attached hereto as Exhibit H and by this reference incorporated herein.

      EFFECTIVE DATE. The date upon which this Agreement shall become effective pursuant to Article 11.

      ELIGIBLE ASSIGNEE. Any of (a) a Lender; (b) an Affiliate of a Lender; and
(c) any other Person (other than a natural person) approved by (i) Agent, and
(ii) unless an Event of Default has occurred and is continuing, Borrower (each such approval by Agent and Borrower not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include (A) Borrower or any of Borrower's Affiliates or Subsidiaries or (B) any other Person that conducts (or is an Affiliate of a Person that conducts) any businesses that are substantially similar to any of the Core Businesses and would reasonably be deemed to be a competitor of Borrower.

      ENVIRONMENTAL LAWS. See Section 8.15.1 of this Agreement.

      ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

      ERISA AFFILIATE. Any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      ERISA EVENT. Any of (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA;
(c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

      ESCROW ACCOUNTS. The accounts with respect to each of the Projects described in Part IV of the Project Schedules attached hereto as Exhibit A.

      ESCROW AGENT. With respect to each Project, the escrow agent(s) designated under the Sales Contracts and not affiliated with Borrower and approved by Agent for purposes of holding the Escrow Deposits.

      ESCROW DEPOSITS. All earnest money, escrow deposits, additional deposits, or good faith deposits required from the purchasers under Sales Contracts, to be held in the Escrow Accounts and disbursed in accordance with applicable Requirements and the terms hereof.

      EURODOLLAR RATE. For any Interest Period with respect to a Eurodollar Rate Advance, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Rate" for such Interest Period shall be the rate per annum determined by Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Agent and with a term equivalent to such Interest Period would be offered by Agent's London branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.

      EURODOLLAR RATE ADVANCE. Any Advance or portion of an Advance that bears interest at the Eurodollar Rate.

      EVENT OF DEFAULT. See Section 13.1 of this Agreement.

      EXISTING MATURITY DATE. See Section 4.6.1 of this Agreement.

      EXPENSES. See Section 20.12 of this Agreement.

      EXTENSION NOTICE DATE. See Section 4.6.2 of this Agreement.

      EXTENSION REQUEST DATE. See Section 4.6.1 of this Agreement.

      FEDERAL FUNDS RATE. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of

New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Agent on such day on such transactions as determined by Agent.

      FHA. See Section 11.10 of this Agreement.

      FINANCING STATEMENTS. Collectively, the Uniform Commercial Code Financing Statements from Borrower in favor of Agent, giving notice of a security interest in the Collateral, such financing statements to be in form and substance satisfactory to Agent.

      FIRST LOAN AGREEMENT. See recitals.

      FISCAL QUARTER. The fiscal quarter of Borrower consisting of a three (3) month fiscal period ending on each March 31, June 30, September 30 and December 31 of each Fiscal Year.

      FISCAL YEAR. The fiscal year of Borrower consisting of a twelve (12) month fiscal period ending on each December 31.

      FITCH. Fitch IBCA, Duff & Phelps, a division of Fitch, Inc. and any successor thereto.

      FLEET. See preamble.

      FLORIDA UNIFORM LAND SALES PRACTICES LAW. The Florida Uniform Land Sales Practices Law, Fla. Stat. Ch. 498 (2003), as amended from time to time.

      GAAP. Principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessor or successor organizations, as in effect from time to time; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied; provided, that if any changes in GAAP with which the independent certified accountants of Borrower concur result in a change in the basis of calculating any of the financial covenants, standards or terms contained in this Agreement, Borrower and Agent agree to amend such covenant calculations, standards or terms to reflect such changes in GAAP so that the criteria for evaluating the financial condition of Borrower shall be the same after such changes as if such changes had not been made; and provided, further that this definition of GAAP shall not include the application of FASB Interpretation No. 46 or similar pronouncements issued by the Financial Accounting Standards Board in January, 2003, as such interpretations or pronouncements may be amended or modified from time to time.

      GOVERNMENTAL AUTHORITY. The United States of America, the State of Florida, or any political subdivision thereof, any other state, county or municipality in which any of the Projects are located, or any agency, authority, department, commission, board, bureau, or instrumentality of any of them.

      GUARANTOR. See Section 6.2 of this Agreement.

      GUARANTY. See Section 6.2 of this Agreement.

      HAZARDOUS MATERIALS. See Section 8.15.2 of this Agreement.

      HUD. The United States Department of Housing and Urban Development and any successor thereto.

      IMPROVEMENTS. Collectively and individually, as the context requires, the improvements described in Part I of the Project Schedules attached hereto as Exhibit A.

      INCREASING LENDER. See Section 2.4 of this Agreement.

      INDEBTEDNESS. All obligations, contingent and otherwise, that in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified:

                  (a) all debt and similar monetary obligations, whether direct or indirect;

                  (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and

                  (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

      INDEMNITY AGREEMENTS. Collectively, the Indemnity Agreements Regarding Hazardous Materials made by Borrower in favor of Agent and Lenders, including, without limitation, the Consolidated, Amended and Restated Indemnity Agreement Regarding Hazardous Materials, dated as of March 30, 2004, pursuant to which Borrower agrees to jointly and severally indemnify Agent and Lenders with respect to Hazardous Materials and Environmental Laws, as the same may be modified or amended.

      INDIRECT COSTS. With respect to each Project, title insurance premiums, survey charges, engineering fees, architectural fees, real estate taxes, appraisal costs, commitment fees and interest payable under the Loan, premiums for other insurance, marketing, advertising and leasing costs, brokerage commissions, legal fees, accounting fees, Construction Inspector fees, permit and other governmental fees and charges, impact fees, utility access or connection fees, overhead and administrative costs, and all other expenses which are expenditures relating to such Project and are not Direct Costs, in each instance as set forth in the applicable Project Budget.

      INSIDER SALES. Sales of Units pursuant to sales contracts with parties affiliated with or employed by Borrower or any of its Subsidiaries or Affiliates.

      INSTALLMENT AMOUNT. See Section 4.11.1 of this Agreement.

      INTEREST PAYMENT DATE. Three (3) Business Days after interest is billed by Agent, which billing shall be made on or about the following dates:

                  (a) as to each Base Rate Advance, the first day of each calendar month after the making of such Base Rate Advance; and

                  (b) with respect to each Eurodollar Rate Advance:

                        (i) with respect to any Interest Period that is either seven (7) days, fourteen days, one (1) month, two
                              (2) months or three (3) months, the last day of such Interest Period; and

                        (ii)  with respect to any Interest Period that is six
                              (6) months, the last day of the third and sixth months of such Interest Period.

      INTEREST PERIOD. With respect to each Eurodollar Rate Advance:

                  (a) initially, the period (i) commencing on the date of such Eurodollar Rate Advance or, in the case of a Conversion to a Eurodollar Rate Advance pursuant to Section 4.8 of this Agreement, commencing on the date of such Conversion, and (ii) ending on the date seven (7) days, fourteen (14) days, or one (1), two (2), three (3) or six (6) months thereafter, as the case may be, as determined in accordance with the provisions of this Agreement; and

                  (b) thereafter, each subsequent Interest Period for such Eurodollar Rate Advance shall begin on the last day of the preceding Interest Period for such Advance and shall end on the date seven (7) days, fourteen (14) days, or one (1), two (2), three (3), or six (6) months thereafter as Borrower may select pursuant to Section 4.9 of this Agreement.

The number of days in each Interest Period and the particular day on which each Interest Period ends and the next begins shall be fixed by Agent in accordance with Agent's generally accepted practice in the applicable London interbank market; provided that

                        (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end and the next Interest Period shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                        (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such

                              Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                        (iii) no Interest Period for a Eurodollar Rate Advance
                              shall extend beyond the Maturity Date.

      INTERSTATE LAND SALES FULL DISCLOSURE ACT. The Interstate Land Sales Full Disclosure Act, 15 U.S.C.Section .1701-1720 (2003), as amended from time to time.

      INVESTMENT GRADE RATING. That at least two of the three following Debt Ratings exist at the same time: (a) a Moody's Debt Rating of Baa3 or better; (b) a S & P Debt Rating of BBB- or better; and (c) a Fitch Debt Rating of BBB- or better.

      IRS. The United States Internal Revenue Service.

      KNOWLEDGE. With respect to Borrower, the actual knowledge (but not imputed knowledge until known) of all executive officers of WCI, the vice president in charge of the Florida Tower Division of WCI and the equivalent officers in charge of tower development for WCI in any other states, and the respective project managers for the respective Projects.

      LAND. Collectively, the real property and appurtenant easements described in the Security Instruments.

      LAWS. Collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      LENDERS. The Lenders, now or hereafter parties to this Agreement pursuant to Section 20.13, which Lenders, as of the Closing Date, are listed on Schedule
1.1 attached hereto and by this reference incorporated herein, which Schedule
1.1 may be amended from time to time by Agent in conjunction with a sale of a Lender's Commitment by noting the change of Lenders, Loan Percentages and/or Commitments and forwarding a copy of such revised Schedule 1.1 to Borrower and Lenders.

      LEVERAGE RATIO. As of any date, the ratio of (a) Total Debt as of such date to (b) Adjusted Tangible Net Worth as of such date.

      LIEN. Any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

      LOAN. The revolving construction loan which is the subject of this Agreement.

      LOAN AMOUNT. The aggregate amount of all of the Commitments as shown in
Schedule 1.1 hereto, as same may be modified from time to time in accordance with the provisions of this Agreement.

      LOAN AMOUNT PROJECT ALLOCATIONS. The portions of the Loan Amount allocated to each Project as shown on the cover page for the Project Schedules, which shall be equivalent to the Adjusted Project Costs for each Project.

      LOAN CHECKING ACCOUNT. See Section 3.3 of this Agreement.

      LOAN DOCUMENTS. This Agreement, the Notes, the Guaranties, the Indemnity Agreements and the Security Documents, and all other agreements, documents and instruments now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Loan, as the same may be modified or amended from time to time.

      LOAN PERCENTAGE. The percentage interest of a Lender in the Loan calculated by dividing such Lender's Commitment by the aggregate amount of all the Commitments, as rounded as shown on Schedule 1.1 hereto.

      MAJORITY LENDERS. As of any date of determination prior to termination of the Commitments, Lenders (excluding Defaulting Lenders) whose aggregate Loan Percentages constitute more than fifty percent (50%) of the Commitments held by Non-Defaulting Lenders. As of any date of determination occurring after the termination of the Commitments, Lenders (excluding Defaulting Lenders) holding more than fifty percent (50%) of the outstanding principal balance of the Loan held by Non-Defaulting Lenders.

      MATERIAL ADVERSE CHANGE. Any circumstances or event of whatever nature (including the filing of, or any adverse determination or development in, any litigation) occurs which

                  (a) impairs the validity or enforceability of any Loan Document with respect to a material term thereof;

                  (b) materially and adversely affects or changes the condition (financial or otherwise), operations, business, management or assets of Borrower and its Subsidiaries, taken as a whole, or the Projects taken as a whole; or

                  (c) impairs the ability of Borrower to make any payment of principal or interest due on the Notes or to fulfill any other material Obligation.

      MATURITY DATE. Four (4) years from the Closing Date, unless extended in accordance with Section 4.6 of this Agreement, or such earlier date as the Obligations are accelerated or the Commitments are terminated pursuant to the terms hereof.

      MOODYS. Moody's Investors Service, Inc. and any successor thereto.

      MULTIEMPLOYER PLAN. Any employee benefit plan of the type described in
Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

      NET SALES PROCEEDS (ACTUAL). The actual sales price of each unreleased Unit, cabana or other appurtenance thereto as reflected in the respective Sales Contract therefor, less only Customary Closing Costs and the portion of the Escrow Deposits for such Unit which are allowed to be used, and have been used, in accordance with applicable Requirements to fund a portion of the Project Costs of the applicable Improvements.

      NET SALES PROCEEDS (PROJECTED). The Total Price of each unreleased Unit, cabana or other appurtenance thereto as reflected in Part VIII of the Project Schedules (as modified or updated from time to time pursuant to Section 9.6.4 as Sales Contracts are entered into), less only Customary Closing Costs and the portion of the Escrow Deposits for such Unit which are allowed to be used in accordance with applicable Requirements to fund a portion of the Project Costs of the applicable Improvements.

      NON-DEFAULTING LENDERS. See Section 20.14.1 of this Agreement.

      NON-EXTENDING LENDER. See Section 4.6.2 of this Agreement.

      NON-EXTENDING LENDER TREASURY NOTE. See Section 4.6.6(j) of this
Agreement.

      NON-INDEMNITOR LENDER. See Section 20.20.6 of this Agreement.

      NOTES. Collectively, the Consolidated Renewal Replacement Revolving Line of Credit Notes and the Renewal Replacement Revolving Line of Credit Notes in the aggregate principal face amount of the Loan Amount, dated as of March 30, 2004, made by Borrower to the order of the Agent and/or the Lenders, any substitute or replacement notes therefor and any new Notes issued in connection with the increase of the Loan Amount pursuant to Section 2.4. Subject to the provisions of Section 2.4 and 4.1 of this Agreement, the defined term "Notes" shall include the Accordion Note and the Treasury Note.

      NOTICE DATE. See Section 20.10.2 of this Agreement.

      NOTICE OF BORROWING. See Section 4.7.1 of this Agreement.

      NOTICE OF CONVERSION. See Section 4.8.2 of this Agreement.

      OBLIGATIONS. All indebtedness, obligations and liabilities of Borrower to Agent and the Lenders pursuant to this Agreement or any of the other Loan Documents or in respect of any of the Advances or the Notes or other instruments at any time evidencing any thereof, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of Law or otherwise, and including interest and fees that accrue after the commencement by or against Borrower of any proceeding under any Debtor Relief Law naming

Borrower as the debtor in such proceeding, regardless of whether such interest or fees are allowed claims in such proceeding.

      OUTSTANDING ADVANCES. The aggregate unpaid principal of the Advances as of any date of determination.

      PAYMENT AND PERFORMANCE BONDS. Collectively, the dual-obligee payment and performance bonds on the Contractors, naming Agent as dual-obligee, each in an amount not less than the full contract price for each Project (unless a lesser amount is approved by the Majority Banks) and otherwise reasonably acceptable to Agent.

      PBGC. The Pension Benefit Guaranty Corporation and any successor entity or entities having similar responsibilities.

      PENSION PLAN. Any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

      PERMITTED LIENS. Only those Liens, security interests and other encumbrances as permitted and defined in the Security Instruments.

      PERSON. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any Governmental Authority.

      PERSONAL PROPERTY. All materials, furnishings, fixtures, furniture, machinery, equipment and all items of tangible personal property now or hereafter owned or acquired by Borrower, wherever located, and either to be located on or incorporated into the Land or the Improvements.

      PLAN. Any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

      PLANS AND SPECIFICATIONS. Collectively, the plans and specifications for the Improvements prepared by the Architects and more particularly identified in
Part XV of the Project Schedules attached hereto as Exhibit A.

      PLATFORM. See Section 9.6.9 of this Agreement.

      POST-CLOSING ESCROW DEPOSITS. The amount of any and all Escrow Deposits due and payable under the Sales Contracts which are entered into on or after the date of this Agreement.

      PRINCIPALS. Alfred Hoffman, Jr., Don E. Ackerman, any spouse or immediate family member of either Alfred Hoffman, Jr. or Don E. Ackerman, or any trust or other entity Controlled by either Alfred Hoffman, Jr. or Don E. Ackerman, and "PRINCIPAL" means any one of the Principals.

      PRO FORMA DRAW SCHEDULES. Collectively, the schedules for the Projects of the estimated amounts of Advances anticipated to be requisitioned each month during the term of construction of the respective Improvements (including an itemization of Direct Costs and Indirect Costs to be included in each such requisition), approved by the Lenders and contained in Part VII of the Project Schedules attached hereto as Exhibit A.

      PROJECTS. Collectively, the Land, Improvements and Personal Property. At any time, the Projects shall be as described on the cover page to the Project Schedules attached hereto as Exhibit A.

      PROJECT APPROVALS. Collectively, all approvals, consents, waivers, orders, agreements, acknowledgments, authorizations, permits and licenses required under applicable Requirements necessary to complete, occupy, operate and use the respective Project in accordance with its intended purpose or under the terms of any restriction, covenant or easement affecting the Projects, or otherwise necessary for the ownership and acquisition of the Land and the Improvements, the construction and equipping of the Improvements, and the use, occupancy and operation of the Projects following completion of construction of the Improvements, whether obtained from a Governmental Authority or any other Person.

      PROJECT BUDGETS. Collectively, the budgets for total estimated Project Costs, submitted by Borrower, approved by Agent, the Lenders and the Construction Inspector, and contained in Part IX of the Project Schedules attached hereto as Exhibit A, which include for each such Project: (a) Direct Costs; (b) a line item cost breakdown for Indirect Costs; and (c) a schedule of the sources of funds to pay Project Costs, indicating by item the portion of Project Costs to be funded through the Loan, Required Equity Funds, any other equity funds of Borrower and Escrow Deposits.

      PROJECT COSTS. Collectively, the sum of all Direct Costs and Indirect Costs that will be incurred by Borrower in connection with the acquisition of the Land, the construction, equipping and completion of the Improvements, the marketing of space in the Improvements, and the operation and carrying of the Projects through the Maturity Date.

      PROJECT SCHEDULES. Collectively, the schedules of information with respect to each of the Projects attached hereto as Exhibit A and by this reference incorporated herein. Agent and the Lenders acknowledge and agree that the Project Schedules attached hereto with respect to the Projects known as Aversana, Treviso, One Bal Harbour, Veracruz, Cambria and Grand Isle III and IV are dated as of March 30, 2004.

      PROPOSED PROJECT. See Section 2.5 of this Agreement.

      PUBLIC LENDER. See Section 9.6 of this Agreement.

      PURCHASE PRICE. See Section 20.10.3 of this Agreement.

      RATING AGENCY. Any of Moody's, S&P, or Fitch.

      REAL ESTATE. All real property at any time owned, leased (as lessee or sublessee) or operated by WCI, BCG or any of their respective Subsidiaries.

      RECORD. The record maintained by Agent with respect to the Loan and Advances under the Notes.

      REEMPLOYMENT PERIOD. See Section 4.11.1.

      RELEASE. See Section 8.15.3 of this Agreement.

      REPORTABLE EVENT. Any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

      REPRESENTATIVES. See Section 20.15 of this Agreement.

      REQUESTED MATURITY DATE. See Section 4.6.1 of this Agreement.

      REQUIRED EQUITY FUNDS. Collectively, the value of the Land before any construction of any Improvements, free and clear of any Liens and encumbrances other than the Security Documents and Permitted Liens, and such other amounts required pursuant to Section 2.10 and as Agent and Lenders shall determine from time to time pursuant to Section 9.15 hereof.

      REQUIRED LENDERS. As of any date of determination prior to termination of the Commitments, Lenders (excluding Defaulting Lenders) whose aggregate Loan Percentages constitute at least sixty-six and two-thirds percent (66 2/3%) of the Commitments held by Non-Defaulting Lenders. As of any date of determination occurring after the termination of the Commitments, Lenders (excluding Defaulting Lenders) holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding principal balance of the Loan held by Non-Defaulting Lenders.

      REQUIREMENTS. Any Law of any Governmental Authority required in connection with the acquisition and ownership of the Projects, the construction of the Improvements, or the use, occupancy and operation of the Projects following the completion of construction of the Improvements, including those relating to subdivision control, zoning, building, use and occupancy, fire prevention, health, safety, sanitation, handicapped access, historic preservation and protection, tidelands, wetlands, endangered species, flood control, access and earth removal, and all Environmental Laws.

      RESPONSIBLE OFFICER. The chief executive officer, president, chief financial officer, treasurer or the general counsel of a Borrower or Guarantor or any Person designated by a Responsible Officer to act on behalf of a Responsible Officer; provided that such designated Person may not designate any other Person to be a Responsible Officer. Any document delivered hereunder that is signed by a Responsible Officer of a Borrower or Guarantor shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower or Guarantor and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower or Guarantor.

      RETAINAGE. See Section 2.8.2 of this Agreement.

      S&P. Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

      SALES CONTRACTS. Collectively, all the purchase and sale agreements for the sale of Units in each Project listed in Part X of the Project Schedules attached hereto as Exhibit A, and any additional sales contracts providing for the sale of any Unit and appurtenances thereto in the Projects hereafter entered into in accordance with the provisions of Section 10.1.

      SEC. The Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      SECURITY DOCUMENTS. The Security Instruments, the Assignments of Project Documents, the Assignments of Sales Contracts and the Financing Statements, and any other agreement, document or instrument now or hereafter securing the Obligations.

      SECURITY INSTRUMENTS. Collectively, the mortgages, deeds to secure debt, deeds of trust and/or other security instruments made by Borrower in favor of Agent, including, without limitation, the Consolidated, Amended and Restated Mortgage and Security Agreement, dated as of March 30, 2004, and as subsequently modified, amended, renewed, supplemented, consolidated, extended or spread after the date thereof, pursuant to which Borrower grants a first priority security title or Lien and security interest in and to the Projects.

      SENIOR UNSECURED REVOLVING CREDIT AGREEMENT. That certain Senior Unsecured Revolving Credit Agreement dated as of August 13, 2004, among WCI as "Borrower", BOA as "Administrative Agent", "Swing Line Lender" and an "L/C Issuer", the other "Lenders" party thereto, Wachovia as "Syndication Agent", KeyBank National Association and Bank One, NA, as "Co-Documentation Agents" and BAS and WCM as "Joint Lead Arrangers" and "Joint Book Managers", as amended, restated, modified or consolidated from time to time.

      STORED MATERIALS. See Section 2.12.1 of this Agreement.

      SUBSEQUENT LENDER. See Section 2.4 of this Agreement.

      SUBSIDIARY. With respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity (except for joint ventures or similar arrangements which would not be considered a Subsidiary of such Person but for the application of FASB Interpretation No. 46 or similar pronouncements regarding consolidation issued by the Financial Accounting Standards Board in January, 2003, as such interpretations or pronouncements may be amended or modified from time to time) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of Borrower. This definition of Subsidiary, as it relates to the Consolidated Group, shall expressly exclude any not-for-profit golf clubs and common interest realty associations owned by any member of the Consolidated Group.

      SURVEYS. Collectively, the surveys of the Land and the Improvements prepared in accordance with ALTA/ACSM Requirements for Land Title Surveys (1999) (or latest revision date) and including Items 1-15, inclusive of Table "A" thereof or their equivalents, if amended, and meeting or exceeding the minimum requirements/accuracy standards for a Category I Urban Land Survey, such surveys to be reasonably satisfactory to Agent in form and substance.

      SURVEYOR CERTIFICATE. With respect to any Survey, a certificate executed by the surveyor who prepares such Survey dated as of a recent date and containing such information relating to the applicable Project as Agent or the Title Insurance Company may require, such certificate to be reasonably satisfactory to Agent and Title Insurance Company in form and substance.

      TAKING. With respect to any Project, any condemnation for public use of, or damage by reason of, the action of any Governmental Authority, or any transfer to a Governmental Authority by private sale in lieu thereof, either temporarily or permanently, which affects any material portion of the Improvements on the Land, five percent (5%) or more of the parking on such Project, or which materially, adversely affects access to such Project.

      TITLE INSURANCE COMPANY. Chicago Title Insurance Company, a Missouri corporation, with a place of business at Fairfax Center I, 4210 Metro Parkway, Suite 130, Ft. Myers, Florida 33916, or such other title insurance company or companies approved by Agent.

      TITLE POLICY. With respect to each Project, an ALTA Loan Policy (1992 form) (or if such form is not available, an equivalent form of or legally promulgated form of mortgagee title insurance policy acceptable to Agent) issued by the Title Insurance Company (with such reinsurance or co-insurance as Agent may reasonably require, any such reinsurance to be with direct access endorsements), in such amount as Agent may reasonably require, and insuring the priority of the applicable Security Instrument and that Borrower owns marketable fee simple title to such Project, subject only to the Permitted Liens, and which shall not contain exceptions for mechanics liens, persons in occupancy or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to Agent in its reasonable discretion, and shall contain a pending disbursements clause or endorsement and such other applicable endorsements and affirmative insurance as Agent in its reasonable discretion may require and that are available in the State in which such Project is located, including, without limitation (a) a Form-9 or comprehensive endorsement, (b) a variable rate of interest endorsement, (c) a revolver endorsement, (d) a Form 5.1 (PUD) endorsement, (e) an environmental protection lien endorsement, (f) a navigational servitude endorsement, (g) a same as survey endorsement, (h) a variable rate of interest endorsement, (i) a usury endorsement, (j) a doing business endorsement, (k) an ALTA Form 3.1 zoning endorsement, (l) a "tie-in" or "aggregation" endorsement,
(m) a "first loss" endorsement, (n) a "last dollar" endorsement, and (o) an access endorsement. The term "Title Policy" shall also include all construction loan update endorsements and Title Policy Endorsements thereto.

      TITLE POLICY ENDORSEMENT. With respect to each Proposed Project added as a Project pursuant to Section 2.5 and located in the State of Florida, that certain policy endorsement issued by the Title Insurance Company in favor of Agent with respect to the Title Policy pursuant to a Commitment to Endorse, and providing coverage for the Proposed Project equivalent to that contained in the Title Policy.

      TOTAL DEBT. As defined in the Senior Unsecured Revolving Credit Agreement.

      TOTAL PRICE. The gross sales price for each Unit, cabana or other appurtenance within each Project in an amount not less than the amount shown for each Unit, cabana or other appurtenance in Part VIII of the Project Schedules attached hereto as Exhibit A (as modified or updated from time to time pursuant to Section 9.6.4 as Sales Contracts are entered into).

      TRANSFER. See Section 20.13.1 of this Agreement.

      TREASURY NOTE. That certain Renewal Replacement Revolving Line of Credit Note (Treasury) dated as of March 30, 2004, made by Borrower payable to the order of Fleet National Bank, in the face principal amount of $16,220,000.00, transferred by Allonge to Wachovia Bank, National Association as of October 1, 2004, and any replacement notes therefor, to be held in accordance with the provisions of Section 4.1 of this Agreement.

      TYPE OF ADVANCE. A Base Rate Advance or a Eurodollar Rate Advance, as the case may be.

      UNFUNDED PENSION LIABILITY. The excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      UNITS. The condominium units at the Projects, whether completed or under construction, held by the Borrower for sale in the ordinary course of business, and in which the rights of ownership and occupancy are to be sold other than on a time-sharing or periodic basis.

      UNSOLD UNIT. A Unit with respect to which construction has begun on the Improvements (measured by the commencement of the construction of vertical improvements beyond the foundation), but for which a Sales Contract has not been entered into (or has been entered into but has terminated).

      UNUSED FEE. See Section 2.3 of this Agreement.

      UNUSED FEE AVAILABILITY. See Section 2.3 of this Agreement.

      WACHOVIA. Wachovia Bank, National Association, and its successors.

      WCI. See preamble.

      WCM. Wachovia Capital Markets, LLC and its successors.

      1.2 RULES OF INTERPRETATION.

            1.2.1 A reference to any agreement, budget, document or schedule shall include such agreement, budget, document or schedule as revised, amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

            1.2.2 The singular includes the plural and the plural includes the singular.

            1.2.3 A reference to any Law includes any amendment or modification to such Law.

            1.2.4 A reference to any Person includes its permitted successors and permitted assigns.

            1.2.5 The words "include", "includes" and "including" are not limiting.

            1.2.6 The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

            1.2.7 Reference to a particular "Section" refers to that section of this Agreement unless otherwise indicated.

            1.2.8 The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

      1.3 ACCOUNTING TERMS.

            1.3.1 Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

            1.3.2 Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

      1.4 ROUNDING. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      1.5 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

                                   ARTICLE 2
                    AGREEMENT TO MAKE ADVANCES: LIMITATIONS.

      2.1 AGREEMENT TO MAKE ADVANCES. Subject to the terms and conditions of this Agreement, the Lenders, each to their respective Commitment, agree to lend to Borrower and Borrower may borrow, prepay and reborrow from time to time after the Effective Date and upon submission by Borrower of a Draw Request in accordance with Section 3.1, such amounts as are requested by Borrower to pay for Project Costs actually incurred by Borrower and reflected in and with respect to the Project Budgets as being funded by the Loan, provided that the sum of the Outstanding Advances (after giving effect to all amounts requested) shall not at any time exceed the lesser of (i) the Loan Amount or (ii) the Borrowing Base; provided, however, that Advances will be funded in the following sequence subject to such overall limitations:

            (a)   the Lenders shall advance up to $240,000,000;

            (b)   Borrower shall fund the next $50,000,000; and

            (c) after Borrower has funded $50,000,000, the Lenders shall make additional Advances up to $50,000,000.00.

Each Draw Request for an Advance hereunder shall constitute a representation and warranty by Borrower that, with respect to the applicable Projects, the conditions set forth in Article 11, in the case of the initial Advance, and
Article 12, in the case of all other Advances, have been satisfied on the date of such Draw Request. The parties hereto agree that each Lender's obligation to make Advances under the Loan is limited to each such Lender's respective Commitment. The Commitments shall terminate, and the Loan shall mature and become due and payable on the Maturity Date or on such earlier date on which Borrower terminates the Commitments hereunder or on which the maturity thereof is accelerated pursuant to the provisions of Section 13.2. Borrower agrees to pay all Obligations on the Maturity Date, to the extent not paid earlier as required herein.

      2.2 LOAN AMOUNT PROJECT ALLOCATIONS.

            2.2.1 For the purpose of allocating the use of the Loan Amount, Borrower and Lenders agree that the Loan Amount Project Allocations shall be as shown in the Project Schedules attached hereto as Exhibit A. Borrower acknowledges and agrees that, notwithstanding that the amount of the aggregate Loan Amount Project Allocations may exceed the Loan Amount, it is anticipated that the Projects will be in varying stages of completion at any given time and, thus, the Loan Amount Project Allocations will not be fully funded or some will be repaid or partially repaid as to certain Projects before the Loan Amount Project Allocations as to certain other Projects are fully funded.

            2.2.2 Borrower recognizes and agrees that the Lenders made the Loan secured by all Projects based on the Lenders' valuation of all Projects combined having sufficient value to support the Loan; therefore, it is the intention of Borrower, Agent, and Lenders that the Loan is secured in whole by all the property described in the Security Instruments, including all of the Projects.

            2.2.3 Notwithstanding the foregoing provisions of this Section 2.2, the parties agree that they have not "designated a portion of the construction loan proceeds" within the meaning of Fla. Stat. Sections 713.3471 (2003), and that any disbursement of the proceeds of the Loan shall be subject to and conditioned on compliance with the applicable terms, covenants, conditions and provisions of this Agreement and the other Loan Documents.

      2.3 UNUSED FEE. Borrower shall pay to Agent an unused fee ("Unused Fee") quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The Unused Fee shall be distributed to the Lenders (excluding Defaulting Lenders) pro rata in accordance with their respective Loan Percentage. The amount of the Unused Fee shall be calculated for any Fiscal Quarter by multiplying the Applicable Rate specified for the Unused Fee times a fraction the numerator of which is the sum of the calculations of the Unused Fee Availability for each day in such period and the denominator of which is the number of days in such period. For the purposes of this calculation, the term "Unused Fee Availability" shall mean, as of any date, the first fifty percent (50%) of the Loan Amount minus the Outstanding Advances. The Unused Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

      2.4 INCREASE IN TOTAL COMMITMENT. At any time prior to the last twelve
(12) months of the term of this Agreement, as same may be extended pursuant to
Section 4.6, Agent may in its discretion (which discretion shall not be arbitrarily or unreasonably exercised so long as the conditions set forth below are satisfied), from time to time at the request of Borrower, increase the Loan Amount by (i) admitting additional Lenders hereunder (each a "Subsequent Lender"), or (ii) increasing the Commitment of any Lender (each an "Increasing Lender"), subject to the following conditions:

            2.4.1 each Subsequent Lender is an Eligible Assignee;

            2.4.2 the Borrower executes in replacement of the Accordion Note (i) a new Note payable to the order of each Subsequent Lender, or a replacement Note payable to the order of each Increasing Lender; and (ii) to the extent the amount of the increase is less than the then current face amount of the Accordion Note, a replacement Accordion Note payable to the order of the Agent;

            2.4.3 each Subsequent Lender executes and delivers to Agent a signature page to this Agreement;

            2.4.4 Borrower and Agent shall have executed modifications of the Security Instruments and other Loan Documents to reflect the increase in the Loan Amount and Borrower shall have paid to Agent any and all documentary stamp tax, non-recurring intangible tax or other taxes imposed in connection with the recording of such modifications of the Security Instruments or increase in the Loan Amount;

            2.4.5 Borrower shall have delivered to Agent endorsements to the Title Policies increasing the amount of the Title Policies to the new Loan Amount and insuring Agent and the Lenders that the Security Instruments, as modified to reflect the increase in the Loan Amount, shall continue to constitute a first priority lien on the Projects (subject to customary pending disbursements language in such Title Policies);

            2.4.6 after giving effect to the admission of any Subsequent Lender or the increase in the Commitment of any Increasing Lender, the Loan Amount does not exceed $340,000,000.00;

            2.4.7 each increase in the Loan Amount shall be in the amount of at least $10,000,000.00 for Subsequent Lenders, or at least $5,000,000.00 for Increasing Lenders, or, in either case, a greater integral multiple of $5,000,000.00;

            2.4.8 no admission of any Subsequent Lender shall increase the Commitment of any existing Lender without the written consent of such Lender;

            2.4.9 no Default or Event of Default exists nor would occur after giving effect to such increase;

            2.4.10 no Lender shall be an Increasing Lender without the written consent of such Lender; and

            2.4.11 Borrower shall have executed such other modifications and documents and made such other deliveries as Agent may reasonably require and shall pay or reimburse Agent for all reasonable expenses and costs it incurs in connection with the foregoing and Borrower shall also pay such Loan fees and placement fees, if any, as may be required for such increase in the Loan Amount.

After adding the Commitment of any Increasing Lender or Subsequent Lender, Agent shall promptly provide each Lender and Borrower with a new Schedule 1.1 to this Agreement (and each Lender acknowledges that its Loan Percentage under Schedule
1.1 and allocated portion of the Outstanding Advances will change in accordance with its pro rata share of the increased Loan Amount). Until the Total Commitment has been increased in accordance with this Section 2.4, Borrower shall not be permitted to request any Advances against the face amount of the Accordion Note.

      2.5 ADDING CONDOMINIUM PROJECTS. Borrower may request the addition, from time to time, of other condominium projects to this Loan (a "Proposed Project") on the following terms and conditions:

            2.5.1 Subject to Section 2.5.2(c) and Section 2.5.3 below, the Majority Lenders have agreed, in their sole and absolute discretion, to the addition of the Proposed Project on either of the following bases: (i) a reallocation of one or more of the Loan Amount Project Allocations in order that the reallocated Loan Amount Project Allocations for the Projects and the Proposed Project are sufficient, when combined with the Required Equity Funds, any additional equity funds of Borrower and that portion of the Escrow Deposits which can be used for construction costs under the Sales Contracts and the sales contracts for the Proposed Project, to cover the total Project Costs and the project costs for such Proposed Project, or (ii) one or more of the Projects has been completed and Borrower requests a reborrowing of all or a portion of the funds previously allocated and disbursed for such completed Project or Projects and repaid to Lenders by Borrower, which reborrowing shall be for the purpose of financing the Proposed Project.

            2.5.2 For the Proposed Project to be added to this Loan, such addition shall be evidenced by, and not effective until, the following requirements have been met:

                  (a) Borrower has submitted to Agent a request to add the Proposed Project in the form of Exhibit C attached hereto and by this reference incorporated herein (the "Borrower's Request to Add Proposed Project");

                  (b) if the Proposed Project is located outside of the State of Florida, the sum of the proposed Loan Amount Project Allocation therefor and the other Loan Amount Project Allocations with respect to the Projects located outside of the State of Florida, if any, does not exceed thirty percent (30%) of the aggregate Commitments;

                  (c) if the Proposed Project is located outside of the State of Florida, its addition has been approved by the Required Lenders, notwithstanding the provisions of Section 2.5.1 above;

                  (d) the Net Sales Proceeds (Projected) of Sales Contracts from the Proposed Project and the remaining Projects in the aggregate are at least ninety percent (90%) of the aggregate Loan Amount Project Allocations for the Proposed Project and the remaining Projects;

                  (e) the Loan Amount as of the date of the request is at least
1.15 times the maximum projected balance of the Outstanding Advances as shown on the Pro Forma Draw Schedules (which shall reflect that all Net Sales Proceeds (Projected) of Sales Contracts in excess of the aggregate Loan Amount Project Allocations shall be applied to the repayment of such projected Outstanding Advances);

                  (f) the aggregate Loan Amount Project Allocations (including the proposed Loan Amount Project Allocation for the Proposed Project) do not exceed two hundred percent (200%) of the Loan Amount;

                  (g) the planned Completion Date for the Proposed Project is at least one hundred twenty (120) days prior to the Maturity Date (as same may be extended pursuant to Section 4.6);

                  (h) if the Proposed Project is owned by a Subsidiary of Borrower rather than by Borrower, Borrower has provided Agent with the name of the proposed Guarantor and the equivalent items for such Guarantor described in Sections 11.6, 11.7 and 11.8 below;

                  (i) Agent, Borrower and Guarantor, as applicable, shall have executed (i) a Mortgage Modification and Spreader Agreement and Financing Statements if the Proposed Project is located in Florida, or a new Security Instrument and other Security Documents if the Proposed Project is located in a state other than Florida or is owned by a Guarantor, (ii) a Guaranty and Indemnity Agreement if the Proposed Project is owned by a Guarantor, and (iii) such other additional Loan Documents and modifications to the existing Loan Documents adding the Proposed Project as security for the Loan, cross-collateralizing and cross-defaulting the Proposed Project to the other Projects, and incorporating such other terms and conditions related to such Proposed Project as Agent may reasonably require;

                  (j) Agent shall have received and approved the Project Schedules for the Proposed Project in substantially the same format as the Project Schedules attached hereto as Exhibit A, which will be incorporated into the Agreement upon approval of the Proposed Project;

                  (k) Borrower shall have delivered the due diligence materials and satisfied the conditions precedent with respect to the Proposed Project as set forth in Article 11 of this Agreement (including, without limitation, the delivery of a Title Policy Endorsement or new Title Policy with tie-in or aggregation endorsements to existing Title Policies, as applicable); and

                  (l) Borrower shall have executed such other modifications and documents and made such other deliveries as Agent may reasonably require and shall pay or reimburse Agent for all reasonable expenses and costs it incurs in connection with the foregoing.

            2.5.3 Notwithstanding Section 2.5.1 above, but subject to satisfaction of the requirements contained in Section 2.5.2 above, Proposed Projects which meet all of the following criteria, as determined by Agent in the exercise of its sole discretion, will be added to this Loan without the requirement of approval by the Majority Lenders:

                  (a) The proposed Loan Amount Project Allocation for the Proposed Project shall not exceed (i) seventy percent (70%) of the Appraised Value of the Proposed Project; nor (ii) eighty percent (80%) of the total Project Costs for such Proposed Project;

                  (b) The proposed Loan Amount Project Allocation for the Proposed Project shall not equal or exceed $100,000,000.00;

                  (c) Borrower shall have entered into Sales Contracts for Units in the Proposed Project which produce Net Sales Proceeds (Projected) in excess of seventy-five percent (75%) of the proposed Loan Amount Project Allocation for the Proposed Project;

                  (d) The Sales Contracts counted for purposes of determining compliance with the requirement in subparagraph 2.5.3(c) above must require Escrow Deposits of at least twenty percent (20%) of the purchase price (provided that such requirement shall not prohibit Borrower from entering into Sales Contracts that require less Escrow Deposits, although such Sales Contracts will not be counted for purposes of determining compliance with pre-sales coverage requirements in this Agreement);

                  (e) The Proposed Project must be a high-rise condominium tower located in the State of Florida;

                  (f) All governmental approvals and entitlements required for the commencement of construction shall have been obtained and issued;

                  (g) Borrower shall have entered into a maximum guaranteed price construction contract with a financially sound and reputable bonded contractor;

                  (h) If the projected Completion Date for the Proposed Project is in excess of twenty-two (22) months, Borrower shall have completed the registration with HUD.

            If Borrower fails to satisfy any of the criteria above, then the consent of the Majority Lenders (or the Required Lenders if the Proposed Project is located outside of the State of Florida) shall be required to add the Proposed Project.

            2.5.4 Upon receipt of the Borrower's Request to Add Proposed Project and the other items described in Section 2.5.2 above in form reasonably satisfactory to Agent, and, unless Borrower shall have satisfied the requirements of Section 2.5.3 above, approval of such Borrower's Request to Add Proposed Project by the Majority Lenders or Required Lenders, as applicable, Agent will promptly notify Borrower and the Lenders in writing of same and provide each party with a set of the Project Schedules for such Proposed Project. For such proposed projects, Agent, Lenders and Borrower acknowledge and agree that the Project Schedules shall be incorporated into this Agreement for such Proposed Project and the Proposed Project shall constitute a Project hereunder for all purposes without the necessity for any formal modification of this Agreement.

            2.5.5 With respect to Projects added after the Effective Date of this Agreement and owned by Guarantors, all of the agreements, undertakings, representations, warranties, and covenants of and provisions relating to or affecting Borrower hereunder shall be equally applicable to and enforceable against each such Guarantor regardless of whether specifically referenced in this Agreement or in any of the other Loan Documents.

            2.5.6 Borrower, Agent and the Lenders acknowledge and agree that, with respect to the eight Projects being added to the Loan on the Closing Date (Serano at Hammock Bay; Mosaic at Miami Beach; One Singer Island at Singer Island; Resort at Singer Island at Singer Island; Costa Verano at Jacksonville Beach; San Andres at Lost Key; Santa Amaro at Lost Key; and LaSalbadora at Lost
Key), the items, conditions or requirements described on Exhibit J attached hereto and by this reference incorporated herein with respect to each Project have not been provided to Agent or satisfied by Borrower as of the Closing Date; provided that such acknowledgement on the part of Agent and the Lenders shall not constitute a waiver of any of the requirements or conditions precedent to the addition of a Proposed Project set forth in this Agreement. Accordingly, no Advance shall be made by Agent and the Lenders with respect to any of such Projects until satisfaction of each of the conditions outlined on Exhibit J with respect to such Project, as determined by Agent, in its sole discretion, and provided no Event of Default has occurred and is continuing. To the extent the delivery of any such items after the Closing Date creates the need to modify any of the legal descriptions on the Security Instruments or to satisfy any title or survey matters, Borrower agrees to cooperate with Agent in reviewing, executing, delivery and recording any and all such further documents, instruments, certificates or other writings which Agent deems necessary or desirable in order to effectuate the provisions of this Agreement and the other Loan Documents. Furthermore, the parties acknowledge and agree that (i) upon review of the Appraisals for such Projects, adjustments to the respective Loan Amount Project Allocations for such Projects may be necessary; and (ii) with respect to complying with Section 2.10.1 below, the Project Budgets submitted to the Lenders with the final Project Schedules shall be the operative Project Budgets rather than any preliminary drafts of budgets provided to the Lenders.

      2.6 REDUCTION OF LOAN AMOUNT. Provided that no Event of Default exists or would exist as a result of such action, Borrower may elect, at its option and without the consent of Agent or the Lenders, upon three (3) Business Days prior written notice to the Agent to reduce or terminate by $5,000,000.00 or an integral multiple of $500,000.00 in excess thereof, the unused portion of the Loan Amount, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Loan Percentages. Upon the effective date of any such reduction or termination, Borrower shall pay to Agent for the account of the Lenders the full amount of any accrued but unpaid Unused Fee.

      2.7 PROJECT BUDGETS. Each of the Project Budgets reflects, by category and line items, the purposes and the estimated amounts for which funds to be advanced by Agent and Lenders under this Agreement are to be used. Agent and Lenders shall not be required to disburse for any category or line item more than the amount specified therefor in the applicable Project Budget, except as provided in Sections 2.10 and 2.11 hereof.

      2.8 AMOUNT OF ADVANCES.

            2.8.1 With respect to each Project and subject to the limitations contained in Section 2.1 above, in no event shall Agent and the Lenders be obligated to advance more than the least of (i) the applicable Loan Amount Project Allocation for such Project, (ii) the aggregate Adjusted Project Costs actually incurred by Borrower for such Project, or (iii) the Borrowing Base for such Project.

            2.8.2 With respect to each Project, in no event shall any Advance for Direct Costs of constructing the Improvements of such Project exceed an amount equal to the total costs of the labor, materials (including Stored Materials pursuant to Section 2.12.1 below), fixtures, machinery and equipment completed, approved and incorporated into the Land of such Project or the Improvements of such Project prior to the date of the Draw Request for such Advance, less (a) retainage in the amount specified in the applicable Construction Contract ("Retainage"), (b) the total amount of any Advances previously made by the Lenders for such Direct Costs of such Project, and (c) any Escrow Deposits used in the construction of such Project.

            2.8.3 With respect to each Project, Retainage shall be advanced by Agent to Borrower upon satisfaction of the conditions set forth in the applicable Construction Contract (as approved by Agent); provided, that if no Event of Default has occurred and is continuing, Agent shall permit disbursement of Retainage for specific subcontractors upon Agent's receipt of the following:
(i) evidence of compliance with the subcontract; (ii) approval by the surety under the applicable Payment and Performance Bond, if required thereunder; (iii) Construction Inspector's approval; (iv) final lien waivers for work completed; and (v) approval from any Governmental Authority required to inspect such work.

            2.8.4 With respect to any other Direct Costs of any Project and all Indirect Costs of any Project, in no event shall any Advance exceed an amount equal to the amount of such Direct Costs and Indirect Costs approved by Agent, incurred by Borrower prior to the date of the Draw Request for such Advance, and theretofore paid or to be paid with the proceeds of such Advance, less the total amount of any Advances previously made by the Lenders for such Direct Costs and Indirect Costs.

      2.9 QUALITY OF WORK. No Advance with respect to work at a Project shall be disbursed unless, at the date the Draw Request for such Advance is submitted, such work is completed without material defects, as confirmed by the report of the Construction Inspector.

      2.10 COST OVERRUNS; CHANGE ORDERS.

            2.10.1 If Borrower becomes aware of any change in Project Costs which will increase the corresponding Project Budget (as the Project Budgets are revised from time to time and approved by Agent) by more than five percent (5%) of the total of such Project Budget, Borrower shall immediately notify Agent in writing and shall promptly submit to Agent for its approval a revised Project Budget. In such event, no further Advances with respect to such Project need be made by the Lenders unless and until (i) the revised Project Budget so submitted is approved by Agent, (ii) Borrower has deposited with Agent any Required Equity Funds or additional equity funds to offset such increase or Agent has otherwise approved a timetable for the making of such deposits, or (iii) the Majority Lenders have approved an adjustment to the Loan Amount Project Allocations to offset such increase.

            2.10.2 Subject to the provisions of Section 2.10.1 above, Borrower may reallocate amounts between categories or line items in a Project Budget without the consent of Agent or the Lenders.

            2.10.3 Provided no Event of Default has occurred and is continuing, Borrower may make change orders to any Plans and Specifications without the consent of Agent or the Lenders. Notwithstanding the foregoing, the prior written consent of Agent shall be required for any change orders to any Plans and Specifications which would (i) materially and substantially change the Plans and Specifications; (ii) increase construction costs of any Project by more than five percent (5%) (after application of any Contingency Reserve in the applicable Project Budget); or (iii) delay completion of any Project beyond the Completion Date. No change orders shall be made without the prior approval of the surety under any Payment and Performance Bond if required thereunder.

      2.11 CONTINGENCY RESERVES. Upon notice to Agent and provided no Event of Default exists, the amount allocated as Contingency Reserve in the respective Project Budgets may be disbursed for other line items in such Project Budget.

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

      2.12 STORED MATERIALS; DEPOSITS.

            2.12.1 Agent shall permit disbursements from the Loan for on-site and off-site storage of materials to be used and incorporated in the construction of the Projects ("Stored Materials"), provided that all of the following conditions are satisfied:

                  (a) the Stored Materials are owned by Borrower and are specifically identified to Agent;

                  (b) Agent will hold a perfected first priority security interest in the Stored Materials for the benefit of the Lenders;

                  (c) the Stored Materials are insured under the Builder's Risk Insurance Policy required under Section 8 of the Security Instruments or such other policies as may be necessary in order to fully insure such on-site and off-site materials for full replacement value; and

                  (d) all Stored Materials stored off-site shall be segregated and held in insured warehouses and Borrower shall provide Agent with a UCC financing statement or such other assurances as Agent may request regarding such Stored Materials which grants Agent, for the benefit of the Lenders, a first priority security interest in all such off-site Stored Materials.

            2.12.2 Agent and Lenders shall also permit disbursement from the Loan for deposits required in connection with furniture, landscaping and art work for the Projects, if paid to a reputable supplier with normal safeguards made by Borrower for such deposits.

                                   ARTICLE 3
                              MAKING THE ADVANCES.

      3.1 DRAW REQUEST. At such time as Borrower shall desire to obtain an Advance for a particular Project, in addition to satisfying the conditions set forth in Article 12 hereof on a Project-by-Project basis, and providing to Agent and Lenders the items set forth in Section 12.5 hereof on a Project-by-Project basis, Borrower shall complete, execute and deliver to Agent, Borrower's Requisition for Advance in the form of Exhibit B attached hereto and by this reference incorporated herein (hereinafter referred to as "Borrower's Requisition for Advance"). Each Borrower's Requisition for Advance shall be accompanied by the following items in form reasonably acceptable to Agent:

            3.1.1 If Borrower's Requisition for Advance includes Direct Costs to be paid to a Contractor under the applicable Construction Contract, a completed and fully itemized Application and Certificate for Payment (AIA Document G702 and G703) containing the certification of Borrower, such Contractor and the applicable Architect as to the accuracy of same, and a payment requisition and lien affidavit signed by such Contractor and Borrower, respectively, in the forms of Exhibits D and E attached hereto and by this reference incorporated herein;

            3.1.2 If Borrower's Requisition for Advance includes payments for Indirect Costs in excess of the amount described in Section 2.10.1 above, a completed Indirect Cost statement executed by Borrower;

            3.1.3 A Draw Request Summary for each applicable Project;

            3.1.4 If Borrower's Requisition for Advance includes Project Costs under subparagraphs (b) or (c) of the definition of "Borrowing Base", a current Borrowing Base Report;

            3.1.5 An affidavit and partial waiver of lien in the form of Exhibit F attached hereto and by this reference incorporated herein from the applicable Contractor and such laborers, subcontractors and materialmen for work done and materials supplied by them since the previous Draw Request;

            3.1.6 An inspection report and certification from Construction Inspector, at Borrower's expense; and

            3.1.7 Such other information, documentation and certification as Agent and Lenders (acting through Agent) shall reasonably request.

      3.2 NOTICE, FREQUENCY, AND AMOUNT OF ADVANCES; EFFECT OF DRAW REQUEST. Each Draw Request shall be submitted to Agent at least five (5) Business Days prior to the date of the requested Advance, and no more frequently than once each month for each of the Projects. As required in Section 12.3 below, each Draw Request submitted to Agent and Lenders as provided in Section 3.1 hereof shall constitute an affirmation that the representations and warranties contained in Article 8 of this Agreement and in the other Loan Documents remain true and correct as of the date thereof; and, unless Agent and Lenders are notified in writing to the contrary prior to the Drawdown Date of the requested Advance or any portion thereof, shall constitute an affirmation that the same remain true and correct in all material respects on the Drawdown Date (except to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and changes occurring in the ordinary course of business that either individually or in the aggregate do not result in a Material Adverse Change); provided, however, that (i) the representations and warranties contained in Sections 8.3 and 8.4 below shall refer back to the date of the most recent audited financial statements of Borrower as of the Drawdown Date rather than December 31, 2003; (ii) the representations and warranties contained in
Section 8.30 below shall refer back to the date of the most recent sales report for the Projects provided by Borrower pursuant to Section 9.6.4 below; and (iii) the affirmation as to representations and warranties relating to the Projects shall only be made with respect to Projects covered by each Draw Request.

      3.3 DEPOSIT OF FUNDS ADVANCED. Except as otherwise provided for in this
Section 3.3 and Section 3.4 hereof, Agent shall deposit the proceeds of each Advance into Borrower's general operating account with Agent and Borrower hereby authorizes such deposits by Agent. At the request of Agent following an Event of Default, Borrower shall open and maintain a non-interest bearing loan checking account with Agent (the "Loan Checking Account"), and during the continuance of such Event of Default, Agent shall deposit the proceeds of each Advance into

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

the Loan Checking Account, and Borrower hereby authorizes such deposits by Agent. Agent shall disburse any Advance from the Loan Checking Account in accordance with the provisions of this Agreement. During the continuance of such Event of Default, Net Sales Proceeds (Actual) paid to Agent pursuant to Section
6.3.1 and not applied against payment of the Outstanding Advances shall also be deposited into the Loan Checking Account.

      3.4 ADVANCES TO TITLE INSURANCE COMPANY OR TO OTHERS. At its option, Agent may make any or all Advances through the Title Insurance Company and any portion of the Loan so disbursed by Agent shall be deemed disbursed as of the date on which Agent makes such disbursement. At its option, Agent may make Advances to any Person to whom Agent in good faith determines payment is due and any portion of the Loan so disbursed by Agent shall be deemed disbursed as of the date on which Agent makes such disbursement. Agent shall endeavor to give Borrower five
(5) days prior written notice of each such Advance unless the giving of such notice is impractical for reasons of safety or preservation of Collateral. The execution of this Agreement by Borrower shall, and hereby does, constitute an irrevocable authorization so to advance the proceeds of the Loan. No further authorization from Borrower shall be necessary to warrant such direct Advances and all such Advances shall satisfy the obligations of Agent and Lenders hereunder and shall be secured by the Security Instruments and the other Security Documents as fully as if made directly to Borrower.

      3.5 ADVANCES DO NOT CONSTITUTE A WAIVER. No Advance made by Agent and Lenders shall constitute a waiver of any of the conditions to the Lenders' obligation to make further Advances nor, in the event Borrower fails to satisfy any such condition, shall any such Advance have the effect of precluding Agent and Lenders from thereafter declaring such failure to satisfy a condition to be an Event of Default.

                                   ARTICLE 4
                  THE NOTES; INTEREST; MATURITY AND PREPAYMENT.

      4.1 THE NOTES. The obligation of Borrower to pay the Loan Amount or, if less, the aggregate unpaid principal amount of all Advances made by Agent and Lenders hereunder, plus accrued interest thereon, shall be evidenced by the Notes. In the event any of the Notes is lost, destroyed or mutilated at any time prior to payment in full of the indebtedness evidenced thereby, Borrower shall, upon certification of such loss, destruction or mutilation by the applicable Lender and such Lender's agreement to reimburse Borrower for any reasonable out-of-pocket attorneys' fees and costs related thereto, execute a new note substantially in the form of such lost, destroyed or mutilated Note and designated as a replacement note for such lost, destroyed or mutilated Note. The Notes shall not be necessary to establish the indebtedness of Borrower to Agent and Lenders on account of Advances made under this Agreement. As part of any amendment, restatement or modification of this Agreement and the issuance of the new Notes pursuant thereto, each Lender agrees to promptly surrender its respective Note to Agent upon request therefor. With regard to the Treasury Note, Borrower shall not be permitted to draw any Advances with respect thereto unless the Lenders have unanimously agreed to increase the Total Commitment beyond the amount of the increase which Borrower is permitted to request pursuant to Section 2.4 of this Agreement, and the other conditions described in
Section 2.4 with respect to such request have been satisfied.

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

      4.2 THE RECORD. Borrower irrevocably authorizes Agent to make or cause to be made, at or about the time of the Drawdown Date of any Advance or at the time of receipt of any payment of the principal of the Notes, an appropriate notation on Agent's Record reflecting the making of such Advance or (as the case may be) the receipt of such payment. The outstanding amount of the Loan set forth on Agent's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to Agent, but the failure to record, or any error in so recording, any such amount on Agent's Record shall not limit or otherwise affect the Obligations of Borrower hereunder or under the Notes to make payments of principal or interest on the Notes when due.

      4.3 INTEREST ON ADVANCES. From and after the date hereof (until maturity or the occurrence of an Event of Default as provided hereinafter) interest shall accrue on the principal amount of the Notes which is outstanding from time to time at a rate per annum equal to the Base Rate or the Eurodollar Rate, as selected by Borrower, plus the Applicable Rate for Base Rate Advances or Eurodollar Rate Advances, as applicable, subject to and in accordance with the provisions of this Agreement. Accrued but unpaid interest on each Base Rate Advance and Eurodollar Rate Advance shall be due and payable in arrears on each Interest Payment Date applicable thereto.

      4.4 MATURITY. The entire outstanding principal of the Notes, together with all accrued and unpaid interest thereon, shall be due and payable in full, unless sooner paid, on the Maturity Date. Borrower promises to pay to the Lenders on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Advances outstanding on such date, together with any and all accrued and unpaid interest thereon and all other sums and fees due and payable to Lenders hereunder or any other Loan Documents.

      4.5 REPAYMENTS. Borrower may, on any Business Day, repay the outstanding aggregate principal amount of a Type of Advance extended to Borrower, in whole at any time, or ratably in part from time to time; provided, however, that:

                  (a) With respect to a repayment of a Base Rate Advance: (i) Borrower gives same day written notice to Agent not later than 12:00 noon of any such repayment specifying the principal amount to be repaid; and (ii) accrued interest to the date of such repayment on the principal amount repaid shall be billed to Borrower by Agent and paid by Borrower on the next Interest Payment Date; and

                  (b) With respect to a repayment of a Eurodollar Rate Advance, Borrower may repay a Eurodollar Rate Advance only upon at least three (3) Business Days prior written notice to Agent (which notice shall be irrevocable), and unless such repayment shall occur on the last day of the Interest Period for such Eurodollar Rate Advance, Borrower shall pay such sums as may be due pursuant to Section 4.11 below. Subject to the provisions of this Agreement, Amounts repaid may be reborrowed.

      4.6 EXTENSION OF MATURITY DATE. The Maturity Date may be extended for successive periods of one (1) year each so as to provide for a continuous four
(4) year term, provided the following conditions are met by Borrower:

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

            4.6.1 Requests for Extension. Borrower may, by notice to Agent (who shall promptly notify the Lenders) (the "Extension Request Date") request at any time (but not more than once during any Fiscal Year) that each Lender extend such Lender's Maturity Date (the "Existing Maturity Date") for an additional one
(1) year period from the Existing Maturity Date (the "Requested Maturity Date"); provided that the first such Extension Request Date shall not be earlier than August 31, 2005.

            4.6.2 Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to Agent given not later than the date (the "Extension Notice Date") that is thirty (30) days after the Extension Request Date, advise Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Maturity Date (a "Non-Extending Lender") shall notify Agent of such fact promptly after such determination (but in any event no later than the Extension Notice Date), and any Lender that does not so advise Agent on or before the Extension Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

            4.6.3 Notification by Agent. Agent shall notify Borrower of each Lender's determination under this Section 4.6 no later than the date five (5) days after the Extension Notice Date (or, if such date is not a Business Day, on the next preceding Business Day).

            4.6.4 Additional Commitment Lenders. Borrower shall have the right on or before the Existing Maturity Date to replace each Non-Extending Lender with, and add as "Lenders" under this Agreement in place thereof, one or more Eligible Assignees (each, an "Additional Commitment Lender"), each of which Additional Commitment Lenders shall have entered into an Assignment and Acceptance pursuant to which such Additional Commitment Lender shall, effective as of the Existing Maturity Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender's Commitment hereunder on such date).

            4.6.5 Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Maturity Date and the additional Commitments of the Additional Commitment Lenders shall constitute the Required Lenders, then Agent shall notify Borrower and the Lenders that the Maturity Date of each Extending Lender and of each Additional Commitment Lender is extended to the Requested Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a "Lender" for all purposes of this Agreement. The date of each such notice from Agent shall constitute the effective date of each such change in the Maturity Date (the "Extension Effective Date"). Agent shall note the Maturity Date of each Lender on the Record.

            4.6.6 Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Maturity Date pursuant to this Section 4.6 shall not be effective with respect to any Lender unless:

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

                  (a) No Default or Event of Default shall have occurred and be continuing under this Agreement or the other Loan Documents as of the Extension Request Date or the Extension Effective Date.

                  (b) The representations and warranties in the Loan Documents shall be true and correct and in all material respects on the Extension Request Date and on the Extension Effective Date.

                  (c) No mechanic's or materialmen's lien or other encumbrance (excluding Permitted Liens) likely to result in a Material Adverse Change shall have been filed and remain in effect against any of the Projects.

                  (d) The Title Policies shall have been endorsed and down-dated in a manner satisfactory to Agent with no additional title change or exception, except the matters permitted in Section 10.3 or specifically approved in writing by Agent, which approval shall not be unreasonably withheld.

                  (e) As of the Extension Request Date and the Extension Effective Date, there is no Material Adverse Change.

                  (f) As of the Extension Request Date, the Loan Amount shall not exceed seventy percent (70%) of the aggregate Appraised Value of the Projects (excluding any Units released from the Security Instruments) and Borrower shall have delivered to Agent such other information, documents, and supplemental legal opinions as may be reasonably required by Agent.

                  (g) Borrower shall execute such modifications and other documents that Agent may reasonably require and shall pay or reimburse Agent for all expenses and costs it incurs in connection with such extension.

                  (h) As of the Extension Request Date, the Net Sales Proceeds (Projected) from Sales Contracts from the unreleased Projects are at least ninety percent (90%) of the aggregate Loan Amount Project Allocations with respect to unreleased Projects.

                  (i) Borrower shall pay to Agent on the Extension Effective Date for the account of each Extending Lender and Additional Commitment Lender any extension fee agreed to by Borrower and such Lenders.

                  (j) On the Maturity Date of each Non-Extending Lender, Borrower shall prepay to each Non-Extending Lender its respective Loan Percentage of any Advances outstanding on such date (and pay any additional amounts required pursuant to Section 4.11) to the extent necessary to keep outstanding Advances ratable with any revised Loan Percentages of the respective Lenders effective as of such date. To the extent any Non-Extending Lender is not replaced by an Additional Commitment Lender as of the Existing Maturity Date, the Commitment and Note of the Non-Extending Lender shall be assigned to Agent and held as a treasury note (a "Non-Extending Lender Treasury Note"). Borrower shall not be permitted to draw any Advances with respect to any Non-Extending Lender Treasury Note until such time as an additional Commitment Lender assumes such Commitment from Agent and receives a replacement Note with

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

respect to such Commitment. Neither the Loan Amount nor the ability of Borrower to receive an increase in the Loan Amount pursuant to Section 2.4 shall be affected by the withdrawal of a Non-Extending Lender.

      4.7 INTEREST RATE SELECTION.

            4.7.1 Borrower agrees that each Borrower's Requisition for Advance submitted to Agent pursuant to Section 3.1 of this Agreement shall be accompanied by a written notice of Borrower (a "Notice of Borrowing") specifying
(i) the requested Type of Advance comprising such Advance, (ii) in the case of a Eurodollar Rate Advance, the initial Interest Period, and (iii) the amount of each Type of Advance; provided, however, that each Eurodollar Rate Advance shall be in an amount of $1,000,000 or whole multiple of $100,000 in excess thereof, and each borrowing of or conversion to Base Rate Advance shall be in an amount of $500,000 or a whole multiple of $50,000 in excess thereof. Notwithstanding anything to the contrary herein, the obligation of Agent and Lenders to make any and all Advances is subject to Section 4.10 of this Agreement and to the other terms and conditions of this Agreement.

            4.7.2 A Notice of Borrowing with respect to a Eurodollar Rate Advance shall be irrevocable and binding on Borrower. If the information described in Section 4.7.1 above is not specified by Borrower, Borrower shall be deemed to have selected a Base Rate Advance.

            4.7.3 If after giving a Notice of Borrowing, Borrower fails to borrow any Eurodollar Rate Advance, Borrower shall indemnify Agent and Lenders against any loss or expense incurred by Agent and Lenders as a result of such failure as provided for in Section 4.11 below.

      4.8 CONVERSION OF ADVANCES.

            4.8.1 Subject to the terms and conditions of this Agreement, upon notice given by Borrower to Agent not later than 12:00 noon (i) in the case of Conversions into Base Rate Advances, on the date of the proposed Conversion, and
(ii) in the case of Conversions into Eurodollar Rate Advances, three (3) Business Days prior to the date of the proposed Conversion, Borrower may Convert, on any Business Day, one Type of Advance made to Borrower into another Type of Advance; provided, however, that (a) any Conversion of Eurodollar Rate Advances may be made only on the last day of the respective Interest Period for such Advances, (b) any Advance Converted to a Base Rate Advance shall be in an amount of $500,000 or a whole multiple of $50,000 in excess thereof, (c) any Advance Converted to a Eurodollar Rate Advance shall be in an amount of $1,000,000 or a whole multiple of $100,000 in excess thereof, and (d) no Advance may be Converted to a Eurodollar Rate Advance during the continuance of any event which would entitle Agent to accelerate the maturity of the Notes pursuant to Section 13.2 hereof.

            4.8.2 Each such notice of Conversion (a "Notice of Conversion") shall be by telephone, telecopy, telex or cable, in each case confirmed immediately in writing in the manner specified in Article 23 of this Agreement, and shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is to Eurodollar Rate Advances the duration of the initial Interest Period for such

Advances. Each Notice of Conversion with respect to Eurodollar Rate Advances shall be irrevocable and binding on Borrower. Any part of the Loan outstanding which is not accruing interest at Eurodollar Rate or the Default Rate shall accrue interest at the Base Rate.

      4.9 INTEREST PERIOD SELECTION; ALTERNATIVE INTEREST RATES, ETC.

            4.9.1 Borrower shall have the option to select Interest Periods (i) in accordance with Section 4.7 of this Agreement with respect to the duration of an initial Advance; and (ii) in accordance with Section 4.8 of this Agreement with respect to the duration of a Converted Advance. As to subsequent Interest Periods applicable to such Advances, Borrower may select the duration of the Interest Period by giving notice (which may be by telephone, telecopy, telex or cable, in each case confirmed immediately in writing in the manner specified in
Article 23 of this Agreement) to Agent not less than three (3) Business Days prior to the first day of such subsequent Interest Period in the case of Eurodollar Rate Advances. If no such notice is received with respect to an outstanding Advance, Borrower shall be deemed to have elected to Convert the Advance into a Base Rate Advance.

            4.9.2 Notwithstanding anything to the contrary contained herein, in no event may Borrower have more than six (6) Eurodollar Rate Advances in effect at any one time, which number shall be in addition to any Base Rate Advances.

      4.10 ILLEGALITY. Notwithstanding any other provision of this Agreement,
(a) if the introduction of or any change in any Law (or change in the interpretation thereof) applicable to Agent, its Agent's Office or to a Lender shall make it unlawful, or (b) if any central agency or other Governmental Authority having jurisdiction over Agent, its Agent's Office or a Lender shall assert that it is unlawful for Agent or its Agent's Office to make Eurodollar Rate Advances to Borrower or to continue to fund or maintain Eurodollar Rate Advances to Borrower, then, on giving notice (which may be by telephone, telecopy, telex or cable, in each case confirmed immediately in writing in the manner specified in Article 23 of this Agreement) thereof by Agent to Borrower,
(i) the obligation of Agent and Lenders to Borrower to make Eurodollar Rate Advances and to Convert Advances into Eurodollar Rate Advances shall terminate, and (ii) each Eurodollar Rate Advance will automatically, on the last day of the then current Interest Period thereof or within such earlier period as may be required by Law, Convert into a Base Rate Advance.

      4.11 INDEMNIFICATION. If, due to payments or Conversion to Types of Advances made by Borrower pursuant to this Agreement or due to acceleration of the maturity of the Advances pursuant to this Agreement or due to any other reason, including without limitation (i) the events specified in Section 4.10 above, (ii) any failure by Borrower to borrow a Eurodollar Rate Advance on the date specified in Borrower's written notice, or (iii) any failure by Borrower to pay a Eurodollar Rate Advance on the date for payment specified in Borrower's written notice, Agent receives payments of principal of, or is subject to a Conversion of a Eurodollar Rate Advance into another Type of Advance, other than on the last day of an Interest Period relating thereto, Borrower shall, upon demand by Agent, pay to Agent any amounts required to compensate Agent and Lenders for any losses, costs or expenses incurred as a result of such payment or Conversion, including, without limitation, any loss, costs or expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Agent and

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

Lenders to fund or maintain such Advances. Such compensation, and the compensation provided for elsewhere in this Agreement shall include, without limitation, an amount calculated as follows:

            4.11.1 First, Agent shall determine the amount by which (i) the total amount of interest which would have otherwise accrued hereunder on each installment of principal so paid or not borrowed, during the period beginning on the date of such payment or failure to borrow and ending on the date such installment would have been due (the "Reemployment Period"), exceeds (ii) the total amount of interest which would accrue, during the Reemployment Period, on any readily marketable bond or other obligation of the United States of America designated by Agent in its sole discretion at or about the time of such payment, such bond or other obligation of the United States of America to be in an amount equal (as nearly as may be) to the amount of principal so paid or not borrowed and to have a maturity comparable to the Reemployment Period, and the interest to accrue thereon to take account of amortization of any discount from par or accretion of premium above par at which the same is selling at the time of designation. Each such amount is hereafter referred to as an "Installment Amount."

            4.11.2 Second, each Installment Amount shall be treated as payable as of the date on which the related principal installment would have been payable by Borrower had such principal installment not been prepaid or not borrowed.

            4.11.3 Third, the amount to be paid on each such date shall be the present value of the Installment Amount determined by discounting the amount thereof from the date on which such Installment Amount is to be treated as payable, at the same annual interest rate as that payable upon the bond or other obligation of the United States of America designated as aforesaid by Agent.

      4.12 LATE CHARGE. Without limiting the right of Agent and Lenders to accelerate the maturity of the Notes or to exercise any other right hereunder or under the other Loan Documents, if any payment under the Notes or any of the other Loan Documents is not received by Agent and Lenders within ten (10) days of the date such payment is due, without notice or demand, Borrower shall pay to Agent and Lenders a late charge equal to four percent (4%) of the amount of such payment; provided, that, in connection with the acceleration of the maturity of the Notes, the late charge shall not be collected on the aggregate amount of the accelerated Obligations.

      4.13 INTEREST AFTER DEFAULT.

            4.13.1 Any amount of principal of the Notes or other amounts due under the Loan Documents which is not paid when due (whether at stated maturity, by acceleration or otherwise and subject to any applicable notice and/or cure periods contained herein or in any of the Loan Documents) and, to the extent permitted by applicable Law, any amount of interest under the Notes or other Loan Documents which is not paid when due, subject to any applicable notice and/or cure periods contained herein or in any of the Loan Documents, shall bear interest, from the date on which such overdue amount shall have become due and payable by Borrower until payment in full of the amount then due (whether before or after judgment), payable on demand, at a rate per annum equal to the Default Rate, or if such increased rate of interest may not be collected under applicable Law, then at the maximum rate of interest, if any, which may be collected from Borrower under applicable Law.

      4.14 INTEREST NOT TO EXCEED MAXIMUM ALLOWABLE AMOUNTS. Notwithstanding any provision in this Agreement, the Notes, or in any instrument securing the Notes, the total liability for payments legally regarded as interest shall not exceed the maximum amounts allowed by applicable Law, and any payment of same in excess of the amount allowed thereby shall, as of the date of such payment, automatically be deemed to have been applied to the payment of the principal indebtedness evidenced hereby, or, if same has been fully repaid, shall be repaid to Borrower. Any notation or record of Agent with respect to such required application which is inconsistent with the provisions of this Section shall be disregarded for all purposes and shall not be binding upon either Agent or Lenders.

      4.15 UNCONDITIONAL LIABILITY. From time to time, without affecting the obligation of Borrower or any sureties, guarantors, endorsers, accommodation parties or other persons liable or to become liable on the Notes to pay the outstanding principal balance of the Notes and observe the covenants of Borrower contained herein, without giving notice to or obtaining the consent of Borrower or any such sureties, guarantors, endorsers, accommodation parties or other persons, and without liability on the part of Agent and Lenders, Agent and Lenders may, at the option of Agent and Lenders, grant extensions or postponements of the time for payment of said outstanding principal balance, interest or any part thereof, release anyone liable on any of said outstanding principal balance, accept a renewal of the Notes, release or accept a substitution of all or any collateral given to secure the Notes, join in any extension or subordination agreement, agree in writing with Borrower to modify the rate of interest or terms and time of payment of said outstanding principal balance or period of amortization of the Notes or change the amount of the monthly installments payable hereunder, or grant any other indulgence or forbearance whatsoever. No one or more of such actions shall constitute a novation.

      4.16 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Advance or a Conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Advance, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Advance, or
(c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Advance does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Agent will promptly so notify Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Advances shall be suspended until Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a borrowing of, Conversion to or continuation of Eurodollar Rate Advances or, failing that, will be deemed to have Converted such request into a request for a Prime Base Rate Advance in the amount specified therein.

                                   ARTICLE 5
                  PAYMENTS AND COMPUTATIONS; CAPITAL ADEQUACY.

      5.1   FUNDS FOR PAYMENTS.

            5.1.1 All payments of principal, interest, fees and any other amounts due under the Notes or under any of the other Loan Documents shall be made to Agent at Agent's Office, or at such other location in the continental United States that Agent may from time to time designate, in each case not later than 2:00 p.m. on the day when due in immediately available funds in lawful money of the United States.

            5.1.2 All payments by Borrower under the Notes and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless Borrower is compelled by Law to make such deduction or withholding. If any such obligation to deduct or withhold is imposed upon Borrower with respect to any amount payable by it under the Notes or under any of the other Loan Documents, Borrower will pay to Agent, on the date on which such amount is due and payable under the Notes or under such other Loan Document, such additional amount as shall be necessary to enable the Lenders to receive the same amount which the Lenders would have received on such due date had no such obligation been imposed upon Borrower, subject to the provisions of Sections 5.2 and 5.3 below. Borrower will deliver promptly to Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by Borrower under the Notes or under such other Loan Document.

      5.2   COMPUTATIONS.

            5.2.1 All computations of interest hereunder shall be made by Agent on the basis of a year of three hundred sixty (360) days for the actual number of days (including the first day but excluding the last day) elapsed. The outstanding amount of the Advances as reflected on Agent's records from time to time shall be presumed to be correct and binding on Borrower unless within twenty (20) days after receipt by Borrower of any notice from Agent of such outstanding amount, Borrower notifies Agent to the contrary.

            5.2.2 Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective.

            5.2.3 Each determination of an interest rate by Agent pursuant to the Notes and this Agreement shall be conclusive and binding on Borrower in the absence of error.

            5.2.4 Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (except as provided in the definition of Interest Period), and such extension of time shall in such case be included in the computation of payment of interest.

      5.3 ADDITIONAL COSTS. Notwithstanding anything herein to the contrary, if any present or future applicable Law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any Governmental Authority charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to Agent or Lenders by any central bank or other fiscal, monetary or other authority (whether or not having the force of Law), shall:

                  (a) subject Agent or Lenders to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, the Loan or the Advances (other than taxes based upon or measured by the income or profits of such Agent or Lenders); or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to Agent or Lenders of the principal of or the interest on any Advances or any other amounts payable to Agent or Lenders under this Agreement or the other Loan Documents; or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of Law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of Agent or Lenders; or

                  (d) impose on Agent or Lenders any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loan, or any of the Advances;

and the result of any of the foregoing is

                        (i) to increase the cost to Agent or Lenders of making, funding, issuing, renewing, extending or maintaining any of the Advances or the Loan; or

                        (ii) to reduce the amount of principal, interest or other amount payable to Agent or Lenders hereunder on account of any of the Advances or the Loan; or

                        (iii) to require Agent or Lenders to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by Agent and Lenders from Borrower hereunder;

then, and in each such case under the foregoing subparagraphs (i), (ii) and
(iii) of this Section 5.3, Borrower will, upon prompt written demand made by Agent or Lenders at any time and from time to time and as often as the occasion therefor may arise, pay to Agent and the Lenders such additional amounts as will be sufficient to compensate Agent and the Lenders for such additional cost, reduction, payment or foregone interest or other sum. Notwithstanding the foregoing, Borrower shall not be required to reimburse any Lender organized or formed under the Laws of any jurisdiction outside of the United States for any such amounts imposed upon such Lender by virtue of its alien status and not generally imposed on Lenders organized or formed under the Laws of the United States or any state or jurisdiction thereof.

      5.4 CAPITAL ADEQUACY. Agent or any Lender shall promptly notify Borrower if Agent or Lenders shall have determined that the adoption of any applicable Law, rule, regulation, guideline, directive or request (whether or not having force of Law) regarding capital requirements for banks or bank holding companies as a whole, or any change therein or in the interpretation or administration thereof of any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or Lenders with any of the foregoing imposes or increases a requirement by Agent or Lenders to allocate capital resources to Agent or Lenders' commitment to make Advances under this Agreement which has or would have the effect of reducing the return on Agent and Lenders' capital to a level below that which Agent and Lenders could have achieved (taking into consideration Agent and Lenders' then existing policies with respect to capital adequacy and assuming full utilization of Agent and Lenders' capital) but for such applicability, change, interpretation, administration or compliance, by any amount deemed in good faith by such Lender or Agent to be material, and which is not reflected in an increase in the Base Rate or Eurodollar Rate, as the case may be. Borrower and such Lender shall thereafter attempt to negotiate in good faith an adjustment to the compensation payable hereunder which will adequately compensate such Lender for such modification. If Borrower and such Lender are unable to agree to such adjustment within ninety (90) days of the day on which Borrower shall receive such written notice, then commencing on the date of such notice (but not earlier than the effective date of any such applicability, change, interpretation, administration or compliance), then the fees payable hereunder shall increase by an amount which will, in the reasonable determination of such Lender, compensate such Lender for such modification. In determining the amount of income, such Lender may use any reasonable and equitable methods of averaging, allocating or attributing such modification among its customers. The affected Lender shall deliver to Borrower a certificate demonstrating the calculation of the amount of such increased fees. Borrower shall be required to pay the increased amount within fifteen (15) days after its receipt of such certificate.

      5.5 RESERVES ON EURODOLLAR RATE ADVANCES. Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Advance equal to the actual costs of such reserves allocated to such Advance by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Advance, provided Borrower shall have received at least ten (10) days' prior notice (with a copy to Agent) of such additional interest from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten
(10) days from receipt of such notice.

                                   ARTICLE 6
                         COLLATERAL SECURITY; GUARANTIES

      6.1 COLLATERAL. The Obligations shall be secured by a perfected first priority lien or security title and security interest in the Collateral, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents.

      6.2 GUARANTY. Each Subsidiary of Borrower owning a Project (a "Guarantor") shall execute and deliver to Agent and the Lenders an Unconditional Guaranty of Payment and Performance (a "Guaranty") in form reasonably acceptable to Agent, as more particularly described in Section 2.5.2(i) above. Each Guarantor shall be jointly and severally liable with Borrower and any other Guarantors for the repayment of the Obligations.

      6.3   PAYMENT OF PROCEEDS; RELEASE OF COLLATERAL.

            6.3.1 Borrower shall pay to Agent for the benefit of Lenders one hundred percent (100%) of the Net Sales Proceeds (Actual) of each sold Unit, cabana or other appurtenance in a Project, which will be applied first to payment of the Outstanding Advances with respect to such Project and any remainder shall be applied against payment of the Outstanding Advances with respect to the other Projects. Upon completion of a Project, consummation of the closing of the respective Sales Contracts with respect to such Project pursuant to the terms thereof and upon receipt by Agent of the Net Sales Proceeds (Actual) of each such sold Unit, cabana or other appurtenance thereto in such Project, and provided Agent has not commenced the exercise of any remedies under this Agreement or any of the other Loan Documents, Agent shall execute a partial release from the lien of the applicable Security Instrument for such sold Unit, cabana or other appurtenance thereto in such Project.

            6.3.2 With respect to any Project, at such time as the Net Sales Process (Actual) received by Agent with respect to such Project exceeds the Loan Amount Project Allocation with respect to such Project and Agent is satisfied that:

                  (i) the Net Sales Proceeds (Projected) of Sales Contracts from the remaining Projects in the aggregate are at least one hundred thirty percent (130%) of the aggregate Loan Amount Project Allocations for the remaining Projects;

                  (ii) the aggregate Loan Amount Project Allocations for the remaining Projects are in balance with the aggregate cost to complete as provided in the Project Budgets for the remaining Projects (taking into consideration Required Equity Funds and any additional equity contributions by Borrower); and

                  (iii) no Default or Event of Default has occurred and is continuing;

then Agent shall, at the option of Borrower, execute partial releases from the applicable Security Instrument for the remainder of the Units of such Project or remove the Project in its entirety from the Loan. Calculations demonstrating compliance with the requirements contained in clauses (i), (ii) and (iii) above shall be current within thirty (30) days of the requested release date. Upon the full and complete release of a Project owned by a Guarantor, Agent and the Lenders shall release such Guarantor from its Guaranty (but not under its applicable Indemnity Agreement), assuming such Guarantor does not own any other Projects at the time of such release.

            6.3.3 Notwithstanding the requirement in clause (i) of Section 6.3.2 above, but subject to the requirements in clauses (ii) and (iii) of Section 6.3.2, if Borrower is requesting the release of a Project that has no value for purposes of calculation of the Borrowing Base, Borrower shall not be required to show compliance with the requirement contained in clause (i) of Section 6.3.2 in order to obtain a release of the remaining Units of such Project.

            6.3.4 Notwithstanding the requirement in clause (i) of Section 6.3.2 above, but subject to the requirements in clauses (ii) and (iii) of Section 6.3.2, if the Net Sales Proceeds (Projected) of Sales Contracts from the remaining Projects do not provide the required coverage levels described in
Section 6.3.2, then Borrower may make such cash payment against the outstanding balance of the Loan as may be necessary to comply with such required coverage levels.

                                   ARTICLE 7
                            CERTAIN RIGHTS OF AGENT.

      7.1 RIGHT TO RETAIN THE CONSTRUCTION INSPECTOR. Agent shall have the right to retain, at Borrower's cost and expense, the Construction Inspector to perform all or any of the following services on behalf of the Lenders:

            7.1.1 to review and advise the Lenders whether in the opinion of the Construction Inspector, each of the Project Budgets accurately reflects all applicable Project Costs;

            7.1.2 to review and advise the Lenders whether, in the opinion of the Construction Inspector, the applicable Plans and Specifications are satisfactory for the intended purposes thereof;

            7.1.3 to make periodic inspections (approximately at the date of each Draw Request) for the purpose of assuring that construction of the Improvements to date is in accordance with the applicable Plans and Specifications and to approve Borrower's then current Draw Request as being consistent with the applicable Project Budget and Borrower's obligations under this Agreement, and to advise the Lenders of the anticipated cost of and time for completion of construction of the Improvements and the adequacy of any Contingency Reserve;

            7.1.4 to review and advise the Lenders on any proposed change orders or construction change directives requiring Agent's consent; and

            7.1.5 to review the Construction Contracts and subcontracts, for the purpose of providing the Lenders with an opinion as to the cost of construction to be incurred to complete the Projects, and also for the purpose of assuring that all such subcontracts are for work required by the applicable Plans and Specifications to be performed.

            The reasonable fees of the Construction Inspector shall be paid by Borrower forthwith upon billing therefor and the reasonable expenses incurred by Agent and Lenders on account thereof shall be reimbursed to Agent and Lenders forthwith upon request therefor, but neither Agent, the Lenders nor the Construction Inspector shall have any liability to Borrower on account of the services performed by the Construction Inspector, any neglect or failure on the part of the Construction Inspector to properly perform its services, or any approval by the Construction Inspector of construction of the Improvements. Neither Agent, the Lenders nor the Construction Inspector assumes any obligation to Borrower or any other Person concerning the quality of construction of the Improvements or the absence therefrom of defects.

      7.2 RIGHT TO OBTAIN APPRAISALS. Agent shall have the right to obtain, from time to time, at Borrower's cost and expense, updated Appraisals of the Projects, provided that so long as no Event of Default shall have occurred and be continuing, Borrower shall only be obligated to pay for the costs and expenses associated with one such Appraisal of each of the Projects during any twenty-four (24) month period, except for any such Appraisal obtained by Agent in connection with the extension contemplated by Section 4.6 hereof. The reasonable costs and expenses incurred by Agent in obtaining such Appraisals shall be paid by Borrower forthwith upon billing or request by Agent for reimbursement therefor.

      7.3 CHARGES AGAINST LOAN CHECKING ACCOUNT. After the occurrence of an Event of Default, Agent shall have the right, and Borrower hereby irrevocably authorizes Agent, to charge the Loan Checking Account held with Agent without the further approval of Borrower, for any installment of interest due under the Notes, any reasonable costs or expenses incurred by Agent and Lenders which are to be paid or reimbursed by Borrower under the terms of this Agreement or any of the other Loan Documents (including, without limiting the generality of the foregoing, all Construction Inspector, Appraisal and reasonable attorneys'
fees), and all principal and interest and all other sums due to Agent and Lenders under the Notes, this Agreement or any of the other Loan Documents, all to the extent that the same are not paid by the respective due dates thereof. If the balance of the Loan Checking Account is not sufficient to satisfy the foregoing obligations on the respective due dates thereof and so long as an Event of Default is continuing, the Agent shall have the right, and Borrower hereby irrevocably authorizes Agent, to fund Advances into the Loan Checking Account to satisfy such foregoing obligations.

                                   ARTICLE 8
                         REPRESENTATIONS AND WARRANTIES.

            Except as such statements may be qualified in Part XI of the Project Schedules attached hereto as Exhibit A with respect to any Project, Borrower represents and warrants to Agent and Lenders as follows:

      8.1   ORGANIZATION; AUTHORITY; ETC.

            8.1.1 Organization; Good Standing. Borrower (i) is a corporation duly organized and validly existing and in good standing under the Laws of the State of Delaware; (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated; and (iii) is duly authorized to do business in the State of Florida and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not result in a Material Adverse Change. BCG's federal taxpayer identification number is 36-4025714 and its correct legal name is "Bay Colony-Gateway, Inc.". WCI's federal taxpayer identification number is 59-2857021 and its correct legal name is "WCI Communities, Inc.".

            8.1.2 Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which Borrower is or is to become a party and the transactions contemplated hereby and thereby are within the authority of Borrower, have been duly authorized by all necessary proceedings on the part of Borrower, do not conflict with or result in any breach or contravention of any provision of Laws, statute, rule or regulation to which Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to Borrower and do not conflict with any provision of the articles of incorporation or by-laws of Borrower or any agreement or other instrument binding upon Borrower, and do not require the approval or consent of, or filing with, any Governmental Authority other than those already obtained and the filing of the Security Instruments and the Financing Statements in the appropriate public records with respect thereto.

            8.1.3 Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which Borrower is or is to become a party will result in valid and legally binding obligations of Borrower enforceable against Borrower in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by any Debtor Relief Laws.

      8.2 TITLE TO PROJECTS. Borrower makes any representations and warranties regarding title to the Projects as provided in the Security Instruments.

      8.3 FINANCIAL STATEMENTS. Borrower has furnished to Agent the Audited Financial Statements. The Audited Financial Statements were prepared in accordance with GAAP, are true and correct in all material respects, and fairly represent the financial condition of WCI and its Subsidiaries as at the close of business on the dates thereof and the results of operations for the fiscal year or quarter, as applicable, then ended. As of the date of this Agreement and except for the matters disclosed in writing to Agent and the Lenders or in the Audited Financial Statements, there are no additional material contingent liabilities of WCI and its Subsidiaries on a consolidated basis known to the senior credit officer of WCI or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Change if adversely determined.

      8.4 NO MATERIAL ADVERSE CHANGE. Since December 31, 2003, there has occurred no Material Adverse Change.

      8.5 FRANCHISES, PATENTS, COPYRIGHTS, ETC. Borrower possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

      8.6 LITIGATION. There are no actions, suits, proceedings or investigations of any kind pending or, to the best of Borrower's Knowledge, overtly threatened in writing against Borrower or its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, either in any case or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

      8.7 RESTRICTIONS, JUDGMENTS, CONTRACTS, ETC. Borrower is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to result in a Material Adverse Change. Borrower is not a party to any contract or agreement that has resulted or, to Borrower's Knowledge, is expected to result in a Material Adverse Change.

      8.8 COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Borrower has no Knowledge of any material violation of any provision of its organizational documents, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in a Material Adverse Change.

      8.9 TAX STATUS. Borrower has made or filed all federal and state income and all other tax returns, extensions, reports and declarations required by any jurisdiction to which it is subject, has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except for taxes being validly contested in the manner required by the Security Instruments, there are no unpaid taxes in any material amount claimed to be past due by the taxing authority of any jurisdiction, and Borrower has no Knowledge of any basis for any such claim.

      8.10 NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

      8.11 INVESTMENT COMPANY ACT. Neither WCI nor BCG is an "investment company," or an "affiliated company" or a "principal underwriter" of an "investment company," as such terms are defined in the Investment Company Act of 1940.

      8.12 ABSENCE OF FINANCING STATEMENTS, ETC. There is no financing statement, security agreement, chattel mortgage, real estate mortgage, deed to secure debt, deed of trust or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any Collateral except for the Permitted Liens and any Liens being contested in the manner required by the Security Instruments.

      8.13 SETOFF, ETC. The Collateral and the Lenders' rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses of Borrower. Borrower is the owner of the Collateral free from any Lien, security interest, encumbrance and any other claim or demand, other than the Permitted Liens.

      8.14  ERISA COMPLIANCE.

            8.14.1 Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to Borrower's Knowledge, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

            8.14.2 There are no pending or, to the Borrower's Knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to result in a Material Adverse Change. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Change.

            8.14.3 (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

      8.15 ENVIRONMENTAL COMPLIANCE. Borrower has taken all reasonably prudent steps to investigate the past and present condition and usage of the Projects including, without limitation, the operations conducted thereon and, based upon such diligent investigation, makes the following representations and warranties to Agent and the Lenders:

            8.15.1 With respect to the Projects, to Borrower's Knowledge, neither Borrower, nor any operations thereon is in violation, or alleged violation, of any judgment, decree, order, Law, license, rule or regulation pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter collectively, as the same may be amended from time to time, the "Environmental Laws"), which violation could reasonably be expected to have a material adverse effect on the environment or result in a Material Adverse Change.

            8.15.2 With respect to the Projects, Borrower has not received notice from any third party including, without limitation, any Governmental Authority, that (i) it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986), which could reasonably be expected to result in a Material Adverse Change; (ii) any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws (hereinafter, collectively, as such definitions may be amended from time to time, "Hazardous Materials"), which it has generated, transported or disposed of, have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that Borrower conduct a remedial investigation, removal or other response action pursuant to any Environmental Law, which could reasonably be expected to result in a Material Adverse Change; or (iii) it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the Release of Hazardous Materials, which could reasonably be expected to result in a Material Adverse Change.

            8.15.3 That (i) no portion of the Projects has been used for the handling, processing, storage or disposal of Hazardous Materials except in accordance with applicable Environmental Laws; (ii) no underground tank or other underground storage receptacle for Hazardous Materials is located on any portion of the Projects; (iii) in the course of any activities conducted by Borrower, or to the best of its Knowledge as to the operators of its properties, no Hazardous Materials have been generated or are being used in or on the Projects except in accordance with applicable Environmental Laws; (iv) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Materials on, upon, into or from the Projects, which Release would have a material adverse effect on the environment or result in a Material Adverse Change; (v) to the best of Borrower's Knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of the Projects which, through soil or groundwater contamination, may have come to be located on, and which would result in a Material Adverse Change; and (vi) any Hazardous Materials that have been generated on the Projects have been transported off-site only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of Borrower's Knowledge, operating in compliance with such permits and applicable Environmental Laws.

            8.15.4 No portion of the Projects is or shall be subject to any applicable environmental clean-up responsibility Law or environmental restrictive transfer Law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

            8.15.5 Without limiting the foregoing, to the best of Borrower's Knowledge, Borrower is operating in compliance with all applicable Environmental Laws with respect to the Real Estate, excepting only such noncompliance as would not result in a Material Adverse Change.

      8.16 SUBSIDIARIES. BCG is a wholly-owned Subsidiary of WCI. Borrower shall have only the Subsidiaries not prohibited by the Senior Unsecured Revolving Credit Agreement.

      8.17 AVAILABILITY OF UTILITIES. All utility services necessary and sufficient for the construction, development and operation of each of the Projects for its intended purposes are presently available (or will be available by the Completion Date) to the boundaries of the respective Projects through dedicated public rights of way or through perpetual private easements approved by the Agent, including, without limitation, water supply, storm and sanitary sewer, electric and telephone facilities, cable, and drainage. The Security Instruments create a valid and enforceable first lien on all of Borrower's right, title and interest under any appurtenant easements benefiting the Projects.

      8.18 ACCESS. The rights of way for all roads necessary for the full utilization of the Improvements for their intended purposes have been completed, or are in the process of being completed by others (or will be completed by the Completion Date), in accordance with the requirements of the appropriate Governmental Authority, and the owners of the Projects and the Units to be constructed thereon either have direct access to a public road or a non-exclusive access easement over one or more private roads which are contiguous and have access to a public road. All curb cuts and driveways shown on the Plans and Specifications are existing, have been fully approved by the appropriate Governmental Authority and will be installed prior to the Completion Date.

      8.19 CONDITION OF PROJECTS. None of the Projects nor any part thereof is now damaged or injured as result of any fire, explosion, accident, flood or other casualty or has been the subject of any Taking, and to the Knowledge of Borrower, no Taking is pending or contemplated.

      8.20 COMPLIANCE WITH REQUIREMENTS. The Plans and Specifications and construction of the Improvements pursuant thereto and the use and occupancy of the Projects contemplated thereby comply with all Requirements in all material respects.

      8.21 PROJECT APPROVALS. Except as set forth on Part XII of the Project Schedules attached hereto as Exhibit A, Borrower has obtained all Project Approvals necessary to construct, occupy and sell the Units in the Projects. All Project Approvals to construct the Improvements which have been obtained by Borrower are listed and described on Part XIII of the Project Schedules attached hereto as Exhibit A, and have been validly issued and are in full force and effect. Borrower has no reason to believe that any of the Project Approvals not heretofore obtained by Borrower will not be obtained by Borrower in the ordinary course following completion of the construction of the Improvements in accordance with the Plans and Specifications. To the best of Borrower's Knowledge, no Project Approvals will terminate, or become void or voidable or terminable, upon any sale, transfer or other disposition of the Projects, including any transfer pursuant to a foreclosure sale under any Security Instrument; provided, however, that a subsequent owner may be required to apply for new permits. In such instance, Borrower is not aware of any condition which would preclude the reissuance of any Project Approvals issued by the applicable Governmental Authority in due course.

      8.22 CONSTRUCTION CONTRACTS. The Construction Contracts are in full force and effect and Borrower and the Contractors are in compliance with their respective obligations under the Construction Contracts in all materials respects. The work to be performed by the Contractors under the Construction Contracts is the work called for by the applicable Plans and Specifications and change orders approved by Agent and Lenders (to the extent such approval is required pursuant to Section 2.10 above), and all work required to complete the Improvements in accordance with the applicable Plans and Specifications is provided for under the Construction Contracts and change orders approved by Agent and Lenders (to the extent such approval is required pursuant to Section
2.10 above).

      8.23 ARCHITECTS' CONTRACTS. The Architects' Contracts are in force and effect and Borrower and the Architects are in compliance with their respective obligations under the Architects' Contracts in all material respects.

      8.24 OTHER CONTRACTS. Other than Permitted Liens, the Construction Contracts (and subcontracts thereunder), the Architects' Contracts and agreements with landscape architects, designers, engineers, or other professionals providing services in connection with the construction of the Projects, Borrower has not made any contract or arrangement of any kind or type whatsoever (whether oral or written, formal or informal), the performance of which by the other party thereto could give rise to a Lien or encumbrance on the Projects.

      8.25 REAL PROPERTY TAXES; SPECIAL ASSESSMENTS. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Projects or any part thereof which are payable by Borrower (except only real estate taxes, community development district assessments and other installments of assessments not yet due and payable). Borrower has delivered to Agent true and correct copies of real estate tax bills for the Projects for the past fiscal tax year. No abatement proceedings are pending with reference to any real estate taxes assessed against the Projects.

      8.26 VIOLATIONS. Borrower has not received written notices of, nor has any Knowledge of, any violations of any applicable Requirements or Project Approvals which have not been corrected or are in the process of being corrected in the manner specified in such notice.

      8.27 PLANS AND SPECIFICATIONS. Borrower has furnished Agent or its designee with true and complete sets of the Plans and Specifications. After thorough independent investigation and consultation with all appropriate Governmental Authorities and with the Architects and Contractors, to the best of Borrower's Knowledge and belief, the Plans and Specifications so furnished to Agent comply with all Requirements, all Project Approvals, and all restrictions, covenants and easements affecting the Projects, and have been approved by the Contractors, the Architects, and such Governmental Authorities as are required for construction of the Improvements (except for the Project Approvals set forth in Part XII of the Project Schedules attached hereto as Exhibit A).

      8.28 PROJECT BUDGETS. Subject to adjustment as permitted in Section 2.10 above, the Project Budgets accurately reflect all Project Costs.

      8.29 FEASIBILITY. Each of the Construction Schedules and the Pro Forma Draw Schedules is realistic and feasible.

      8.30 SALES CONTRACTS; ESCROW DEPOSITS. Borrower has entered into the Sales Contracts with bona fide third party purchasers (except for Insider Sales) as set forth in Part X of the Project Schedules attached hereto as Exhibit A. Such Sales Contracts are in full force and effect (any rescission periods having expired) and Borrower and the purchasers thereunder are all in full compliance with their respective obligations under such Sales Contracts. Borrower has not received any notice of default of any purchaser or Borrower under any of the Sales Contracts. Borrower makes the additional representations and warranties regarding the Sales Contracts and Escrow Deposits set out in Part XIV of the Project Schedules attached hereto as Exhibit A.

      8.31 DIVISION OF FLORIDA LAND SALES, CONDOMINIUMS AND MOBILE HOMES COMPLIANCE. Except for any minor technical deficiencies which Borrower routinely cures in the ordinary course of business, Borrower and each of the Projects are in compliance with the Requirements of the Division of Florida Land Sales, Condominiums and Mobile Homes, the Condominium Act, the Florida Uniform Land Sales Practices Law (or similar Requirements of any other state in which a Project is located) and the Interstate Land Sales Full Disclosure Act.

      8.32 COMMON ENTERPRISE AND CONSIDERATION. Borrower and any Guarantors are collectively engaged in a common enterprise for the furtherance of the Core Businesses. Accordingly, Borrower and any Guarantors have received good and adequate consideration for entering into this Agreement and the Loan Documents. Furthermore, Borrower and any Guarantors agree that an Advance to Borrower that is subsequently disbursed by Borrower to any Guarantor for use by such entity shall benefit all of Borrower and any Guarantors, even if the Advance is based upon a Borrowing Base which includes assets of a Person that does not receive the disbursement from Borrower. Borrower and any Guarantors agree that they will each receive good and adequate benefit from this common arrangement given the common enterprise of all of the foregoing as set forth above.

                                   ARTICLE 9
                             AFFIRMATIVE COVENANTS.

            Borrower covenants to and agrees with Agent and Lenders that, so long as the Loan is outstanding or the Lenders have any obligation to make any
Advances:

      9.1 PUNCTUAL PAYMENT. Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loan and all other amounts provided for in the Notes, this Agreement and the other Loan Documents to which Borrower is a party, all in accordance with the terms of the Notes, this Agreement and such other Loan Documents.

      9.2 COMMENCEMENT, PURSUIT AND COMPLETION OF CONSTRUCTION. Borrower will diligently pursue construction of the applicable Improvements in accordance with the Construction Schedules, and complete construction of the applicable Improvements prior to the applicable Completion Date, all substantially in accordance with the applicable Plans and Specifications in substantial compliance with all restrictions, covenants and easements affecting the Projects, all Requirements, and all Project Approvals, and with all terms and conditions of the Loan Documents, without deviation from the applicable Plans and Specifications unless Borrower obtains the prior approval of Agent and the surety company or companies issuing the applicable Payment and Performance Bond (to the extent either such approval is required hereunder or thereunder). Borrower will pay all sums and perform all such acts as may be necessary or appropriate to complete such construction of the applicable Improvements substantially in accordance with the applicable Plans and Specifications and in substantial compliance with all restrictions, covenants and easements affecting the applicable Project, all Requirements and all Project Approvals, and with all terms and conditions of the Loan Documents, all of which shall be accomplished on or before the applicable Completion Date in accordance with all Requirements, free (by bonding or otherwise) from any Liens, claims or assessments (actual or contingent) asserted against the Projects for any material, labor or other items furnished in connection therewith. Borrower will furnish evidence of satisfactory compliance with this Section 9.2 to Agent on or before the applicable Completion Date.

      9.3 CORRECTION OF DEFECTS. Borrower will promptly correct or cause to be corrected all material defects in the Improvements or any material departure from the Plans and Specifications not previously approved by Agent or made pursuant to a change order approved by Agent (to the extent such approval is required hereunder). Borrower agrees that any Advance made by the Lenders, whether before or after such defects or departures from the Plans and Specifications are discovered by, or brought to the attention of, Agent, shall not constitute a waiver of Agent and Lender's right to require compliance with this Section 9.3.

      9.4 MAINTENANCE OF OFFICE. Borrower will maintain its chief executive offices in Lee County, Florida, or at such other place in the United States of America as Borrower shall designate upon written notice to Agent, where notices, presentations and demands to or upon Borrower in respect of the Loan Documents may be given or made.

      9.5 RECORDS AND ACCOUNTS. Borrower will keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties, contingencies, and other reserves.

      9.6 FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. Borrower will deliver to Agent, in form and detail satisfactory to Agent:

            9.6.1 as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of WCI, a consolidated balance sheet of WCI and its Subsidiaries, as determined in accordance with GAAP, as at the end of such Fiscal Year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to Agent, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

            9.6.2 as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of WCI, a consolidated balance sheet of WCI and its Subsidiaries, as determined in accordance with GAAP, as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such Fiscal Quarter and for the portion of WCI's Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail, certified by a Responsible Officer of WCI as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of WCI and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

            9.6.3 concurrently with the delivery of the financial statements referred to in Sections 9.6.1 and 9.6.2, a duly completed Compliance Certificate signed by a Responsible Officer of Borrower, demonstrating compliance with the covenants contained in Section 9.24 (provided that the covenant provided for in Section 9.24.1 shall only be tested in the Compliance Certificate provided concurrently with the annual financial statements referred to in Section 9.6.1) and evidencing the calculation of the Leverage Ratio.

            9.6.4 within forty-five (45) days after the end of each Fiscal Quarter, a sales report setting forth Borrower's efforts to market and sell the then Unsold Units and the results of such efforts;

            9.6.5 within forty-five (45) days of the last day of the immediately preceding Fiscal Quarter, a Borrowing Base Report (unless provided in connection with a Draw Request); and

            9.6.6 from time to time such other financial data and information (including accountants' management letters obtained by Borrower) as Agent may reasonably request.

      Documents required to be delivered pursuant to this Section 9.6 (to the extent any such documents are included in materials otherwise filed with the
SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which Borrower posts such documents, or provides a link thereto on Borrower's website on the Internet at www.wcicommunities.com; or (b) on which such documents are posted on Borrower's behalf on an Internet or intranet website, if any, to which each Lender and Agent have access (whether a commercial, third-party website or whether sponsored by Agent); provided that: (i) Borrower shall deliver paper copies of such documents to Agent or any Lender that requests Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by Agent or such Lender and (ii) Borrower shall notify Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

      Borrower hereby acknowledges that (a) Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of Borrower hereunder (collectively, the "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Borrower or its securities) (each, a "Public Lender"). Borrower hereby agrees that (w) all the Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," Borrower shall be deemed to have authorized Agent, the Arrangers and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to Borrower or its securities for purposes of United States Federal and state securities laws; (y) all the Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

      9.7   NOTICES.

            9.7.1 Defaults. Borrower will give notice in writing to Agent immediately upon becoming aware of the existence of any Default or Event of Default hereunder. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of Indebtedness, indenture or other obligation to which or with respect to which Borrower is a party or obligor, whether as principal or surety, and such notice of default is reasonably expected to result in the holder of such note or obligation or other evidence of Indebtedness accelerating the maturity thereof, which acceleration would result in a Material Adverse Change, Borrower shall forthwith give written notice thereof to Agent, describing the notice or action and the nature of the claimed default.

            9.7.2 Environmental Events. Borrower will promptly give notice to Agent (i) of any violation of any Environmental Law that Borrower reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency that, either individually or in the aggregate with other similar violations, is reasonably expected to result in a Material Adverse Change, (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of 'potential environmental liability, or any federal, state or local environmental agency or board, that in either case involves the Projects and is reasonably expected to result in a Material Adverse Change, (iii) any proposed or actual investigation or inquiry of the Projects with regard to Hazardous Materials by any federal, state or local Governmental Authority, (iv) upon obtaining Knowledge of any discovery of or release of any Hazardous Material in, on, under or from the Projects or in, on, under or from any other site owned, occupied or operated by Borrower or by any person for whose conduct Borrower is responsible if liability relating to such other site may result in a Lien on the Projects, (v) Borrower's receipt of any notice to obtain a permit from any Governmental Authority, and
(vi) upon obtaining Knowledge of the incurring of any expense or loss by any Governmental

Authority in connection with the assessment, containment or removal of any Hazardous Materials for which expenses or loss Borrower may be liable or for which expense a Lien may be imposed on the Projects.

            9.7.3 Notification of Claims against Collateral. Borrower will, immediately upon becoming aware thereof, notify Agent in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the Lenders' rights with respect to the Collateral, are subject.

            9.7.4 Notice of Nonpayment. Borrower will promptly notify Agent in writing if Borrower receives any written notice from any major laborer, subcontractor or materialman to the effect that such laborer, subcontractor or materialman has not been paid when due any material sum for any labor or materials furnished in connection with the construction of the Improvements.

            9.7.5 Notice of Litigation and Judgments. Borrower will give notice to Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings overtly threatened in writing or any pending litigation and proceedings affecting the Projects (including any complaints or other citations from the Division of Florida Land Sales, Condominiums and Mobile Homes or similar Governmental Authorities in any other state in which a Project is located) or affecting Borrower or to which Borrower is or is to become a party, in each case involving an uninsured claim against Borrower that is reasonably expected to result in a Material Adverse Change, and stating the nature and status of such litigation or proceedings. Borrower will give notice to Agent, in writing, in form and detail satisfactory to Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against Borrower in an amount in excess of $10,000,000.00.

            9.7.6 Other Notices. Borrower will promptly give notice in writing to Agent:

                  (a)   of the occurrence of any ERISA Event;

                  (b) of any material change in accounting policies or financial reporting practices by Borrower or any Subsidiary; and

                  (c) of any announcement by Moody's, S&P, or Fitch of any change or possible change in a Debt Rating.

      9.8 EXISTENCE; MAINTENANCE OF PROPERTIES. Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Delaware corporation and its qualification to conduct business in the State of Florida and in any other State in which a Project is located. Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises. Borrower will cause the Projects to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times. Borrower will continue to engage primarily in the Core Businesses.

      9.9   INSURANCE; BONDS.

            9.9.1 Borrower will obtain and maintain insurance with respect to the Projects as required by the Security Instruments and shall furnish Agent certificates and policies as required by the Security Instruments. The casualty insurance policies delivered to Agent must provide for wind, storm and flood damage coverage, in all respects reasonably acceptable to Agent.

            9.9.2 Borrower will obtain and maintain or require the Contractors to obtain and maintain at all times during the construction of the Improvements the insurance required by the Construction Contracts and such other insurance as may be reasonably required by Agent (including, without limitation, commercial general liability insurance, comprehensive automobile liability insurance, all-risk contractor's equipment floater insurance, worker's compensation insurance and employer liability insurance), all such insurance to be in such amounts and form, to include such coverage and endorsements, and to be issued by such insurers as shall be reasonably approved by Agent, and to contain the written agreement of the insurer to give Agent not less than thirty (30) days prior written notice of cancellation, nonrenewal, modification or expiration (except where cancellation is due to nonpayment of premium in which case the insurer shall give not less than ten (10) days prior written notice). Borrower will provide or will cause the Contractors to provide Agent with certificates evidencing such insurance.

            9.9.3 Borrower will require the Architects to obtain and maintain professional liability insurance covering any claims asserted with respect to the Projects until the Outstanding Advances (as to that Project) are repaid, such insurance to be in such commercially reasonable amounts and form, to include such coverages and endorsements, and to be issued by such insurers as shall be reasonably approved by Agent. Borrower will provide or will cause the Architects to provide the Lenders with certificates evidencing such insurance. In the event that any of such Architects do not have or are unable to provide evidence of such insurance, Borrower shall, at its own cost and expense, insure such Person for its services with respect to the Projects, and provide Agent with evidence of such insurance.

            9.9.4 Borrower will obtain and provide to Agent or will cause the Contractor to obtain and provide to Agent the Payment and Performance Bonds.

            9.9.5 To the extent Borrower intends to utilize the Escrow Deposits in the construction of a Project, Borrower shall obtain a bond or letter of credit with respect to such Project in an amount equal to the greater of (i) the amount of the Escrow Deposits to be utilized in accordance with the Loan Amount Project Allocation for such Project, or (ii) the first ten percent (10%) of such Escrow Deposits actually used, and which bond or letter of credit otherwise satisfies the requirements of Section 718.202(1) of the Florida Statutes (or similar Requirements of any other State in which a Project is located), and has provided evidence thereof to Agent, including an opinion of counsel to Agent that Borrower has met the requirements of such Florida Statutes or other Requirements; provided, however, that Borrower shall not be required to have any such bond or letter of credit cover Post-Closing Escrow Deposits unless the Borrower utilizes such Post-Closing Escrow Deposits in the construction of the applicable Project. Borrower may phase in such bonds or letters of credit as Escrow Deposits are utilized in Construction.

      9.10 TAXES; LIENS. Borrower will pay or cause to be paid all income taxes imposed upon Borrower and all taxes, assessments and other governmental charges imposed upon Borrower with respect to the Projects or imposed upon the Projects at the time and in the manner required by the Security Instruments, subject to Borrower's right to contest such taxes as described in the Security Instruments. Borrower will promptly pay and discharge or cause to be paid within thirty (30) days of notice thereof all claims for labor, material or supplies that if unpaid might by Law become a Lien or charge against the Projects or any part thereof or might affect the priority of the Lien or security title created by the Security Instruments with respect to any Advance made or to be made by the Lenders under this Agreement, subject to Borrower's right to contest such Liens as described in the Security Instruments.

      9.11  INSPECTION OF PROJECTS AND BOOKS.

            9.11.1 Upon reasonable prior notice (excluding emergency situations), Borrower shall permit Agent, its authorized agents and the Construction Inspector, all at Borrower's expense, to visit and inspect the Projects and all materials to be used in the construction thereof and will cooperate with Agent and the Construction Inspector during such inspections (including making available working drawings of the Plans and Specifications); provided that this provision shall not be deemed to impose on Agent, the Lenders or the Construction Inspector any obligation to undertake such inspections.

            9.11.2 Upon reasonable prior notice (excluding emergency situations), Borrower shall permit Agent, at Borrower's expense, to visit and inspect the books of account of Borrower relating to the Projects (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of Borrower with respect to the Projects, and to be advised as to the same by, each of its officers, all at such reasonable times and intervals as Agent may reasonably request. Provided there is no Event of Default which has occurred and is continuing, Agent shall limit such examinations to one per calendar year.

      9.12 COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. Except where such noncompliance is not reasonably expected to result in a Material Adverse Change, Borrower will comply with all applicable Laws affecting the Projects, including all Environmental Laws and all Requirements, the provisions of its charter documents, all agreements and instruments by which it or any of the Projects may be bound, including the Architects' Contracts, the Construction Contracts, and all restrictions, covenants and easements affecting the Projects, all applicable decrees, orders and judgments affecting the Projects, and all licenses and permits required by applicable Laws and regulations for the conduct of its business or the ownership, use or operation of the Projects, including all Project Approvals.

      9.13 PROJECT APPROVALS. Borrower will obtain in the ordinary course of business all Project Approvals not heretofore obtained by Borrower (being those listed and described on Part XII of the Project Schedules attached hereto as Exhibit A and any other Project Approvals which may hereafter become required or necessary) and will furnish Agent with evidence that Borrower has obtained such Project Approvals promptly upon its request. Borrower will give all such notices to, and take all such other actions with respect to, such Governmental Authority as may be required under applicable Requirements to construct the Improvements and to use, occupy, operate, and sell Units following the completion of the construction of the Improvements.

Borrower will also obtain in the ordinary course of business all utility installations and connections required for the operation and servicing of the Projects for its intended purposes, and will furnish Agent with evidence thereof. Borrower will duly perform and comply with all of the terms and conditions of all Project Approvals obtained at any time, including all Project Approvals listed and described in Parts XII and XIII of the Project Schedules attached hereto as Exhibit A.

      9.14 USE OF PROCEEDS. Borrower will use the proceeds of the Loan solely for the purpose of paying for Project Costs in accordance with the Project Budgets, as modified from time to time pursuant to Section 2.10. No portion of the proceeds of the Loan shall be used, in whole or in part, for the purpose of purchasing or carrying any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

      9.15 INSUFFICIENCY OF LOAN PROCEEDS. From time to time, Borrower will deposit funds with Agent as follows. If at any time while the Loan is outstanding or the Lenders have any obligation to make Advances hereunder, Agent shall in its sole discretion determine that the remaining undisbursed portion of the Loan Amount Project Allocations, together with the undisbursed portion of the Escrow Deposits which can be utilized for construction, plus additional equity or any other sums previously deposited by Borrower with Agent in connection with the Loan, is or will be insufficient to fully complete and equip the Improvements substantially in accordance with the Plans and Specifications, to operate and carry each of such Projects covered by the Security Instruments at such time, after completion of the Improvements until payment in full of the Loan by Borrower, to pay all other Project Costs, to pay all interest accrued or to accrue on the Loan during the term of the Loan from and after the date hereof, and to pay all other sums due or to become due under the Loan Documents (or as to any budget category or line item in the Project Budgets, but subject to the provisions of Section 2.10 hereof, if the undisbursed funds for such category or line item are or will be insufficient to fully pay for the costs attributed to such budget category or line item), regardless of how such condition may be caused, then Borrower will, within seven (7) days after written notice of such determination from Agent, deposit into a non-interest bearing loan checking account set up with Agent, or following the occurrence of an Event of Default, into the Loan Checking Account, such sums of money in cash as the Lenders may require, in an amount sufficient to remedy the condition described in such notice, and sufficient to pay any Liens for labor and materials alleged to be due and payable at that time in connection with the Improvements, and, at Agent's option, no further Advances of the Loan shall be made by the Lenders until the provisions of this Section 9.15 have been fully complied with. All such deposited sums shall stand as additional security for the Obligations and shall be disbursed by the Lenders in the same manner as Advances under this Agreement before any further Advances of the Loan proceeds shall be made.

      9.16 SALES CONTRACTS. Borrower will take or cause to be taken all commercially reasonable steps within the power of Borrower to consummate the closing of the sale of Units to such purchasers and upon such terms and conditions as are set forth in the Sales Contracts, and shall give Agent at least three (3) Business Days prior written notice before the date for the consummation of the closing of such sales. Borrower will make, or cause to be made, such amendments, modifications or additions thereto as may be required by any Requirements or as may be necessary to qualify for any exceptions under any applicable Requirement as requested by Agent. The Net Sales Proceeds (Actual) for each Unit, cabana or other appurtenance thereto in the Projects will be paid to the Agent as provided in
Section 6.3 above.

      9.17 LABORERS, SUBCONTRACTORS AND MATERIALMEN. Borrower will furnish to Agent, upon request at any time, and from time to time, affidavits listing all laborers, subcontractors, materialmen, and any other Persons who might or could claim statutory or common law liens and are furnishing or have furnished labor or material to the Projects or any part thereof, together with affidavits, or other evidence satisfactory to Agent, showing that such parties have been paid all amounts then due for labor and materials furnished to the Projects. Borrower will also furnish to Agent, at any time and from time to time upon demand by Agent, lien waivers bearing a then current date and prepared on a form satisfactory to Agent from the Contractors and lien waivers through the date of the prior draw from such subcontractors or materialmen as Agent may designate. Lenders shall not be required to advance funds for any work not covered by a satisfactory lien waiver.

      9.18  FURTHER ASSURANCE OF TITLE. Except as more particularly provided in
Section 2.12.1 hereof with respect to the Stored Materials, Borrower will further assure title as follows: If at any time Agent or Agent's counsel has reason to believe that any Advance is not secured or will or may not be secured by the Security Instruments as a first lien, security title or security interest on the Projects, then Borrower shall, within ten (10) days after written notice from Agent, do all things and matters necessary, to assure to the satisfaction of Agent and Agent's counsel that any Advance previously made hereunder or to be made hereunder is secured or will be secured by the Security Instruments as a first lien, security title or security interest on the Projects, and Agent, at its option, may decline to make further Advances hereunder until Agent has received such assurance, but nothing in this Section 9.18 shall limit Agent's right to require endorsements extending the effective date of the Title Policies.

      9.19 PUBLICITY. Borrower will permit Agent and the Lenders to obtain publicity in connection with the construction of the Improvements through press releases and participation in such events as ground breaking and opening ceremonies. Borrower will give Agent advance notice of such events and will cooperate with and provide to Agent as much assistance as reasonably possible in connection with obtaining such publicity.

      9.20 SIGN REGARDING CONSTRUCTION FINANCING. If Borrower permits any other lenders to post a sign regarding financing in any location in, on, or near the Land, and if requested by Agent, Borrower will, at its own cost and expense, erect and maintain on a suitable location on the Land, a sign indicating that the construction financing for the Projects is being provided by the Lenders, such locations and signs to be subject to the approval of Agent, Lenders and Borrower.

      9.21  FURTHER ASSURANCES.

            9.21.1 Regarding Construction. Borrower will furnish or cause to be furnished to Agent and Lenders all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, title and other insurance, reports and agreements and each and every other document and instrument required to be furnished by the terms this Agreement or the other Loan Documents, all at Borrower's expense.

            9.21.2 Regarding Preservation of Collateral. Borrower will execute and deliver to Agent and Lenders such further documents, instruments, assignments and other writings, and will do such other acts necessary or desirable, to preserve and protect the Collateral at any time securing or intended to secure the Obligations, as Agent and Lenders may require.

            9.21.3 Regarding this Agreement. Borrower will cooperate with, and will do such further acts and execute such further instruments and documents as Agent and Lenders shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

      9.22  ESCROW DEPOSITS.

            9.22.1 Escrow Deposits Generally. Borrower will deposit, and will cause the Escrow Agent to deposit with Agent or any of the other Lenders, all Escrow Deposits and other sums received by Borrower or Escrow Agent from purchasers under Sales Contracts (other than amounts paid by purchasers to reimburse Borrower for work performed by Borrower for such purchasers, the cost of which has not been disbursed to Borrower or by the Lenders under the Loan), in a special account, from which no funds shall be drawn by Borrower without Agent's prior approval, except as provided in this Section 9.22 or as required to be applied at the time of the sale of a Unit under the terms of the applicable Sales Contract, and which sums shall stand as additional security for the Obligations. To the extent any of the other Lenders hold any of the Escrow Deposits, Agent shall have a first priority perfected security interest in such Escrow Deposits and Borrower and any such Lender agree to enter into such deposit account control agreements and other acknowledgements, financing statements and agreements as Agent may reasonably require to create and perfect such security interest. It is expressly agreed that such sums shall be disbursed in the same manner as Advances before any further Advance of the Loan is made, provided, however, that any such sums will not increase the respective Project Budgets without the prior written approval of the Majority Lenders. If, pursuant to applicable Requirements, such Escrow Deposits must remain with Escrow Agent, then no disbursement of such Escrow Deposits shall be made by Escrow Agent, except upon Borrower's compliance with the applicable Requirements and this Agreement and Escrow Agent's receipt of written authorization by Agent to disburse such Escrow Deposits. Any such disbursed Escrow Deposits shall only be used for any purpose for which Loan proceeds can be used in accordance with
Section 9.14 above and in accordance with applicable Requirements and all terms and provisions of this Agreement. With respect to any earnest money provided in the form of a letter of credit which complies with the conditions contained in
Section 10.1.5 below, the Borrower shall deliver the original letter of credit to the Escrow Agent for safekeeping and any and all proceeds from such letters of credit shall constitute Escrow Deposits hereunder.

            9.22.2 Post-Closing Escrow Deposits. In the event Borrower enters into any new Sales Contracts on or after the date of this Agreement as provided in Section 10.1 hereof, or a Proposed Project is added in accordance with
Section 2.5 hereof, any and all Escrow Deposits due shall be Post-Closing Escrow Deposits and shall be paid as provided in this Section 9.22.2. Such Post-Closing Escrow Deposits shall be deposited with Escrow Agent within five (5) days of receipt by Borrower of each such additional deposits from purchasers. Escrow Agent shall hold and disburse any funds deposited pursuant to this provision as provided herein for other Escrow Deposits.

      9.23 PROJECT COSTS. Borrower will fund all Project Costs in excess of the Loan Amount Project Allocation for each Project.

      9.24  FINANCIAL COVENANTS.

            9.24.1 Net Sales Proceeds (Projected). Borrower will not permit the aggregate Net Sales Proceeds (Projected) of Sales Contracts from the Projects as of the end of any Fiscal Year to be less than ninety percent (90%) of the aggregate Loan Amount Project Allocations; provided, that Borrower may cure any noncompliance with this covenant in the same manner provided in Section 6.3.3 above. Compliance with this covenant shall be tested annually on or about the date the annual financial statements of WCI and its Subsidiaries are delivered pursuant to Section 9.6.1, and in connection with the addition of a Proposed Project pursuant to Section 2.5.2(d).

            9.24.2 Tangible Net Worth. WCI will maintain at all times a minimum Adjusted Tangible Net Worth of at least $600,000,000.00. Compliance with this covenant shall be determined as of the end of each Fiscal Quarter of WCI.

                                   ARTICLE 10
                               NEGATIVE COVENANTS.

            Borrower covenants and agrees with Agent and Lenders, that, so long as the Loan is outstanding or the Lenders have any obligation to make any
Advances:

      10.1  RESTRICTION ON LEASES AND SALES CONTRACTS.

            10.1.1 Subject to Section 10.1.6 below, Borrower will not become a party to, or agree to become a party to, any lease of or affecting any portion of the Projects (except as allowed in Section 10.6 hereof) or any new sales contract without the prior approval of Agent, which consent shall not be unreasonably withheld and shall be deemed granted if the requirements of Section
10.1.2 are met. Subject to Section 10.1.6 below, Borrower will not, directly or indirectly, cause or permit to exist any default of its obligations under any Sales Contract which would result in the termination or cancellation of, or which would relieve the performance of any obligations of any purchaser under, any Sales Contract.

            10.1.2 Agent's approval of a new sales contract with respect to any Project shall be deemed granted if

                  (a) the sales contract is in the standard form sales contract previously approved by Agent for such Project, which form must contain a limitation on the assignability of the sales contract by the purchaser;

                  (b) the sales contract complies with the Escrow Deposit requirements for each Project set forth in Part V of the Project Schedules attached hereto as Exhibit A; and

                  (c) the purchase price set forth in such sales contract is not less than eighty percent (80%) of the price for such Unit on the applicable schedule of prices provided by Borrower to Agent in Part VIII of the Project Schedules attached hereto as Exhibit A.

            10.1.3 Any required approval by Agent with respect to any sales contract or lease shall be made in a commercially reasonable manner, except that, with respect to the foregoing provisions of this Section 10.1 above, immaterial and commercially reasonable modifications to the standard form of any sales contract made in the ordinary course of Borrower's business shall be deemed approved by Agent without Agent's prior written consent provided that the modifications do not conflict with the foregoing provisions of this Section 10.1 above, and such modifications comply with all applicable Requirements and with exemptions under the Interstate Land Sales Full Disclosure Act and the Florida Uniform Land Sales Practices Law (or similar Requirements of any other state in which a Project is located), or in the case of any Projects which are the subject of a filing with HUD, such modifications comply with the Interstate Land Sales Full Disclosure Act and the Florida Uniform Land Sales Practices Law (or similar Requirements of any other State in which a Project is located).

            10.1.4 In determining compliance with the pre-sale and coverage requirements for Sales Contracts described in Sections 2.5.2(d), 4.6.6(h), 6.3.2(i), 9.24.1 and 11.4 hereof, the following guidelines shall apply:

                  (a) Unless such limitation is modified in connection with the addition of a Proposed Project pursuant to Section 2.5.2, Borrower may only count (i) up to three (3) Units for each multiple Unit buyer purchasing more than three (3) Units in a Project; and (ii) up to five (5) Units per Project pursuant to Sales Contracts for Insider Sales; provided, that with respect to Projects containing more than one tower, the limitations in subparagraphs (i) and (ii) shall be applied separately to each tower.

                  (b) The only Sales Contracts which will be counted shall be those Sales Contracts that (i) comply with the terms of this Agreement; (ii) are not in default; (iii) are beyond the rescission period set forth therein; (iv) are not subject to termination by the purchaser thereunder without forfeiture by the purchaser of the Escrow Deposits thereunder (excluding Sales Contracts at any Projects which are subject to a filing with HUD or if, pursuant to applicable Requirements, Borrower is required to refund some portion of the Escrow Deposits to the purchaser); (v) are with bona fide third party purchasers (except as provided in Section 10.1.4 above with regard to Insider Sales); and
(vi) which have all of the required Escrow Deposits in the applicable Escrow Account.

            10.1.5 With respect to any portion of the Escrow Deposits provided in the form of an unconditional, irrevocable and transferable letter of credit issued to Escrow Agent in connection with the execution of the sales contract, the form, substance and issuer of each such letter of credit shall be satisfactory to Agent in its reasonable discretion; provided, that earnest money in the form of letters of credit for any particular Project shall not exceed five percent (5%) of the aggregate Total Prices for such Project.

            10.1.6 Notwithstanding the foregoing provisions of this Section 10.1 above, so long as Borrower maintains the pre-sale and coverage requirements for Sales Contracts described

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

in Sections 2.5.2(d), 4.6.6(h), 6.3.2(i), 9.24.1 and 11.4 hereof, Agent's consent shall not be required to enter into or modify any sales contracts which are not needed to satisfy such requirements.

      10.2 RESTRICTION ON CHANGE ORDERS. Except as permitted in Section 2.10 above, Borrower will not cause, permit or suffer to exist any deviations from the Plans and Specifications and will not approve any of them or consent to any change order or construction change directive without the prior approval of Agent and the surety company or companies issuing any Payment and Performance Bonds, to the extent such approval is required thereunder.

      10.3 RESTRICTION ON EASEMENTS, COVENANTS AND RESTRICTIONS. Borrower will comply with all existing restrictions and protective covenants affecting the Land including but not limited to those listed in the Title Policies. Except such as are necessary to complete the construction of the Projects in the ordinary course of business, Borrower will not create or suffer to be created or to exist any easement, right of way, declaration, restriction, covenant, condition, license or other right in favor of any Person which affects or might affect title to the Projects or the use and occupancy of the Projects or any part thereof without submitting to Agent the proposed instrument or plat creating such easement, right of way, declaration, covenant, condition, license or other right, accompanied by a survey showing the exact proposed location thereof, if applicable, and such other information as Agent may reasonably request, and obtaining the prior approval of Agent, which approval shall not be unreasonably withheld or delayed.

      10.4 RESTRICTION ON LIENS, ETC. Borrower will not create or incur or suffer to be created or incurred or to exist any Lien, restriction or other security interest of any kind upon the Projects or upon the income or profits therefrom or upon any other Collateral except the Lien of the Agent for the benefit of the Lenders, the rights of the purchasers pursuant to the Sales Contracts, the Permitted Liens and any Liens being contested by Borrower pursuant to and in accordance with the provisions contained in the Security Instruments or otherwise removed from the Projects.

      10.5  MERGER, AND CONSOLIDATION AND DISPOSITION OF ASSETS.

            10.5.1 Borrower will not, without the prior written consent of Agent upon written approval of the Majority Lenders, such consent not to be unreasonably withheld, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition prohibited under Section
7.04 of the Senior Unsecured Revolving Credit Agreement. Borrower shall provide thirty (30) days prior written notice to Agent of any proposed permitted merger hereunder and shall execute such documents as Agent may request in order to continue the effectiveness of the documents and instruments executed in connection herewith. Borrower may also create additional Subsidiaries for the purpose of owning real property or other assets. Any Subsidiaries formed for homeowner's associations may be owned in part by the homeowners in the applicable community and with respect to any amenities, in part, by the owners of equity memberships.

            10.5.2 Borrower will not become a party to or agree to or effect any disposition of the Projects or any part thereof, except for the sale of Units pursuant to the requirements of

Sections 6.3.1 and 9.16, without the prior written consent of Agent upon written approval of the Majority Lenders, which consent may be granted or denied in the Majority Lenders' sole reasonable discretion; provided, however, that the sale, lease or other disposition of non-residential portions of a Project intended for commercial or other non-residential use as described in the prospectus for such Project or other underwriting information provided to Agent and the Lenders at the time such Project is added to the Loan, and which are not included in testing compliance with pre-sales coverage requirements contained in this Agreement, shall only require the prior written consent of Agent, which shall not be unreasonably withheld so long as such sale, lease or other disposition will not result in a Material Adverse Change.

            10.5.3 Except as provided in Section 10.5.2, Borrower will not become a party to or agree to effect any disposition of assets, other than the disposition of assets not included in the Projects in the ordinary course of business, consistent with past practices.

      10.6 SALE AND LEASEBACK. Borrower will not sell and leaseback any portion of the Projects or enter into any arrangement directly or indirectly or become a party to or agree to effect any other disposition of the Projects or any part thereof which would have the result of a sale and leaseback of any portion of the Projects; provided, however, that, unless such limitation is modified in connection with the addition of a Proposed Project pursuant to Section 2.5.2, Borrower may sell and leaseback no more than four (4) Units at any time at each Project for use as models to show prospective purchasers, provided all costs for same are reflected in the applicable Project Budgets.

      10.7 COMPLIANCE WITH ENVIRONMENTAL LAWS. Borrower will not do any of the following:

            10.7.1 Use any of the Land and Improvements or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Materials;

            10.7.2 Cause or permit to be located on any of the Land and Improvements any underground tank or other underground storage receptacle for Hazardous Materials except in full compliance with Environmental Laws;

            10.7.3 Generate, store or use any Hazardous Materials on any of the Land and Improvements except for de minimus quantities generated, stored or used in the ordinary course of Borrower's Core Businesses and in full compliance with Environmental Laws; or

            10.7.4 Conduct any activity on the Land or use any of the Land in any manner so as to cause a Release which would result in a material violation of Environmental Laws.

      10.8 DISTRIBUTIONS. Borrower will not make any Distributions during any period when any Default or Event of Default has occurred and is continuing.

      10.9 SUBSIDIARIES. Borrower will not have any Subsidiaries except as reflected in and permitted by Section 10.5.1 above and Subsidiaries not prohibited by the Senior Unsecured Revolving Credit Agreement.

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      10.10 NO AMENDMENTS, TERMINATIONS OR WAIVERS.

            10.10.1 Borrower will not amend, supplement or otherwise modify, whether by change order or otherwise, any of the terms and conditions of any of the Architects' Contracts or the Construction Contracts, without in each case Agent's prior written approval, which approval shall not be unreasonably withheld, and in the case of the Construction Contracts, without the prior approval of any surety or surety companies issuing any Payment and Performance Bonds (if required thereunder).

            10.10.2 Borrower will not, directly or indirectly, terminate or cancel, or cause or permit to exist any condition which would result in the termination or cancellation of, or which would relieve the performance of any material obligations of any other party under any of the Architects' Contracts or the Construction Contracts.

            10.10.3 Borrower will not, directly or indirectly, waive or agree or consent to the waiver of, the performance of any material obligations of any other party under any of the Architects' Contracts or the Construction Contracts.

                                   ARTICLE 11
                         CONDITIONS TO INITIAL ADVANCE.

            The obligation of the Lenders to make the initial Advance shall be subject to the satisfaction of the following conditions precedent, provided that the conditions described in Sections 11.2, 11.3, 11.5, 11.10, 11.12, 11.13 and
11.14 with respect to any particular Project shall not be required with respect to such Project if the initial Advance does not cover Project Costs for such
Project:

      11.1 LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to Agent. Agent shall have received a fully executed copy of each such Loan Document.

      11.2 CONSTRUCTION DOCUMENTS. Each of the Architects' Contracts and the Construction Contracts shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect, and shall be in form and substance satisfactory to Agent. Agent shall have received a certified or a fully executed copy of each such document. The Architects and the Contractors shall have duly executed and delivered to Agent a consent to the assignment of the Architects' Contracts and the Construction Contracts, in form and substance satisfactory to Agent, and Agent shall have received a fully executed copy thereof.

      11.3 SUBCONTRACTS. If required by Agent, Borrower shall have delivered to Agent a list of all major subcontractors and materialmen who have been or, to the extent identified by Borrower will be supplying labor or materials for the Projects.

      11.4 SALES CONTRACTS. Borrower shall have provided Agent with the Sales Contracts evidencing that the representations and warranties with respect to the Sales Contracts and

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Escrow Deposits described on Part XIV of the Project Schedules attached hereto as Exhibit A are true and correct.

      11.5 OTHER CONTRACTS. Borrower shall have delivered to Agent correct and complete photocopies of all other executed contracts with contractors, engineers or consultants for the Projects, and of all development, management, brokerage, sales or leasing agreements for the Projects.

      11.6 CERTIFIED COPIES OF ORGANIZATIONAL DOCUMENTS. Agent shall have received from Borrower its articles of incorporation and any other organizational documents as in effect on such date of certification, certified as of a recent date by the Secretary of State for the State of Delaware, and good standing certificates for Borrower from the Secretary of State for the State of Delaware and the Secretary of State for the State of Florida.

      11.7 RESOLUTIONS. All action necessary for the valid execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which each is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to Agent shall have been provided to Agent. Agent shall have received from Borrower true copies of the resolutions adopted authorizing the transactions described herein, each certified as of a recent date to be true and complete.

      11.8 INCUMBENCY CERTIFICATE; AUTHORIZED SIGNERS. Agent shall have received from Borrower an incumbency certificate dated as of the Closing Date, signed by a duly authorized officer of Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of Borrower each of the Loan Documents to which Borrower is or is to become a party; (b) to make Draw Requests; and (c) to give notices and to take other action on its behalf under the Loan Documents.

      11.9 VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Lenders a legal, valid and enforceable first lien and security interest in the Collateral. All filings, recordings, deliveries of instruments, payment of intangible taxes, documentary stamp taxes and other recording fees and costs, and other actions necessary or desirable in the opinion of Agent to protect and preserve such lien and security interest shall have been duly effected. Agent shall have received evidence thereof in form and substance satisfactory to Agent.

      11.10 AMERICANS WITH DISABILITIES ACT. Agent, at Agent's sole option, may obtain, at Borrower's expense, a report from a reputable consultant of Agent's choice, regarding the compliance of the Projects with all requirements of the Americans with Disabilities Act of 1990 (ADA), 42 U.S.C.
sections 12101-12213 (1994) (the "ADA") and with the Fair Housing
Amendments Act of 1988, 42 U.S.C. sections 3601-3619 (1994) ("FHA"), as the same may be amended from time to time. Agent shall also be entitled to contact all applicable regulatory agencies, at any time, to confirm Borrower's adherence to the provisions of this Agreement and the Security Documents. Agent, during the term of the Loan, at Agent's sole option, may require that all violations or non-compliance with the ADA be corrected, and that Borrower shall obtain all necessary permits and certifications before Lenders shall be obligated to make any Advance under the Loan. Borrower covenants and agrees to abide by all applicable governmental directives, rules and regulations regarding the compliance with the ADA and FHA, as the same may be amended from time to time.

      11.11 DELIVERIES. The following items or documents with respect to each Project shall have been delivered to Agent or its designee by Borrower prior to closing and shall be in form and substance reasonably satisfactory to Agent (to the extent that any of the following items with respect to any Project have not been delivered in form and substance reasonably satisfactory to Agent by the Closing Date, no Advance shall be made hereunder by the Lenders with respect to such Project until the satisfaction of such outstanding requirements, as determined by Agent in the exercise of its reasonable discretion):

            11.11.1 Plans and Specifications. One complete set of each of the Plans and Specifications sealed by the applicable Architect and approval thereof by any necessary Governmental Authority, with a certification from the applicable Architect that the applicable Improvements to be constructed comply with all Requirements and Project Approvals and that each of the applicable Construction Contracts satisfactorily provides for the construction of the applicable Improvements.

            11.11.2 Title Policy. The Title Policy, together with proof of payment of all fees and premiums for the Title Policy and true and accurate copies of all documents listed as exceptions under the Title Policy.

            11.11.3 Other Insurance. Duplicate originals or certified copies of all policies of insurance required by the Security Instruments to be obtained and maintained during the construction of the Improvements, and certificates of insurance evidencing the insurance required by Sections 9.9.2 through 9.9.3 to be obtained and maintained by the Contractors and the Architects.

            11.11.4 Evidence of Sufficiency of Funds. With respect to each Project, evidence that the Loan Amount Project Allocation, together with Required Equity Funds and the Escrow Deposits under the Sales Contracts, will be sufficient to cover all Project Costs reasonably anticipated to be incurred to complete the Improvements prior to the applicable Completion Date, and to satisfy the obligations of Borrower to Agent and Lenders under this Agreement.

            11.11.5 Evidence of Access, Availability of Utilities, Project Approvals. Evidence as to:

                  (a) the methods of access to and egress from each of the Projects, and nearby or adjoining public ways, meeting the reasonable requirements of each of the Projects and the status of completion of any required Improvements to such access;

                  (b) the availability of water supply and storm and sanitary sewer facilities meeting the reasonable requirements of each of the Projects;

                  (c) the availability of all other required utilities, in location and capacity sufficient to meet the reasonable needs of each of the Projects; and

                  (d) the obtaining of all Project Approvals which are required or necessary for the construction of the applicable Improvements and the access thereto, together with copies of all such Project Approvals.

            11.11.6 Environmental Report. An environmental site assessment report or reports of one or more qualified environmental engineering or similar inspection firms approved by Agent, which report or reports shall indicate the condition of the Land and any existing improvements thereon in all respects satisfactory to Agent in its sole discretion, and upon which report or reports Agent and Lenders are expressly entitled to rely.

            11.11.7 Soils Report. A soils report for the Land prepared by a soils engineer approved by Agent, which report shall indicate that, based upon actual surface and subsurface examinations of the Land, the soils conditions are fully satisfactory for the proposed construction and operation of the Improvements in accordance with the Plans and Specifications.

            11.11.8 Survey and Taxes. A Survey of the Land and all appurtenant easements (and any existing improvements thereon) and Surveyor's Certificate, and evidence of payment of all real estate taxes and municipal charges on the Land (and any existing improvements thereon) which were due and payable prior to the Closing Date.

            11.11.9 Required Equity Funds. Evidence of Borrower's Required Equity Funds shall have been delivered to Agent.

            11.11.10 Bonds. The Payment and Performance Bonds and, if applicable, the bonds with respect to the Escrow Deposits described in Section
9.9.5 above.

            11.11.11 Draw Request. A Draw Request complying with the provisions of Section 3.1 hereof.

            11.11.12 Construction Inspector Report. A report or written confirmation from the Construction Inspector that (i) the Construction Inspector has reviewed the Plans and Specifications, (ii) the Construction Contracts satisfactorily provide for the construction of the Improvements, and (iii) in the opinion of the Construction Inspector, construction of the applicable Improvements can be completed on or before the applicable Completion Date for an amount not greater than the amount allocated for such purpose in the applicable Project Budget.

            11.11.13 Legal Opinions. Favorable legal opinions from counsel to Borrower in form and substance satisfactory to Agent and Agent's counsel, addressed to Agent and Agent's counsel and dated as of the Closing Date, as to such matters as Agent shall reasonably request.

            11.11.14 Lien Search. A certification from Title Insurance Company or counsel satisfactory to Agent (which shall be updated from time to time at Borrower's expense upon request by Agent) that a search of the public records disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect the Collateral.

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            11.11.15 Appraisals. Appraisals for each of the Projects, which
Appraisals, when taken together, reflect a sufficient amount so that the aggregate Loan Amount Project Allocations do not exceed seventy percent (70%) of such aggregate Appraised Value of the combined Projects.

            11.11.16 Escrow Agent. An accounting from Escrow Agent of all Escrow Deposits received and disbursed, in form and substance acceptable to Agent.

            11.11.17 Borrowing Base Report. A Borrowing Base Report dated as of the Closing Date, provided, however, that Borrower shall notify Agent in writing on the Effective Date of any material deviation from the values reflected on the Borrowing Base Report and shall provide Agent with such supplementary documentation as Agent may reasonably request.

      11.12 NOTICES. All notices required by any Governmental Authority under applicable Requirements to be filed prior to commencement of construction of the Improvements shall have been filed.

      11.13 PERFORMANCE; NO DEFAULT. Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Drawdown Date of the initial Advance, and on the Drawdown Date of the initial Advance, there shall exist no Default or Event of Default.

      11.14 REPRESENTATIONS AND WARRANTIES. The representations of warranties made by Borrower in the Loan Documents or otherwise made by or on behalf of Borrower in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Drawdown Date of the initial Advance.

      11.15 PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory to Agent, Lenders and Agent's counsel in form and substance, and the Lenders shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as Agent, Lenders and Agent's counsel may reasonably require.

                                   ARTICLE 12
                       CONDITIONS OF SUBSEQUENT ADVANCES.

            The obligation of the Lenders to make any Advance after the initial Advance shall be subject to the satisfaction of the following conditions precedent, provided that the conditions described below with respect to any particular Project shall not be required with respect to such Project if such Advance does not cover Project Costs for such Project:

      12.1 PRIOR CONDITIONS SATISFIED. All conditions precedent to the initial Advance and any prior Advance shall continue to be satisfied as of the Drawdown Date of such subsequent Advance.

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      12.2 PERFORMANCE; NO DEFAULT. Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Drawdown Date of such Advance, and on the Drawdown Date of such Advance there shall exist no Default or Event of Default.

      12.3 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Borrower in the Loan Documents or otherwise made by or on behalf of Borrower in connection therewith after the date thereof shall have been true and correct in all material respects on the date on when made and shall also be true and correct in all material respects on the Drawdown Date of such Advance (except to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and changes occurring in the ordinary course of business that either individually or in the aggregate do not result in a Material Adverse Change); provided, however, that (i) the representations and warranties contained in Sections 8.3 and 8.4 above shall refer back to the date of the most recent audited financial statements of Borrower as of the Drawdown Date rather than December 31, 2003; (ii) the representations and warranties contained in Section 8.30 above shall refer back to the date of the most recent sales report for the Projects provided by Borrower pursuant to Section 9.6.4 above; and (iii) representations and warranties relating to the Projects shall only be made with respect to Projects covered by such Advance.

      12.4 NO DAMAGE. The Improvements shall not have been injured or damaged by fire, explosion, accident, flood, windstorm or other casualty, unless the Lenders shall have received insurance proceeds and/or cash deposits from Borrower sufficient in the reasonable judgment of Agent to effect the satisfactory restoration of the Improvements and to permit the completion thereof on or prior to the applicable Completion Date and all Requirements with respect thereto have been satisfied.

      12.5 RECEIPT BY AGENT. Agent shall have received the following items or documents which shall be in form and substance satisfactory to Agent:

            12.5.1 Draw Request. A Draw Request complying with the requirements hereof, including those set forth in Section 3.1 hereof.

            12.5.2 Endorsement to Title Policy. A "date down" endorsement to the Title Policies indicating no change in the state of title and containing no exceptions not approved by the Lenders, which endorsement shall, expressly or by virtue of a proper "pending disbursements" clause or endorsement in the Title Policies, increase the coverage of the Title Policies to the aggregate amount of all proceeds of the Loan advanced on or before the effective date of such endorsement; provided, that only one such endorsement per calendar quarter shall be required.

            12.5.3 Partial Lien Waiver. Partial lien waivers from the Contractors and all subcontractors having performed work on the applicable Project in accordance with the requirements of Section 9.17 hereof; provided, that Borrower's failure to provide a lien waiver as to work covered by a portion of the Advance for a Project shall not prevent the entire Advance from being disbursed, just the applicable amount of the Advance not covered by the lien waiver.

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            12.5.4 Current Survey. An updated Survey if required by the Title
Insurance Company or Agent.

            12.5.5 Approval by Construction Inspector. Approval of the Draw Request for such Advance by the Construction Inspector, accompanied by a certificate or report from the Construction Inspector to the effect that in its opinion, based upon on-site observations and submissions by the Contractors, the construction of the applicable Improvements to the date thereof was performed in a good and workmanlike manner and in accordance with the applicable Plans and Specifications, stating the estimated total cost of construction of the applicable Improvements, stating the percentage of in-place construction of the applicable Improvements, and stating that the remaining non-disbursed portion of the Loan and Required Equity Funds allocated for such purpose in the applicable Project Budget is adequate to complete the construction of the applicable Improvements.

            12.5.6 Contracts. Evidence that one hundred percent (100%) of the cost of the remaining construction work is covered by firm fixed price or guaranteed maximum price contracts or subcontracts, or orders for the supplying of materials, with contractors, subcontractors, materialmen or suppliers satisfactory to the Lenders.

            12.5.7 Zoning. If applicable to the work covered by the Advance, a Survey showing the locations of the foundation(s), an affidavit from the surveyor that set backs comply with current zoning requirements and deed restrictions, and a first floor elevation certificate.

                                   ARTICLE 13
                         EVENTS OF DEFAULT AND REMEDIES.

      13.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following conditions or events shall constitute an "Event of Default":

            13.1.1 Borrower fails to pay (i) as of the due date thereof, any amount of principal payable under the Notes; provided that to the extent such failure is caused by an error or omission of an administrative or operational nature and funds are available on such due date to enable Borrower to make such payment, then such failure shall not constitute an Event of Default unless such failure continues for three (3) Business Days after such due date, or (ii) within three (3) Business Days from the due date stated on the applicable invoice delivered by Agent to Borrower for any Unused Fees, any interest on any Advance or any other fee or amount payable hereunder or under any other Loan Document; or

            13.1.2 any failure by Borrower to deposit with Agent any funds required by Section 9.15 hereof to be deposited with Agent, at the time and otherwise in accordance with Section 9.15; or

            13.1.3 title to the Collateral is or becomes unsatisfactory to Agent in the exercise of its reasonable judgment by reason of any lien, charge, encumbrance, title condition or exception (including, without limitation, any mechanic's, materialman's or similar statutory or common law lien or notice thereof), and such matter causing title to be or become unsatisfactory

                                     - 75 -
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is not cured or removed (including by bonding) within ten (10) Business Days after notice thereof from Agent to Borrower; or

            13.1.4 any refusal by the Title Insurance Company to insure any Advance as being secured by a Security Instrument as a valid first lien and security interest on the Projects and continuance of such refusal for a period of ten (10) Business Days after notice thereof by Agent to Borrower; or

            13.1.5 the Improvements are not completed by the applicable Completion Date or, after fifteen (15) days notice to Borrower, Agent determines, in the reasonable judgment of Agent, that construction of the Improvements will not be completed by the applicable Completion Date; or

            13.1.6 any of the Projects or any part thereof is injured by fire, explosion, accident, flood or other casualty, unless Agent shall have received or be solely and unconditionally entitled to receive insurance proceeds and sums deposited from Borrower in an amount sufficient in the reasonable judgment of Agent to effect the satisfactory restoration of the Projects and to permit the completion of the applicable Improvements on or prior to the applicable Completion Date; or

            13.1.7 the Projects or any part thereof is subject to a Taking; or

            13.1.8 any cessation at any time in construction of any of the Improvements for more than fourteen (14) consecutive days except for strikes, acts of God, fire or other casualty or as necessary in order to comply with prudent and commercially reasonable condominium construction practices; or

            13.1.9 any failure by Borrower to duly observe or perform any term, covenant, condition or agreement contained in Section 9.16 or Article 10 hereof, which shall not be cured to Agent's satisfaction within fifteen (15) days after written notice thereof to Borrower from Agent; or

            13.1.10 any representation or warranty made or deemed to be made by or on behalf of Borrower in this Agreement or in any of the other Loan Documents, or in any report, certificate, financial statement, Draw Request, document or other instrument delivered pursuant to or in connection with this Agreement, any Advance or any of the other Loan Documents, shall prove to have been false or incorrect in any material respect upon the date when made or deemed to be made or repeated; or

            13.1.11 any dissolution, termination, partial or complete liquidation, merger or consolidation of Borrower, or any sale, transfer or other disposition of all or substantially all of the assets of Borrower, other than as permitted under the terms of Section 10.5.1 of this Agreement; or

            13.1.12 any failure by Borrower to obtain any Project Approvals as required by Section 9.13, or the revocation or other invalidation of any Project Approvals previously obtained and the lapse of all applicable contest periods with respect thereto; or

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

            13.1.13 except with the prior written consent of Agent upon written approval the Majority Lenders, which consent shall not be unreasonably withheld, or as permitted under Section 10.5.1 hereof, any change in the legal or beneficial ownership of BCG or the occurrence of a Change of Control with respect to WCI; or

            13.1.14 Borrower shall file a voluntary petition in bankruptcy under any Debtor Relief Law, or an order for relief shall be issued against Borrower, in any involuntary petition in bankruptcy under any Debtor Relief Law, or Borrower shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under Debtor Relief Law, or Borrower shall seek or consent to or acquiesce in the appointment of any custodian, trustee, receiver, conservator or liquidator of Borrower respectively, or of all or any substantial part of its properties, or Borrower shall make an assignment for the benefit of creditors, or Borrower shall fail generally to pay its debts as such debts become due, or Borrower shall give notice to any Governmental Authority of insolvency or pending insolvency or suspension of operations; or

            13.1.15 a court of competent jurisdiction shall enter any order, judgment or decree approving a petition filed against Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation or any modification or alternation of the rights of its creditors or similar relief under any Debtor Relief Law, or appointing any custodian, trustee, receiver, conservator or liquidator of all or any substantial part of its property, which order, judgment or decree remains undischarged and unstayed for more than thirty
(30) days; or

            13.1.16 there is entered against any member of the Consolidated Group (i) a final judgment or order for the payment of money in an aggregate amount exceeding the $10,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or
(ii) any one or more non-monetary final judgments that have, or would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

            13.1.17 any of the Loan Documents shall be modified, canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior approval of the Lenders, or any action at Law, suit in equity or other legal proceeding to modify, cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of Borrower, or any court or any other Governmental Authority of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof and no further appeal may be made regarding such judgment, order, decree or ruling; or

            13.1.18 Borrower shall be indicted for a federal crime, a punishment for which could include the forfeiture of any of its assets which would reasonably be expected to result in a Material Adverse Change; or

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            13.1.19 any failure by Borrower to duly observe or perform any other term, covenant, condition or agreement under this Agreement and continuance of such failure for a period of ten (10) Business Days after notice thereof from Agent to Borrower; or

            13.1.20 the occurrence of a Material Adverse Change; or

            13.1.21 an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000, or Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000; or

            13.1.22 any "default", "Default", "event of default" or "Event of Default", as defined in any of the other Loan Documents (other than this Agreement), shall occur and be continuing after the expiration of any applicable cure period, if any, contained therein or in this Agreement.

Notwithstanding any other provisions of this Agreement to the contrary, the occurrence of any one or more of the conditions, events or circumstances described in Sections 13.1.3, 13.1.5, 13.1.6, 13.1.7, 13.1.8, 13.1.9, 13.1.10,
13.1.12, 13.1.19 or 13.1.22 solely with respect to any particular Project shall not constitute a Default or an Event of Default provided the following conditions are satisfied at such time:

                  (i) such condition, event or circumstance either individually or together with other conditions, events or circumstances shall not constitute a Material Adverse Change as determined by Agent in its sole discretion;

                  (ii) Borrower is in compliance with the covenants contained in
Section 9.2 above; and

                  (iii) the Loan Amount Project Allocation for the Project in question is in balance with the cost to complete such Project as provided in the applicable Project Budget;

provided, further, however, that Borrower shall not be entitled to request an Advance with respect to such Project so long as such condition, event or circumstance is continuing.

      13.2 TERMINATION OF COMMITMENT AND ACCELERATION.

            13.2.1 If any one or more of the Events of Default shall occur and not be cured within the applicable cure period, if any, Agent may, and shall if directed by the Required Lenders, by notice to Borrower declare Lenders' obligations to make Advances hereunder to be terminated, whereupon the same shall terminate and Agent and Lenders shall be relieved of all obligations to make Advances to Borrower, and/or declare all unpaid principal of and accrued interest on the Notes, together with all other amounts owing under the Loan Documents, to be immediately due and payable, without further notice or demand, whereupon same shall become and be immediately due and payable, anything in the Loan Documents to the contrary notwithstanding, and without presentment, protest, demand or other notice of any kind, all of which are hereby expressly waived by Borrower; provided that if any one or more of the Events of Default specified in Section
13.1.14 or Section 13.1.15 hereof shall occur with respect to Borrower, the Lenders' obligations to make Advances hereunder automatically shall so terminate and all unpaid principal of and accrued interest on the Notes, together with all other amounts owing under the Loan Documents, automatically shall become and be immediately so due and payable, without any declaration or other act on the part of Agent or Lenders. Failure to exercise such option shall not constitute a waiver of the right to exercise such option in the future upon the occurrence and during the continuance of an Event of Default.

            13.2.2 Notwithstanding anything in this Agreement or any other Loan Document to the contrary, any reference in this Agreement or in any other Loan Document that an "Event of Default is continuing" or to "the continuance of an Event of Default" or any similar phrase shall not create or be deemed to create any right on the part of the Borrower, any Guarantor or any other party to cure any default following the expiration of any applicable grace or notice and cure period.

      13.3 COMPLETION OF PROJECTS. If any one or more of the Events of Default shall have occurred and be continuing, and whether or not Agent shall have terminated Lenders' obligations to make Advances and accelerated the maturity of the Loan pursuant to Section 13.2, Agent, if the construction of the Improvements has not been fully completed, may cause the Projects to be completed and may enter upon the Land and construct, equip and complete the Projects in accordance with the Plans and Specifications, with such changes therein as Agent may, from time to time, and in its sole discretion, deem appropriate. In connection with any construction of the Projects undertaken by Agent pursuant to the provisions of this Section 13.3, Agent may:

            13.3.1 use any funds of Borrower which may be held by Agent as security or in escrow in connection with this Loan to the extent such are allowed to be used under applicable condominium Laws, and any funds remaining unadvanced under the Loan;

            13.3.2 employ existing contractors, subcontractors, agents, architects, engineers, and the like, or terminate the same and employ others;

            13.3.3 employ security watchmen to protect the Projects;

            13.3.4 make such additions, changes and corrections in the Plans and Specifications as shall, in the judgment of Agent, be necessary or desirable;

            13.3.5 take over and use any and all Personal Property contracted for or purchased by Borrower, if appropriate, or dispose of the same as Agent sees fit;

            13.3.6 execute all applications and certificates on behalf of Borrower which may be required by any Governmental Authority or Requirements or contract documents or agreements;

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            13.3.7 pay, settle or compromise all existing or future bills and claims which are or may be liens against the Projects, or may be necessary for the completion of the Improvements or the clearance of title to the Projects;

            13.3.8 complete the marketing of Units, enter into Sales Contracts, and modify or amend existing Sales Contracts, all as Agent shall deem to be necessary or desirable;

            13.3.9 prosecute and defend all actions and proceedings in connection with the construction of the Improvements or in any other way affecting the Land or the Improvements and take such action and require such performance as Agent deems necessary under any Payment and Performance Bonds; and

            13.3.10 take such action hereunder, or refrain from acting hereunder, as Agent may, in its sole and absolute discretion, from time to time determine, and without any limitation whatsoever, to carry out the intent of this Section 13.3.

            Borrower shall be liable to Agent and Lenders for all reasonable costs paid or incurred for the construction, equipping and completion of the Projects, whether the same shall be paid or incurred pursuant to the provisions of this Section 13.3 or otherwise, and all payments made or liabilities incurred by Agent and Lenders hereunder of any kind whatsoever shall be deemed Advances made to Borrower under this Agreement and shall be secured by the Security Instruments and the other Security Documents. To the extent that any reasonable costs so paid or incurred by Agent or Lenders, together with all other Advances made by the Lenders hereunder, exceed the Loan Amount, the amount of such excess costs shall be added to the Loan Amount, and Borrower's obligation to repay the same, together with interest thereon at the Default Rate, shall be deemed to be evidenced by this Agreement and secured by the Security Instruments and the other Security Documents. In the event Agent takes possession of the Projects and assumes control of such construction as aforesaid, it shall not be obligated to continue such construction longer than it shall see fit and may thereafter, at any time, change any course of action undertaken by it or abandon such construction and decline to make further payments for the account of Borrower whether or not the Projects shall have been completed. For the purpose of this
Section 13.3, the construction, equipping and completion of the Projects shall be deemed to include any action necessary to cure any Event of Default by Borrower under any of the terms and provisions of any of the Loan Documents.

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      13.4 OTHER REMEDIES. If any one or more of the Events of Default shall have occurred, and whether or not Agent shall have terminated Lenders' obligations to make Advances or accelerated the maturity of the Loan pursuant to
Section 13.2 hereof, Agent may proceed to protect and enforce its and the Lenders' rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at Law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including as permitted by applicable Law the obtaining of the ex-parte appointment of a receiver, and, if any amount owed to the Lenders shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of Agent and Lenders. No remedy conferred upon Agent, the Lenders or the holder of the Notes in this Agreement or in any of the other Loan Documents is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at Law or in equity or by statute or any other provision of Law. Upon the occurrence and during the continuance of an Event of Default, the Obligations shall bear interest at the Default Rate.

      13.5 DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Event of Default, Agent receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

            13.5.1 First, to the payment of, or (as the case may be) the reimbursement of the Lenders for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by Agent and Lenders in connection with the collection of such monies by Agent and Lenders, for the exercise, protection or enforcement by the Lenders of all or any of the rights, remedies, powers and privileges of Agent and Lenders under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to Agent and Lenders against any taxes or liens which by Law shall have, or may have, priority over the rights of Agent and Lenders to such monies, provided, however, that any distribution to Agent and Lenders under this Section 13.5.1, shall be first made to Agent for costs incurred by Agent on behalf of Lenders, then pro rata to each Lender based on its respective Loan Percentage;

            13.5.2 Second, to all other Obligations in such order or preference as Agent may determine; provided, however, that Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable, and provided, however, that any distribution to the Lenders shall be made pro rata to each Lender based on its respective Loan Percentage;

            13.5.3 Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to Agent and Lenders of all of the Obligations, to the payment of any obligations required to be paid pursuant to revised Section 9-615(a)(3) of the Uniform Commercial Code of the State of Florida provided that all distributions to the Lenders shall be made pro rata to each Lender based on its respective Loan Percentage; and

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            13.5.4 Fourth, the excess, if any, shall be returned to Borrower or to such other Persons as are entitled thereto.

      13.6 POWER OF ATTORNEY. For the purposes of carrying out the provisions and exercising the rights, remedies, powers and privileges granted by or referred to in this Article 13, Borrower hereby irrevocably constitutes and appoints Agent its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and do and perform any acts which are referred to in this Article 13, in the name and on behalf of Borrower. The power vested in such attorney-in-fact is, and shall be deemed to be, coupled with an interest and irrevocable.

      13.7 WAIVERS. Except to the extent required by the provisions hereof or of any of the other Loan Documents, Borrower hereby waives to the extent not prohibited by applicable Law all presentments, demands for performance, notices of nonperformance, protests, notices of protest, and notices of dishonor, any requirement of diligence or promptness on Agent's and Lenders' part in the enforcement of their rights (but not fulfillment of its obligations) under the provisions of this Agreement or any of the other Loan Documents, and any and all notices of every kind and description which may be required to be given by any statute or rule of Law and any defense of any kind which Borrower may now or hereafter have with respect to its liability under this Agreement, the Notes, or under any of the other Loan Documents.

                                   ARTICLE 14
                                     SETOFF

Regardless of the adequacy of any Collateral, but subject to the provisions of
Section 20.7 below, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of Agent where such deposits are held) or other sums credited by or due from Agent to Borrower and any securities or other property of Borrower in the possession of Agent may be applied to or set off against the payment of the Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of Borrower to Agent and Lenders.

                                   ARTICLE 15
                                    EXPENSES

            Borrower agrees to pay:

                  (a) the reasonable out-of-pocket costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein;

                  (b) any taxes (including any interest and penalties in respect thereto) payable by Agent and Lenders (other than taxes based upon Agent's and Lenders' net income), including any recording, documentary stamp taxes, mortgage or intangibles taxes in connection with the Security Instruments, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by Agent and Lenders after the

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Closing Date (other than taxes based upon Agent and Lenders' net income) and
Borrower hereby agrees to indemnify Agent and Lenders with respect thereto;

                  (c) all title insurance premiums;

                  (d) the reasonable fees, expenses and disbursements of Agent's counsel or any local counsel to Agent incurred in connection with (i) the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, (ii) the making of each Advance hereunder, and
(iii) amendments, modifications, approvals, consents or waivers hereto or hereunder;

                  (e) the reasonable out-of-pocket fees, expenses and disbursements of Agent incurred by Agent in connection with the preparation, administration, or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each Advance hereunder (including all fees paid to the Construction Inspector, Appraisal fees, attorneys' fees, and surveyor fees), and all reasonable out-of-pocket expenses, including costs of collection, court costs, reasonable attorneys' fees, disbursements and costs, and the fees and costs of consultants, engineers, environmental engineers, accountants, auctioneers, receivers, brokers, property managers, appraisers, investment bankers or other experts retained by Agent in connection with the enforcement of or preservation of rights under any of the Loan Documents against Borrower or the administration thereof after the occurrence of a Default or Event of Default and any litigation, proceeding or dispute whether arising hereunder or under any other Loan Document; in addition, after the occurrence and during the continuance of an Event of Default, Borrower shall also be responsible for all of such reasonable out-of-pocket fees, expenses and disbursements of the Lenders; and

                  (f) all reasonable out-of-pocket fees, expenses and disbursements of Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches, mortgage recordings, attorneys' fees and costs, and environmental audits.

            The covenants of this Article 15 shall survive payment or satisfaction of payment of all amounts owing with respect to the Notes. There shall be specifically excluded from the foregoing indemnification any claims, actions, suits, liabilities, losses, damages and expenses arising from disputes among Lenders with respect to the Loans or the Loan Documents. In the event that any such claims, actions, suits, liabilities, losses, damages and expenses involve both a dispute among Lenders and other matters covered by this indemnification provision, Agent shall make a reasonable good faith allocation of all losses, damages and expenses incurred between Lenders' dispute and the other matters covered by this indemnification provision, which allocation by Agent shall be final and binding upon the parties hereto.

                                   ARTICLE 16
                                 INDEMNIFICATION

            Except to the extent of liability arising from the gross negligence or willful misconduct of Agent or any Lender (and their respective officers, directors and employees), Borrower agrees to indemnify and hold harmless Agent and Lenders (and their respective officers, directors and employees) from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation:

                  (a) any brokerage, leasing, finders or similar fees;

                  (b) any disbursement of the proceeds of any of the Advances;

                  (c) any condition of the Projects whether related to the quality of construction or otherwise;

                  (d) any actual or proposed use by Borrower of the proceeds of any of the Advances;

                  (e) any actual or alleged violation of any Requirements or Project Approvals;

                  (f) Borrower entering into or performing this Agreement or any of the other Loan Documents; and

                  (g) with respect to Borrower or its properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Materials or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Materials (including, without limitation, claims with respect to wrongful death, personal injury or damage to property); provided, that indemnification obligations hereunder shall not apply to any costs incurred by or imposed upon Agent or the Lenders which arise solely as a consequence of a condition coming into existence on any Project subsequent to the time Agent or its nominee takes both title to such Project by foreclosure or deed in lieu of foreclosure and possession of such Project, unless such costs are incurred in connection with an event related to a condition existing at such Project prior to or at the time of transfer of title and possession to Agent or its nominee through such foreclosure or deed in lieu of foreclosure; provided, however, Borrower shall bear the burden of proof that the events (i) occurred subsequent to the transfer of title and possession and (ii) did not occur as a result of any action of Borrower;

in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding relating thereto. In litigation, or the preparation therefor, Agent and Lenders shall be entitled to select its own counsel and, in addition to the foregoing indemnity, Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. The obligations of Borrower under this Article 16 shall survive the repayment of the Loan, or if earlier, the foreclosure of any Security Instrument or any deed given in lieu of foreclosure, and shall continue in full force and effect so long as the possibility of such claim, action or suit exists. If, and to the extent that the obligations of Borrower under this Article 16 are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable Law. There shall be specifically excluded from the foregoing indemnification any claims, actions, suits, liabilities, losses, damages and expenses arising from disputes among Lenders with respect to the Loans or the Loan Documents. In the event that any such claims, actions, suits, liabilities, losses, damages and expenses involve both a dispute among Lenders and other matters covered by this indemnification provision, Agent shall make a reasonable good faith allocation of all losses, damages and expenses incurred between Lenders' dispute and the other matters covered by this indemnification provision, which allocation by Agent shall be final and binding upon the parties hereto.

                                   ARTICLE 17
                                     AGENT.

      17.1 EMPLOYEES AND AGENTS. Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. Borrower shall be permitted to rely on the authority of the Agent to act for the Banks and shall have no obligation to inquire into the extent of such authority. Agent may utilize the services of such Persons as Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by Borrower in accordance with Article 15 hereof. Agent may from time to time appoint such Persons as it desires to act on its behalf under this Agreement in such capacities and with such powers as it may specify. Agent shall promptly notify Borrower of the appointment of any such Person and the capacity in which they are authorized to act on behalf of Agent. Agent may, upon giving written notice to Borrower, revoke the appointment of any such Person.

      17.2 NO LIABILITY. Neither Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever except as set forth in the first sentence of
Section 20.9 hereof.

      17.3 REMOVAL OF AGENT. Provided no Event of Default has occurred and is continuing, Borrower shall have the right to replace the Agent in its capacity as "Agent" under this Agreement (without affecting such Lender's obligations under this Agreement as "Lender") on the following terms and conditions:

                  (a) Borrower may appoint any "titled" Lender appearing on the cover page or preamble of this Agreement or its banking Affiliate as Agent without the approval of the other Lenders, but the appointment of any other Lender as Agent must be approved by a vote of the Majority Lenders.

                  (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the removed Agent, and the removed Agent shall be discharged from its duties and obligations hereunder. After the removal of any Agent as "Agent" pursuant to this Section 17.3, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. The removed Agent shall cooperate with the successor Agent in the turning over of all records, information and other administrative matters regarding the Loan.

                                   ARTICLE 18
                            RIGHTS OF THIRD PARTIES.

      18.1 NO THIRD PARTY BENEFICIARY. All conditions to the performance of the obligations of Agent and Lenders under this Agreement, including the obligation to make Advances, are imposed solely and exclusively for the benefit of Agent, Lenders and Borrower and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Agent and Lenders will refuse to make Advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Agent at any time if in its sole discretion it deems it desirable to do so. In particular, Agent and Lenders make no representations and assume no obligations as to third parties concerning the quality of the construction by Borrower of the Improvements or the absence therefrom of defects.

      18.2 SUBORDINATION OF THIRD-PARTY CONTRACT. The rights of all contractors, subcontractors, sub-subcontractors, laborers, suppliers and materialmen performing any work in connection with the Improvements, or furnishing any services, labor or materials thereto or to the Projects, shall be subordinate and inferior to the Security Instruments and the rights of Agent and Lenders. Agent and Lenders shall not be liable to materialmen, contractors, subcontractors, sub-subcontractors, laborers, suppliers or others for goods or services delivered by them in or upon the Projects or employed in the construction of the Improvements, or for any debts or claims accruing to any of said parties against Borrower or against the Projects, and it is distinctly understood and agreed that there is no contractual relation, either express or implied, between Agent and Lenders and any materialmen, contractors, subcontractors, sub-subcontractors, craftsmen, suppliers, laborers or any person supplying any work, labor or material. Borrower is not, nor shall be, an agent of Agent or Lenders for any purpose, nor shall Agent or Lenders be an agent of Borrower for any purpose, except, as to both, as may be specifically set forth herein. It is specifically understood and agreed that no party shall be a third party beneficiary of the terms, covenants and agreements set forth in the Loan Documents, except and unless it is specifically provided herein that any provision shall operate or inure to the use and benefit of a particular Person. No purchaser under any of the Sales Contracts and no contractor, subcontractor, sub-subcontractor or materialman, laborer or supplier shall have any rights hereunder against Agent or Lenders, or be entitled to have any benefit of or the protection of any of the terms, covenants and agreements herein contained.

                                   ARTICLE 19
                              SURVIVAL OF COVENANTS

            All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of Borrower or any of them pursuant hereto and thereto shall be deemed to have been relied upon by Agent, the Lenders, their successors and assigns, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of the Advances, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or the Lenders have any obligation to make any Advances. All statements contained in any certificate or other paper delivered to Agent or Lenders at any time by or on behalf of Borrower or any of them pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by Borrower or any of them hereunder.

                                   ARTICLE 20
                         AGENT AND LENDERS RELATIONSHIP

            The provisions of this Article 20 are included in the Agreement to govern the relationship among the Lenders and Agent. Borrower hereby acknowledges and agrees (i) to the foregoing sentence; (ii) that, except with respect to certain rights of Borrower set forth in Sections 20.13.1, 20.14.4,
20.24 and 20.26 and provisions regarding Advances to Borrower set forth in Sections 20.3.1 and 20.3.2, Borrower is not a beneficiary of any of the covenants, conditions, rights and obligations set forth in this Article 20; and
(iii) that without any consent, approval or agreement from Borrower and without, in any way, changing or modifying any of the other terms and provisions of this Agreement, Agent and Lenders, from time to time, may modify and amend this
Article 20 either by an amendment to this Agreement or by another document that does not include Borrower as a signatory thereto, except that any modification or amendment of the rights of Borrower described in Sections 20.3.1, 20.3.2, 20.13.1, 20.14.4, 20.24 or 20.26 shall require the Borrower's prior written consent.

      20.1 APPOINTMENT. Subject to the terms hereof, the Lenders hereby appoint Agent as their agent to administer and enforce the obligations of Borrower under the Loan, the Agreement, and the Loan Documents, and authorize Agent to take such actions on Lenders' behalf as are delegated to Agent by the terms of this
Article 20 or any of the Loan Documents, together with such powers as are reasonably incidental to Agent's authority. Agent agrees to perform in such capacity upon the express conditions contained in this Article 20. Subject to the terms of this Article 20, and except with regard to the rights and powers expressly granted to Agent, Lenders hereby agree to perform the obligations and duties of the "lender", "bank", "mortgagee", "secured party" or other similar designation for a Lender under this Agreement. No Lender shall have any priority of ownership or interest over the other in the Loan, Loan Documents or the Collateral. The relationship between Agent and the Lenders is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute Agent as a trustee or fiduciary for any Lender.

      20.2 POWERS. Agent shall have and may exercise such powers as are available to the Lenders under the Loan Documents, subject to the provisions of this Article 20, together with such powers as are reasonably incidental to Agent's authority. Lenders hereby authorize Agent to act on behalf of Lenders to exercise such powers as are reasonably incidental to Agent's exercise of its rights hereunder and under the Loan Documents, including the receipt of all payments of principal, interest, fees and expenses reimbursed or payable under or in connection with the Loan and/or the Loan Documents.

      20.3 ADVANCES.

            20.3.1 Subject to the terms hereof, each Lender shall make its Loan Percentage of the Advances called for under this Agreement and of all Advances required by the Lenders under the Loan Documents to preserve or protect the Property or the continued perfection and priority of Agent's security title and lien on the Property or to enforce Agent's rights under the Loan Documents. Agent shall notify Lenders, by telephone, facsimile or electronic email transmission, of each Advance and the date on which such deposit is required to be made, and shall deliver, or cause to be delivered, to each Lender a complete copy of Borrower's Requisition for Advance and all supporting documentation no later than two (2) Business Days prior to the scheduled date of the Advance.

            20.3.2 Lenders shall deposit by wire transfer their respective Loan Percentage of each Loan Advance in the loan account designated by Agent, on the date of, and not later than 12:00 noon on the scheduled date of the Advance. Interest shall accrue from the date the same is deposited with Agent. Upon such deposit by each Lender, Agent shall deliver to each Lender a certificate as to such Advance. Agent will disburse funds so deposited by Lenders for the purposes and in accordance with the terms and conditions set forth in this Agreement.

            20.3.3 Unless Agent shall have received notice from a Lender prior to 11:00 a.m. on the date of any Advance that such Lender will not make available to Agent such Lender's ratable portion of such Advance, Agent may assume that such Lender has made or will make such portion available to Agent on the date of such Advance and Agent may, in its sole discretion and in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to Agent, such Lender agrees to repay to Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent, (i) for the first two (2) Business Days, at the Federal Funds Rate, and (ii) thereafter, at the interest rate then in effect with respect to such Advance. If such Lender shall repay to Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement, and if both such Lender and Borrower shall pay and repay such corresponding amount, Agent shall promptly relend to Borrower such corresponding amount. If such Lender does not repay such corresponding amount immediately upon Agent's demand therefor, Agent shall notify Borrower, and Borrower shall immediately repay such corresponding amount to Agent. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender and no Lender shall be required to fund any amounts in excess of its Commitment.

      20.4 PAYMENTS. Agent will receive all payments made by Borrower and by others on account of principal, interest, expenses, and fees, holding each Lender's share thereof in trust (but subject to the express provisions of this Agreement and subject to Agent's rights of setoff provided herein) for the benefit of such Lender. Whenever Agent shall receive a payment of principal, interest, late charges, yield maintenance charges, or the extension fee contemplated by Section 4.6.6(i) hereof, if any, Agent agrees to promptly distribute to each Lender, by federal reserve wire transfer to each Lender in accordance with the wire instructions furnished to Agent by such Lender, in lawful money of the United States of America and in the kind of funds so received, an amount equal to such Lender's Loan Percentage thereof. If any such payment received by Agent or any such application made by Agent is rescinded or must otherwise be returned or released by Agent, upon notice from Agent, each Lender shall promptly pay to Agent the amount such Lender received of the amount to be returned. In no event shall Agent be required to fund any amounts hereunder on any day which is a Saturday, Sunday or legal holiday on which banking institutions in the state in which the Agent's Office is located are authorized by Law to close. Without limitation of each Lender's obligation to pay the Expenses as defined in Section 20.12 hereof, it is agreed that Agent shall be entitled to deduct from each Lender's interest in such payments (before remitting any remaining amount of such payments to such Lender) such Lender's pro rata share of the Expenses (as hereinafter defined), if any, which has not been paid by such Lender to Agent within thirty (30) days after written request for payment has been made by Agent, without prejudice to such Lender's rights to recover the amount so deducted if not in fact owed by such Lender.

      20.5 SHARING.

            20.5.1 If any Lender shall obtain any repayment (whether voluntary or involuntary, through the exercise of any right of setoff, off-set, banker's lien, counterclaim, or under Article 9 of the Uniform Commercial Code or otherwise) on account of the Loan to Borrower in excess of that Lender's Loan Percentage of payments to which it is entitled, such Lender agrees that it shall share such excess amount pro rata with the other Lenders in accordance with their Loan Percentage.

            20.5.2 Agent shall promptly forward to each Lender any written financial information, appraisals and sales information, and any other material information specifically relating to the Projects that it shall receive from Borrower in connection with the Loan to the extent the same are not delivered directly to each Lender by Borrower. Upon written request from any Lender, but no more often than monthly, Agent shall provide to each Lender information with respect to the status of principal and interest payments, lien status and any written factual information in the possession of Agent bearing on the credit worthiness of Borrower; provided, however, that Agent shall not be obligated to provide Lenders with any Confidential Information about Borrower set forth in reports of bank examiners from regulatory authorities having jurisdiction over Agent. Agent shall not be required to provide any particular information more than one time and subsequent requests by Lenders shall only be deemed to include information obtained by Agent from and after the date of the last submission by Agent. All reasonable out-of-pocket expenses incurred by Agent incident to the submission of information so specially requested by a Lender shall be deemed an "Expense" as defined in Section 20.12 below. If any Lender shall receive any document or other delivery from Borrower in connection with the Loan that the Lender actually knows has not also been delivered to Agent, the Lender shall deliver a copy thereof to Agent.

      20.6 LOAN DOCUMENTS AND COLLATERAL. Agent shall hold the Loan Documents, the Collateral and security therefor and any other documents or instruments delivered by Borrower in connection with the Loan (but only to the extent that Agent is the holder thereof) and all payments or proceeds received in connection therewith for the undivided benefit and protection of the Lenders in accordance with the terms and conditions of this Agreement. Each Lender shall receive a copy of each Loan Document requested by it in writing.

      20.7 NO INTEREST. No Lender shall have any interest in any property taken as security for any other loans or extensions of credit made to or for Borrower by any other Lender or in any property in such other Lender's possession or control or in any deposit held or other indebtedness owing by any other Lender which may be or become collateral for or otherwise available for payment of any other loan by reason of the general description of a secured obligation contained in any security instrument or other agreement or instrument held by such other Lender by reason of the right of setoff, counterclaim, off-set, banker's lien or under Article 9 of the Uniform Commercial Code, except that if such property, deposit, indebtedness or the proceeds thereof shall be applied in reduction of amounts outstanding under this Loan, then the Lenders shall be entitled to their Loan Percentage of such application as set forth above. Each Lender and its respective Subsidiaries and Affiliates may accept deposits from, lend money to, act as trustees under indentures of, and generally engage in any kind of business with Borrower or any Affiliate of Borrower and any Person which may do business with Borrower, all as if the Lenders were not lenders under the Loan and without any duty to account therefor to the other Lenders.

      20.8 STANDARD OF CARE. Agent shall service the Loan in accordance with its customary practices in servicing similar loans for its own account, and as provided in this Agreement. Agent shall not be required to take any action which violates the terms of this Agreement or any of the Loan Documents or violates any Laws now existing or hereafter created.

      20.9 DUTIES AND OBLIGATIONS. No Lender (nor Agent in its capacity as Agent) nor any of its respective directors, officers, employees, agents, Affiliates or Subsidiaries shall be liable to the other Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document except for its or their own gross negligence or willful or illegal misconduct. Without limitation of the generality of the foregoing, among the Lenders, each Lender (including Agent in its capacity as Agent)

                  (a) may treat the other Lenders as the holders of their respective Loan Percentages of the Loan unless and until such Lender receives written notice of the assignment thereof signed by such assignor and the written agreement of the assignee that such assignee is bound by this Agreement as it would have been if it had been an original lender party to this Agreement, in each case in a form satisfactory to the other Lenders and made in compliance with the provisions of Section 20.13 hereof;

                  (b) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any statement made by any other Lender or deemed to have been made by any other Lender;

                  (c) shall make no warranty or representation to the other Lenders and shall not be responsible to the other Lenders for any statements, warranties or representations (whether written or oral) made by Borrower in or in connection with this Agreement or any other Loan Document;

                  (d) shall not have any duty, beyond its usual and customary loan administration and servicing procedures, to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of Borrower or to inspect the books and records of Borrower;

                  (e) shall not be responsible to the other Lenders for the due execution, legality, validity, enforceability, genuineness, perfection, priority, condition, sufficiency or value of this Agreement or any other Loan Document, or any Collateral provided thereunder (including the Projects), or any other instrument or document furnished pursuant hereto; and

                  (f) shall not be responsible for the financial condition or credit worthiness of Borrower.

      20.10 NOTICE OF EVENT OF DEFAULT, EXERCISE OF REMEDIES, FORECLOSURE, ETC.

            20.10.1 In the event that Agent or any Lender acquires Actual Knowledge (as herein defined) of the occurrence of an Event of Default, Agent or the Lender acquiring such knowledge will notify the other Lenders thereof as soon as is reasonably practical. Thereafter, Agent shall provide the Lenders with prior written notice of any actions or omissions proposed to be taken by Agent with respect thereto unless the giving of such notice is impractical for reasons of safety or preservation of Collateral. For purposes of this Agreement, "Actual Knowledge" shall mean actual knowledge of any officer of Agent or any Lender having primary, day-to-day responsibility for administration of the Loan.

            20.10.2 Upon the giving of any notice required under Section 20.10.1 above, Agent shall take such action or actions, assert such rights, exercise such remedies and/or waive such Event(s) of Default or refrain from taking such actions with respect thereto as allowed hereunder, but only as agreed to in writing by the Required Lenders, which can include Agent, in its capacity as a Lender. In the event that the Required Lenders agree on the foregoing within ten
(10) Business Days after the date (the "Notice Date") of Lenders' receipt of Agent's recommendations, Agent may promptly thereafter exercise such action or omission as proposed including, without limitation, acceleration of the Loan and/or foreclosure of any Security Instrument, as Agent reasonably determines necessary, to protect and enforce the interests and rights of the Lenders thereunder and the Lenders will cooperate fully in connection therewith. Agent shall promptly thereafter provide written notice to the Lenders of the action taken or to be taken by Agent. In particular, the Lenders, upon consent of the Required Lenders, or Agent, if there is no such consent as set forth above and Agent reasonably determines payment is in best interest of all the Lenders, may pay taxes and insurance premiums, spend money for maintenance, repairs, capital improvements, tenant improvements or other expenses which may be necessary to be incurred. Notwithstanding the foregoing sentence, Agent's decision to expend monies to complete construction of the Improvements pursuant to the provisions of this Agreement shall require consent of the Required Lenders (including Agent, in its capacity as a Lender). Each Lender shall, within thirty (30) days of request therefor, pay to Agent in the manner set forth in Section 20.12 below, its Loan Percentage of the costs incurred by Agent in taking any such actions hereunder to the extent that such costs shall not be promptly reimbursed to Agent by Borrower or out of the Collateral and such costs shall be deemed an "Expense" as defined under Section 20.12 of this Agreement.

            When Agent is authorized or permitted to take any action under this
Section 20.10.2 and such action requires signature by the Lenders on any documents, writings or pleadings in order to carry out such action, then each Lender shall either (i) execute and return such documents, writings or pleadings to Agent within ten (10) Business Days following receipt thereof by such Lender or (ii) deliver to Agent within such period a written response detailing specific changes in the language of such documents, writings or pleadings which must be made in order for such Lender to execute the same. If Agent makes such changes and resubmits such documents, writings or pleadings to such Lender, then such Lender shall execute and return the same within five (5) Business Days following receipt thereof by such Lender.

            20.10.3 In the event that all Lenders do not agree pursuant to
Section 20.10.2 above within ten (10) Business Days after such Notice Date, any Lender may purchase the interest of the non-consenting Lender in the Loan, without recourse, for a price equal to the sum of the non-consenting Lender's Loan Percentage in the then outstanding principal balance (together with unreimbursed Expenses, if any, in the case of a purchase of Agent's interest in the Loan) plus accrued interest and fees to the date of purchase (the "Purchase Price"). If any Lender should desire to exercise their option to purchase the interest of another in the Loan, such non-consenting Lender shall sell its interest in the Loan to the purchasing Lender for the Purchase Price within thirty (30) days. If no Lender elects to purchase the interest of the non-consenting Lender in the Loan within said ten (10) Business Day period, the provisions of Section 20.10.2 above shall govern. All sales of interests hereunder shall be without recourse or any warranties or representations except as to the unencumbered ownership of the interest sold.

            20.10.4 If Agent shall take possession of any of the Collateral after the occurrence of any Event of Default (upon institution of foreclosure proceedings or otherwise) as and to the extent provided by the Loan Documents, Agent shall collect all sales proceeds, rents or other operating revenues and pay all expenses incurred by it in connection with the management of the Collateral in question and such expenses shall be deemed Expenses as defined in
Section 20.12 below. Upon the unanimous consent of the Lenders, the Lenders may employ an outside management firm; provided, however, notwithstanding the foregoing, if Lenders cannot agree as to the employment of a management firm within ten (10) days of request therefor by Agent, Agent shall be entitled to employ such management firm as Agent deems necessary to protect and enforce the interests and rights of all the Lenders. All management and other fees and expenses paid by Agent shall be deducted from rents and/or sales proceeds collected, or if such rents and sales proceeds are insufficient, such fees and expenses shall be

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paid by Agent and such fees and expenses shall be deemed Expenses as defined in
Section 20.12 below; and each Lender shall within thirty (30) days of request therefor pay to Agent such Lender's Loan Percentage thereof.

            20.10.5 If there shall be a foreclosure sale of all or a portion of the Collateral, Agent shall bid at the foreclosure sale on behalf of Lenders to raise any bid made by others at said sale, up to the highest price agreed upon by the Required Lenders (not to exceed the outstanding principal balance of the Loan and all accrued interest thereon), or if the Required Lenders are unable to agree, then an amount not to exceed the indebtedness outstanding under the Loan Documents. Upon completion of a foreclosure sale and the conveyance of said Collateral to the highest bidder, Agent shall render an accounting for monies received and monies expended between the date of taking possession of such Collateral and the date of conveyance to the highest bidder, including without limitation expenses of foreclosure. If the highest bidder shall be someone other than Agent, then, upon receipt from the highest bidder of the amount of the bid, Agent will remit each Lender's Loan Percentage of the net amount received from the foreclosure sale to such Lender, which amount shall exclude all Expenses incurred by Agent and not previously reimbursed. If the highest bidder shall be Agent, then, Agent will cause to be executed, delivered and recorded an appropriate deed(s) of such Collateral to the Lenders or their nominees, as tenants in common, as soon as is practicable (but not earlier than ten (10) Business Days after the foreclosure sale). If the highest bidder shall be Agent, then this Agreement shall continue in full force and effect during such ownership of the Collateral and this Agreement shall govern the rights and obligations of the parties in connection with such ownership. Should Agent or any of the Lenders receive an offer for the purchase of any portion of the Collateral acquired pursuant to a foreclosure sale, then such party shall provide written notice of such offer, together with a copy of such offer, to the other Lenders and Agent, if applicable. If the Required Lenders do not agree on whether to accept or reject such offer within ten (10) Business Days after the date of receipt of notice of such offer by the other Lender and Agent, if applicable, then Agent may either accept or reject such offer on behalf of Lenders if Agent, in the exercise of its good faith business judgment, determines that the decision to accept or reject such offer is in the best interests of the Lenders. Agent shall promptly thereafter provide written notice of its actions with respect to such offer to the Lenders.

            20.10.6 If all Lenders agree to take a purchase money obligation and security instrument or security interest in part payment for the sale of any of the Collateral acquired by Lenders or their nominees, as the case may be, such Lenders or nominees agree to enter into an agreement with respect to that obligation and security instrument or security interest, defining Lenders' or their nominees' rights in the same in accordance with Lenders' or their nominees' Loan Percentage, which agreement shall be in all material respects similar to this Agreement, to the extent this Agreement is appropriate or applicable. In the absence of such an agreement, the obligation and security instrument or security interest shall be held by the mortgagee or security interest holder for the ratable benefit of Lenders and nominees and shall be subject to the terms of this Agreement to the extent applicable.

            20.10.7 Agent and Lenders acknowledge and agree that Agent will not take any of the following actions unless and until all Lenders shall have given their consent thereto in writing:

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                  (a) any change in or waiver of any required payments of
principal, interest, expenses, or fees payable under this Agreement or any changes of applicable interest rates or fees payable on the Loan except as provided in this Agreement;

                  (b) any release of Collateral except as provided by Section
6.3 of this Agreement;

                  (c) any change to required release payments;

                  (d) any release of Borrower or any Guarantor (except as provided in Section 6.3.2 above) from its Obligations;

                  (e) any extension of the Maturity Date, except as contemplated pursuant to Section 4.6 of this Agreement; or

                  (f) any change to any provision of this Section or the definitions of "Required Lenders" or "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder.

            20.10.8 Notwithstanding anything contained herein to the contrary, Agent may, without consent of Lenders, and in its reasonable discretion if it determines such action is in the best interest of all Lenders:

                  (a) waive any non-material condition precedent under this Agreement for making Advances;

                  (b) approve non-material changes in the Plans and Specifications;

                  (c) permit non-material modifications and reallocations in the Project Budgets so long as such modifications and reallocations are made in accordance with Section 713.3471 of the Florida Statutes (or similar Requirements of other states where Projects are located);

                  (d) make routine releases of any portion of the Collateral in connection with a sale of such Collateral as provided in this Agreement; and

                  (e) upon repayment in full of the Loan, release the balance of the Collateral and satisfy the Security Instruments encumbering the Collateral.

            Agent shall promptly provide written notice of any of the foregoing actions to the Lenders.

            20.10.9 Agent shall not be required to obtain the consent of Lenders to its taking any action with respect to the Loan if immediate action is required to be taken in the best interest of Lenders to preserve or protect the Collateral or the continued perfection or priority of the Lenders' security title and lien on the Collateral or the continued enforceability of the Loan

Documents; provided however, that Agent shall endeavor to notify the Lenders of any such actions as soon as practical.

            20.10.10 Subject to the provisions of Section 20.10.2 hereof and
Section 20.12 hereof, Agent may engage and consult with legal counsel, independent public accountants and other experts in connection with the performance of its administration and servicing under this Article 20. Agent shall not be liable for actions taken or omitted to be taken in good faith by Agent in accordance with the advice of such experts so long as such action or omission does not violate another provision of this Article 20 and such action taken or omitted to be taken does not constitute willful misconduct or gross negligence.

            20.10.11 If written consent is required for some action under this
Article 20 or otherwise under this Agreement, each Lender agrees to give Agent or the other Lenders, within ten (10) Business Days of receipt of the request for action together with all reasonably requested information related thereto (or such lesser period of time required by the terms of the Loan Documents), notice in writing of its approval or disapproval (collectively "Directions") in respect of any action requested or proposed in writing pursuant to the terms hereof. If written consent is required for the requested action, any Lender's failure to respond to a request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action. Each Lender shall be entitled to assume that any officer of the other Lenders delivering any notice, consent, certificate or other writing is authorized to give such notice, consent, certificate or other writing unless such Lender has otherwise been notified.

      20.11 CREDIT DECISION. It is understood and agreed by each Lender that each Lender has itself been and will continue to be solely responsible for making its own independent appraisal of and investigations into the financial condition, credit worthiness, condition, status, nature and affairs of Borrower. Agent shall furnish to each Lender a copy of any written notice hereafter furnished to Agent by Borrower under the Loan Documents as soon as reasonably practical, but in any event, within five (5) Business Days after the date on which Agent shall receive the same. In the event that any Lender shall breach or fail to perform any of its duties or obligations hereunder or be liable hereunder for its gross negligence or willful misconduct, such party shall be liable to the aggrieved party only for actual direct damages that would put the aggrieved party in the same position it would have been in if the breach, failure, gross negligence or willful misconduct had not occurred, and shall not be otherwise liable for any punitive, special, indirect or consequential damages.

      20.12 COST AND EXPENSE SHARING. Within thirty (30) days of request therefor from Agent and in the manner set forth within Section 20.3 above, each Lender will pay its pro rata share (equal to its Loan Percentage) of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees, appraisers' fees and consultants' fees) which are incurred by Agent (i) in connection with the administration of the Loan and the Loan Documents or enforcement of the obligations of Borrower under the Loan and the Loan Documents, (ii) in connection with the foreclosure of the Loan Documents, or (iii) which by the terms of this Agreement are deemed to be expenses (hereinafter collectively referred to as the "Expenses"). The Lenders shall pay their Loan Percentage of Expenses for attorneys, appraisers, and consultants, provided that: (x) Agent shall retain such attorney, appraiser or consultant after approval of each Lender and (y) such attorney, appraiser or consultant shall have provided a budget for the matter or representation, to be updated quarterly if the matter or representation shall exceed three (3) months in duration, in form and content acceptable to all Lenders. In the event Agent later receives reimbursement from Borrower or another source for such costs and expenses, Agent shall refund to each Lender its ratable share of such reimbursement. Except as provided in
Section 15(e) above, each Lender shall bear the cost of its own attorneys' fees in connection with this Agreement.

      20.13 TRANSFERS.

            20.13.1 No Lender shall transfer its interest in the Loan or the Loan Documents without the prior written consent of Agent and, provided no Event of Default shall have occurred and be continuing, Borrower, which consent of Agent and Borrower shall not be unreasonably withheld or delayed, provided that each such transfer ("Transfer") shall comply with the following:

                  (a) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

                  (b) each assignment shall be in an amount that is at least $10,000,000.00 and is a whole multiple of $1,000,000.00, unless otherwise consented to by Agent;

                  (c) each Lender which does not transfer one hundred percent (100%) of its Commitment shall retain, free of any such assignment, a Commitment of not less than $10,000,000.00;

                  (d) the transferee shall be an Eligible Assignee; and

                  (e) the parties to such assignment shall execute and deliver to Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form established by Agent (an "Assignment and Acceptance"), together with any Notes subject to such assignment.

            Notwithstanding the foregoing, any Lender may transfer its interest in the Loan and the Loan Documents to its parent company or its parent company's wholly-owned Subsidiary or a wholly-owned Subsidiary of such Lender without the prior consent of Agent and Borrower provided that such transferee shall remain a parent company of the transferring Lender or a wholly-owned Subsidiary of the transferring Lender's parent company, or a wholly-owned Subsidiary of the transferring Lender and, provided further, that each Lender (or any guarantor thereof) shall not be relieved of any liability it may have under this Agreement. The consent by Agent and Borrower to a Transfer shall not waive the right of Agent and Borrower to consent to subsequent Transfers. Upon each assignment by a Lender approved by Agent and Borrower, except for assignment to an Affiliate of any such Lender and any assignments by the Lender serving as Agent at the time of such assignment, the assigning Lender agrees to pay to Agent a registration fee in the sum of $5,000.00.

            20.13.2 Agent shall not transfer or assign any of its rights and duties under this Agreement and shall not delegate such rights and duties, or the execution thereof, without the prior written consent of all Lenders, except to a wholly-owned Subsidiary of Agent, provided that such transferee shall remain a wholly-owned Subsidiary of Agent and, provided further that Agent shall not be relieved of any liability it may have under this Agreement.

            20.13.3 Each Lender represents to and covenants with the other that its interest in the Loan is not and during the term of this Agreement shall not be subject to any lien or monetary encumbrance.

            20.13.4 Each Lender may at any time pledge or assign all or any portion of its rights under the Loan Documents to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C.
Section 341. No such pledge or assignment or enforcement thereof shall release such Lender from its obligations under any of the Loan Documents.

            20.13.5 Each Lender may sell participations to one or more Eligible Assignees in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents; provided that

                  (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower;

                  (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or the Loan Documents, including, without limitation, the right to approve waivers, amendments or modifications, unless the unanimous consent of the Lenders is required for such waiver, amendment or modification;

                  (c) such participant shall have no direct rights against the Borrower;

                  (d) such sale is effected in accordance with all Laws applicable to such selling Lender; and

                  (e) such sale or participation shall otherwise comply with the requirements for a transfer or assignment set forth in Section 20.13.1 above.

      20.14 LENDER'S DEFAULT.

            20.14.1 Any Lender failing to advance any funds as required in this Agreement shall constitute a "Defaulting Lender." Upon the failure of a Defaulting Lender to advance any funds as required in this Agreement (the "Defaulted Advance"), the other Lenders (collectively, the "Non-Defaulting Lenders"), or any of them, may, but shall not be obligated to, make such Defaulted Advance on behalf of the Defaulting Lender, which shall in no way relieve the Defaulting Lender from its obligation to deposit its share of Advances on the Loan as provided above. In such event, the Defaulting Lender shall immediately be obligated to repay the Defaulted Advance to the Non-Defaulting Lenders making such Defaulted Advance, together with accrued interest thereon from the date of such funding until repaid to such Non-Defaulting Lenders as provided in Section 20.3.3 above.

            20.14.2 Until such time as such Defaulting Lender has funded its portion of such Advance, such Defaulting Lender shall have no right to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document (and the Loan Percentages of the Non-Defaulting Lenders shall be grossed up on a pro rata basis to reflect the suspension of the Defaulting Lender).

            20.14.3 If a Defaulting Lender fails to advance any funds as required in this Agreement and such Non-Defaulting Lenders advance funds on the Defaulting Lender's behalf, until full repayment of the foregoing amount, Agent shall pay to such Non-Defaulting Lenders for application on account of the Defaulting Lender's obligation to repay the amounts advanced by such Non-Defaulting Lenders, any sums, collections or recoveries otherwise payable to the Defaulting Lender.

            20.14.4 Agent or, if Agent is the Defaulting Lender, any of the Non-Defaulting Lenders shall be entitled to purchase such Defaulting Lender's entire interest for the Purchase Price (as defined in Section 20.10.3 above) pursuant to the procedure provided for in Section 20.10.3 above, which right of purchase may be exercised by Agent or the Non-Defaulting Lenders for so long as such Defaulting Lender does not cure such default. If neither Agent nor any of the Lenders elects to purchase such Defaulting Lender's interest within ten (10) Business Days after notice from Agent of such option, Borrower shall have the right, provided no Event of Default shall have occurred and be continuing, to seek a replacement for such Defaulting Lender, subject to Agent's prior approval of same, which approval may be given or withheld in Agent's sole and unfettered discretion.

            20.14.5 In the event Agent is a Defaulting Lender, the Required Lenders may vote to remove Agent and may vote to appoint a successor Agent upon a vote of a majority of Non-Defaulting Lenders (based on their Loan Percentages), as set forth in Section 20.24 hereof.

            20.14.6 In the event that any Lender fails to make any payment to the other Lenders or to Borrower (other than the funding of an Advance) in accordance with this Agreement or the Loan Documents, or otherwise fails to comply with the terms of this Article 20 within ten (10) days after receipt of written notice from the other Lenders or Agent, the party so failing shall also be deemed a "Defaulting Lender" under this Article 20, but shall have the right at all times to cure such default.

      20.15 PERFORMANCE THROUGH REPRESENTATIVES. Agent may perform any of its duties hereunder by or through officers, directors, employees, attorneys, or agents (collectively "Representatives").

      20.16 NO RELIANCE BY OTHERS. Except as provided above in the introductory paragraph to this Article 20, none of the provisions of this Article 20 shall inure to the benefit of any person other than Lenders and Agent; consequently, neither Borrower nor any other person, shall be entitled to rely upon or raise as a defense, in any manner whatsoever, the failure of any one of Lenders or Agent to comply with the provisions of this Article 20. None of the Lenders or Agent shall incur any liability to Borrower or any other person for any act or omission of the Lenders or Agent.

      20.17 LEGAL FEES. If any legal or equitable action or proceeding is brought by a Lender to enforce or construe a provision of this Article 20, the unsuccessful party in such action or proceeding, whether such action or proceeding is settled or prosecuted to final judgment, shall pay all of the reasonable attorneys' fees and costs incurred by the prevailing party.

      20.18 TERMINATION. Unless otherwise agreed to by Agent and Lenders, the rights and obligations of Agent and Lenders shall terminate when the Loan has been paid and finally discharged in full and the obligations of the Lenders to advance funds to Borrower under this Agreement are terminated, or if the Lenders or the Lenders' nominees take title to the Projects by foreclosure or conveyance in lieu of foreclosure, when the Projects are thereafter sold to a third party purchaser. The provisions of Section 20.12 of this Agreement shall survive repayment of the Loan and termination of this Agreement.

      20.19 LITIGATION UNDER LOAN DOCUMENTS. Each Lender is a necessary party to any litigation of Borrower against any Lender under the Loan Documents. In the event suit is brought by Borrower or by an Affiliate of Borrower against any Lender or Agent, Agent or any such Lender shall be entitled to join the other Lenders in such suit.

      20.20 WITHHOLDING TAX.

            20.20.1 If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of Agent, to deliver to Agent:

                  (a) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1098 W8-BEN or Form 1098 W8-ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (b) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two (2) properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9;

                  (c) such other form or forms as may be required under the Code or other Laws of the United States as a condition to exemption from, or reduction of, United States withholding tax; and

                  (d) in the case of any Lender claiming exemption from U.S. Withholding Tax under Section 871(b) or 881(c) of the Code, with respect to payments of "Portfolio Interest", a Form W-8, or any subsequent versions thereof or successors thereto and if the Lender delivers a Form W-8, a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a ten percent (10%) shareholder (within the meaning of Section 871(h)(3)(b) of the Code) of Borrower, and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code).

            Each such certificate and form shall be properly completed and duly executed by such Lender claiming complete exemption from a reduced rate of U.S. Withholding Tax on payments by Borrower under this Agreement and other Loan Documents. Each Lender agrees to promptly notify Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            20.20.2 If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1098 W8-BEN or Form 1098 W8-ECI and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form 1098 W8-BEN or Form 1098 W8-ECI as no longer valid.

            20.20.3 If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

            20.20.4 If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by above Section
20.20.1 are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

            20.20.5 If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section 20.20, together with all costs and expenses (including reasonable attorney's fees and legal expenses). The obligation of the Lenders under this Section 20.20.5 shall survive the payment of all Obligations and the resignation or replacement of Agent.

            20.20.6 The indemnity provision of Section 20.20.5 above may be suspended or waived by Agent with respect to any Lender at its sole election ("Non-Indemnitor Lender"). In addition to any other rights of offset contained in this Agreement or under any applicable Law, or so long as a Non-Indemnitor Lender is a Lender, in the event that any amounts would otherwise be covered by an indemnity under Section 20.20.5 of this Agreement from a Non-

Indemnitor Lender, such as U.S. Withholding Tax due and payable and any penalties or interest with respect thereto and fees and expenses of collection, then in such event, Agent shall be authorized to offset any such amounts against the amounts payable to a Non-Indemnitor Lender hereunder until otherwise indemnified amounts are fully paid. The right of offset contained herein shall be in addition to and shall not limit or otherwise waive or diminish any right or remedy that Agent may have against a Non-Indemnitor Lender under any applicable Law.

      20.21 NO REPRESENTATIONS. Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes. Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial condition of Borrower or any of its Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

      20.22 INDEMNITY. The Lenders, as to their respective Loan Percentage, agree hereby to indemnify and hold harmless Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which Agent has not been reimbursed by Borrower as required by Article 15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or Agent's actions taken hereunder or thereunder, in good faith, except to the extent that any of the same shall be caused by Agent's willful misconduct or gross negligence.

      20.23 AGENT AS LENDER. In its individual capacity, Agent shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the portion of the Loan made by it, and as the holder of a Note as it would have were it not also Agent.

      20.24 RESIGNATION AND REMOVAL OF AGENT. Agent may resign at any time by giving sixty (60) days' prior written notice thereof to the Lenders and Borrower. In addition, the Required Lenders may remove the Agent from its capacity as agent in the event of the Agent's willful misconduct or gross negligence or in the event that the Agent is in receivership, conservatorship or other similar proceeding in which the day-to-day activities of the Agent are controlled or subject to approval by any applicable Governmental Authority having jurisdiction over the Agent. Upon any such resignation or upon removal of Agent as set forth in the preceding sentence or in Section 20.14.5 hereof, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution having a rating of not less than A-2 or its equivalent by S&P. In either case, unless an Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to Borrower (such notice and time to cure will be provided by Agent only in the event of a pending appointment of successor Agent, and applies only for the purposes of this Section 20.24). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or the removed Agent, and the retiring or replaced Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, or the removal of any Agent pursuant to this Section 20.24 or
Section 20.14.5 hereof, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      20.25 BANKRUPTCY. In the event a bankruptcy or other insolvency proceeding is commenced by or against Borrower, Agent shall have the sole and exclusive right to file and pursue a joint proof of claim on behalf of all Lenders. Each Lender irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings so long as Agent is prosecuting a joint proof of claim on behalf of all Lenders.

      20.26 CONFIDENTIALITY. Each Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower (including, without limitation, business plans, prospective financial information, litigation claims and other non-public information) and provided to it by the Borrower, or by the Agent on Borrower's behalf, under this Agreement or any other Loan Document (collectively, "Confidential Information"), and neither it nor any of its Affiliates shall use any such Confidential Information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent such Confidential Information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Lender; provided, however, that any Lender may use such Confidential Information in the underwriting of any other loans requested by Borrower and/or its Subsidiaries and Affiliates or disclose such Confidential Information as follows:

                  (a) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such Governmental Authority;

                  (b) pursuant to subpoena or other court process;

                  (c) when required to do so in accordance with the provisions of any applicable Requirements;

                  (d) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Lender or their respective Affiliates may be party;

                  (e) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document;

                  (f) to such Lender's independent auditors and other professional advisors;

                  (g) to any participant or assignee first approved by Borrower in accordance with Section 20.13 above (provided no Event of Default shall have occurred and be continuing), provided that such Person agrees in writing to keep such Confidential Information confidential to the same extent required of the Lenders hereunder; and

                  (h) as to any Lender, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is a party or is deemed a party with such Lender.

                                   ARTICLE 21
                           NO ASSIGNMENT BY BORROWER.

      Without the prior approval of the Agent and the Required Lenders, Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents.

                                   ARTICLE 22
                                  RELATIONSHIP

      The relationship between the Lenders and Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lenders and borrower.

                                   ARTICLE 23
                                     NOTICES

      23.1 NOTICES GENERALLY. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 23.2 below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

            If to Agent:

                  See address, telecopier number, electronic mail address and telephone number on Schedule 1.1 attached hereto and by this reference incorporated herein;

            with a copy to:

                  Morris, Manning & Martin, LLP
                  1600 Atlanta Financial Center
                  3343 Peachtree Road, N.E
                  Atlanta, Georgia 30326-1044
                  Attn: Julian D. Nealy, Esq.
                  Telephone No.: (404) 504-7776
                  Telecopier No.: (404) 365-9532
                  Electronic Mail: jnealy@mmmlaw.com

            If to any of the Lenders:

                  See address, telecopier number, electronic mail address and telephone number on Schedule 1.1 attached hereto and by this reference incorporated herein;

            With a copy to:

                  Morris, Manning & Martin, LLP
                  1600 Atlanta Financial Center
                  3343 Peachtree Road, N.E.
                  Atlanta, Georgia 30326-1044
                  Attn: Julian D. Nealy, Esq.
                  Telephone No.: (404) 504-7776
                  Telecopier No.: (404) 365-9532
                  Electronic Mail: jnealy@mmmlaw.com

            If to Borrower:

                  WCI Communities, Inc.
                  Bay Colony-Gateway, Inc.
                  24301 Walden Center Drive
                  Bonita Springs, Florida 34134
                  Attn: Steven C. Adelman, Senior Vice President & Treasurer Telephone No: (239) 498-8311
                  Telecopier No.: (239) 498-8277
                  Electronic Mail: stevenadelman@wcicommunities.com
                  Attn: Vivien Hastings, General Counsel
                  Telephone No: (239) 498-8213
                  Telecopier No.: (239) 498-8277
                  Electronic Mail: vivienhastings@wcicommunities.com
                  Web Address: wcicommunities.com

            With a copy to:

                  Shutts & Bowen, LLP
                  201 South Biscayne Boulevard
                  Suite 1500
                  Miami, Florida 33131
                  Attn: Brian Belt, Esq.
                  Telephone No.: (305) 358-6300
                  Telecopier No.: (305) 381-9982
                  Electronic Mail: bbelt@shutts-law.com

      Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 23.2 below, shall be effective as provided in such Section 23.2.

      23.2 ELECTRONIC COMMUNICATIONS. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 3.1 if such Lender has notified Agent that it is incapable of receiving notices under such Article by electronic communication. Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

      Unless Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

      23.3 CHANGE OF ADDRESS, ETC. Each of Borrower and Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Borrower and Agent.

      23.4 RELIANCE BY AGENT AND LENDERS. Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Agent and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Agent may be recorded by Agent, and each of the parties hereto hereby consents to such recording.

                                   ARTICLE 24
                                 GOVERNING LAW.

      This Agreement and each of the other Loan Documents are contracts under the Laws of the State of Florida and shall for all purposes be construed in accordance with and governed by the Laws of said State (excluding the Laws applicable to conflicts or choice of Law). Although the Notes are not being amended and restated in connection with this Agreement, and currently provide that they are governed by Georgia law, the parties intend that they shall hereafter be governed by the law of the State of Florida.

                                   ARTICLE 25
                        CONSENT TO JURISDICTION; WAIVERS.

            BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF FLORIDA OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO OBJECT TO JURISDICTION WITHIN THE STATE OF FLORIDA OR VENUE IN ANY PARTICULAR FORUM WITHIN THE STATE OF FLORIDA, AND (II) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL FINANCIAL DAMAGES. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT AGENT OR LENDERS FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST BORROWER OR AGAINST ANY COLLATERAL OR PROPERTY OF BORROWER IN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE STATE OF FLORIDA SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF BORROWER, AND AGENT AND LENDERS HEREUNDER OR THE SUBMISSION HEREIN BY BORROWER TO PERSONAL JURISDICTION WITHIN THE STATE OF FLORIDA.

            BORROWER, AGENT AND LENDERS HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING,

STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDERS ENTERING INTO THIS AGREEMENT. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF AGENT OR LENDERS, NOR THE AGENT'S OR LENDERS' COUNSEL, HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF AGENT OR LENDERS, NOR AGENT'S OR LENDERS' COUNSEL HAS THE AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

                                   ARTICLE 26
                                    HEADINGS

      The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                   ARTICLE 27
                                  COUNTERPARTS

      This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                                   ARTICLE 28
                                ENTIRE AGREEMENT.

      The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Article 29.

                                   ARTICLE 29
                       CONSENTS, AMENDMENTS, WAIVERS, ETC.

      Subject to the provisions of Article 20 and except as otherwise provided in this Agreement, any term of any of the Loan Documents (other than this Agreement) may be amended, and the performance or observance by Borrower of any terms of this Agreement or such other Loan Documents may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of Agent, provided however, that (i) any modification of this Agreement requires the approval of the Required Lenders, including Agent, and (ii) the waiver of any Event of Default shall require the approval of the Majority Lenders. Lenders hereby authorize and direct Agent to take any and all such actions to be taken by Agent under this Agreement and the Loan Documents subject to the provisions of this Article 29 and of Article 20 hereof. Nothing contained in this Article 29 shall prohibit Agent from undertaking actions in administering the Loan in a commercially reasonable manner. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of Agent and Lenders in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No Advance made by the Lenders hereunder during the continuance of any Default or Event of Default shall constitute a waiver thereof. No notice to or demand upon Borrower shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

                                   ARTICLE 30
                              TIME OF THE ESSENCE.

      Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower under this Agreement, the Notes and the other Loan Documents.

                                   ARTICLE 31
                                  SEVERABILITY.

      The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

                                   ARTICLE 32
                              SEPARATE TRANSACTION.

      Borrower hereby acknowledges and agrees that nothing in this Agreement or the other Loan Documents shall in any way modify, amend, restrict, or otherwise change the terms and conditions of any other contract or agreement between any of the Lenders and Borrower, including, without limitation, the Senior Unsecured Revolving Credit Agreement.

                                   ARTICLE 33
                             SUCCESSORS AND ASSIGNS.

      Whenever used herein or in the other Loan Documents, the words "Agent", "Borrower", and "Lenders" shall be deemed to include their respective heirs, legal representations, successors and assigns.

                                   ARTICLE 34
                  SENIOR UNSECURED REVOLVING CREDIT AGREEMENT.

      Borrower hereby covenants and agrees that, in the event the Senior Unsecured Revolving Credit Agreement shall terminate or no longer be in full force and effect prior to the payment and performance by Borrower of its obligations hereunder, any provisions of the Senior Unsecured Revolving Credit Agreement referred to herein as in effect immediately prior to such termination shall for the purposes hereof continue in full force and effect as if the same had not been terminated and the Senior Unsecured Revolving Credit Agreement remained in full force and effect.

                                   ARTICLE 35
                             USA PATRIOT ACT NOTICE.

      Each Lender that is subject to the Act (as hereinafter defined) and Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Agent, as applicable, to identify Borrower in accordance with the Act.

                                   ARTICLE 36
                                STATUTORY NOTICE.

      Effective October 1, 2003, Section 713.3471 of the Florida Statutes requires a lender to provide written notice to borrowers prior to making any loan disbursement directly to the owner or jointly to the owner and any other party, as follows:

WARNING

YOUR LENDER IS MAKING A LOAN DISBURSEMENT DIRECTLY TO YOU AS THE BORROWER, OR JOINTLY TO YOU AND ANOTHER PARTY. TO PROTECT YOURSELF FROM HAVING TO PAY TWICE FOR THE SAME LABOR, SERVICES, OR MATERIALS USED IN MAKING THE IMPROVEMENTS TO YOUR PROPERTY, BE SURE THAT YOU REQUIRE YOUR CONTRACTOR TO GIVE YOU LIEN RELEASES FROM EACH LIEN OR WHO HAS SENT YOU A NOTICE TO OWNER EACH TIME YOU MAKE A PAYMENT TO THE CONTRACTOR.

                       [SIGNATURES ON THE FOLLOWING PAGE]

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                                          BORROWER:

                                          WCI COMMUNITIES, INC., a
                                          Delaware corporation

                                          By:___________________________
                                                 Steven C. Adelman,
                                                 Senior Vice President

                                          BAY COLONY-GATEWAY, INC., a
                                          Delaware corporation

                                          By:___________________________
                                                 Steven C. Adelman,
                                                 Senior Vice President

                    [EXECUTION CONTINUED ON FOLLOWING PAGES]

                                 WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, individually and as Agent

                                 By: ___________________________________________
                                 Name:__________________________________________
                                 Title:_________________________________________

                    [EXECUTION CONTINUED ON FOLLOWING PAGES]

                                  BANK OF AMERICA, N.A., a national banking association

                                  By: __________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

                    [EXECUTION CONTINUED ON FOLLOWING PAGES]

                                  AMSOUTH BANK, an Alabama state chartered bank

                                  By: __________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

                    [EXECUTION CONTINUED ON FOLLOWING PAGES]

                                   SUNTRUST BANK, a Georgia corporation

                                   By: ________________________________
                                   Name:_______________________________
                                   Title:______________________________

                    [EXECUTION CONTINUED ON FOLLOWING PAGES]

                                   GUARANTY BANK, a federal savings bank

                                   By: ________________________________
                                   Name:
                                   Title:

                    [EXECUTION CONTINUED ON FOLLOWING PAGES]

                                   BANKUNITED, F.S.B., a federal savings bank

                                   By: _________________________________
                                   Name:
                                   Title:

                    [EXECUTION CONTINUED ON FOLLOWING PAGES]

                                   NATIONAL CITY BANK

                                   By: __________________________________
                                   Name:_________________________________
                                   Title:________________________________

                     [EXECUTION CONTINUED ON FOLLOWING PAGE]

                                   KEYBANK NATIONAL ASSOCIATION,
                                   a national banking association

                                   By:___________________________________
                                   Name:_________________________________
                                   Title:________________________________

                                  SCHEDULE 1.1
                             LENDERS AND COMMITMENTS

                                                                LOAN
         NAME AND ADDRESS                  COMMITMENT        PERCENTAGE
         ----------------               ----------------     ----------
Wachovia Bank, National Association     $ 95,000,000.00      32.7586206%
5801 Pelican Bay Boulevard
Naples, Florida  34108
Attn:  James Howard
Jim.howard@wachovia.com
Phone: (239) 591-7920
Fax:   (239) 598-7598

Bank of America, N.A.                   $ 40,000,000.00      13.7931034%
231 S. LaSalle Street
Mail Code: IL1-231-10-35
Chicago, Illinois  60604
Attn:  Kelley Prentiss
Kelley.p.Prentiss@bankofamerica.com
Phone: (312) 828-7363
Fax:    (312)974-4970

AmSouth Bank                            $ 30,000,000.00      10.3448276%
Feather Sound Corporate Center
Building 1, Suite 610
13535 Feather Sound Drive
Clearwater, Florida  33762
Attn:  Sean Davis
sdavis@amsouth.com
Phone: (727) 571-8638
Fax:   (727) 572-4896

SunTrust Bank                           $ 30,000,000.00      10.3448276%
12751 New Brittany Blvd.
4th Floor
Ft. Myers, Florida 33907
Mail Code: Fl-Fort Meyers-3011
Attn: Michael F. Curran
Michael.curran@suntrust.com
Phone: (239) 277-2683
Fax:   (239) 277-2576

Guaranty Bank                           $ 30,000,000.00      10.3448276%
8333 Douglas Avenue
Dallas, TX  75225
Attn: Atila Ali
atila.ali@guarantygroup.com
Phone: (214) 360-1913
Fax:   (214) 360-2624

BankUnited, F.S.B.                      $ 25,000,000.00       8.6206897%
255 Alhambra Circle
Coral Gables, Florida  33134
Attn: Ricardo Morales
rmorales@bankunitedfla.com
Phone: (305) 569-2041
Fax:   (305) 461-6879

KeyBank National Association            $ 20,000,000.00       6.8965517%
1200 Abernathy Road NE
Suite 1550
Atlanta, Georgia  30328
Attn:  Jeff Aycock
Jeff v aycock@keybank.com
Phone: (770) 510-2105
Fax:   (770) 510-2195

National City Bank                      $ 20,000,000.00       6.8965517%
Investment Real Estate-Florida
1336 W. Fletcher Avenue
Tampa, Florida  33612
Attn: Donald R. Mincey
donald.mincey@nationalcity.com
Phone: (813) 265-4520
Fax:   (813) 961-2119

                           Total        ----------------     ----------
                                        $ 290,000,000.00          100.0%

                                    EXHIBIT A

                                PROJECT SCHEDULES

                                                                 RECORD      LOAN AMOUNT
        NAME OF PROJECT                       COUNTY     STATE   OWNER   PROJECT ALLOCATION
        ---------------                     ----------   -----   ------  ------------------
Veracruz at Cape Marco                       Collier       FL      BCG    $ 39,811,596.00

Cambria at Hammock Dunes                     Flagler       FL      WCI    $ 31,756,852.00

Grande Isle Towers III & IV at Prosperity      Lee         FL      WCI    $ 37,600,000.00
Point at Burnt Store Marina

One Bal Harbour                             Miami-Dade     FL      WCI    $ 182,267,298.00

Serano At Hammock Bay                        Collier       FL             $ 37,051,826.00

Mosaic, Miami Beach                         Miami-Dade     FL             $ 46,471,457.00

One Singer Island                           Palm Beach     FL             $ 18,008,704.00

Resort at Singer Island                     Palm Beach     FL             $ 116,427,136.00

Costa Verano, Jacksonville Beach              Duval        FL             $ 31,936,224.00

San Andres at Lost Key                       Escambia      FL             $ 11,624,861.00

Santa Amaro at Lost Key                      Escambia      FL             $ 11,682,307.00

LaSalbadora at Lost Key                      Escambia      FL             $ 12,238,644.00

                  TOTAL:                                                  $ 576,876,904.00
                                                                          ================

                 INDEX OF INFORMATION PROVIDED FOR EACH PROJECT:

PART    DESCRIPTION
----    -----------
I       Description of Improvements

II      Contractor

III     Architect

IV      Escrow Account

V       Requirements for Escrow Deposits

VI      Construction Schedule

VII     Pro Forma Draw Schedule

VIII    Total Prices

IX      Project Budget

X       Sales Contracts

XI      Qualifications to Representations and Warranties

XII     Project Approvals Needed

XIII    Project Approvals Obtained

XIV     Representations and Warranties Regarding Sales Contracts and Escrow
        Deposits

XV      Description of Plans and Specifications

                                TABLE OF CONTENTS

                                                                                         PAGE NO.
ARTICLE 1 DEFINITIONS AND RULES OF INTERPRETATION......................................      2

         1.1      DEFINITIONS..........................................................      2

         1.2      RULES OF INTERPRETATION..............................................     23

         1.3      ACCOUNTING TERMS.....................................................     24

         1.4      ROUNDING.............................................................     24

         1.5      TIMES OF DAY.........................................................     25

ARTICLE 2 AGREEMENT TO MAKE ADVANCES: LIMITATIONS......................................     25

         2.1      AGREEMENT TO MAKE ADVANCES...........................................     25

         2.2      LOAN AMOUNT PROJECT ALLOCATIONS......................................     25

         2.3      UNUSED FEE...........................................................     26

         2.4      INCREASE IN TOTAL COMMITMENT.........................................     26

         2.5      ADDING CONDOMINIUM PROJECTS..........................................     27

         2.6      REDUCTION OF LOAN AMOUNT.............................................     31

         2.7      PROJECT BUDGETS......................................................     31

         2.8      AMOUNT OF ADVANCES...................................................     31

         2.9      QUALITY OF WORK......................................................     32

         2.10     COST OVERRUNS; CHANGE ORDERS.........................................     32

         2.11     CONTINGENCY RESERVES.................................................     32

         2.12     STORED MATERIALS; DEPOSITS...........................................     33

ARTICLE 3 MAKING THE ADVANCES..........................................................     33

         3.1      DRAW REQUEST.........................................................     33

         3.2      NOTICE, FREQUENCY, AND AMOUNT OF ADVANCES; EFFECT OF DRAW REQUEST....     34

         3.3      DEPOSIT OF FUNDS ADVANCED............................................     34

         3.4      ADVANCES TO TITLE INSURANCE COMPANY OR TO OTHERS.....................     35

         3.5      ADVANCES DO NOT CONSTITUTE A WAIVER..................................     35

ARTICLE 4 THE NOTES; INTEREST; MATURITY AND PREPAYMENT.................................     35

         4.1      THE NOTES............................................................     35

         4.2      THE RECORD...........................................................     36

         4.3      INTEREST ON ADVANCES.................................................     36

         4.4      MATURITY.............................................................     36

         4.5      REPAYMENTS...........................................................     36

         4.6      EXTENSION OF MATURITY DATE...........................................     36

         4.7      INTEREST RATE SELECTION..............................................     39

         4.8      CONVERSION OF ADVANCES...............................................     39

         4.9      INTEREST PERIOD SELECTION; ALTERNATIVE INTEREST RATES, ETC...........     40

         4.10     ILLEGALITY...........................................................     40

         4.11     INDEMNIFICATION......................................................     40

         4.12     LATE CHARGE..........................................................     41

         4.13     INTEREST AFTER DEFAULT...............................................     41

         4.14     INTEREST NOT TO EXCEED MAXIMUM ALLOWABLE AMOUNTS.....................     42

         4.15     UNCONDITIONAL LIABILITY..............................................     42

         4.16     INABILITY TO DETERMINE RATES.........................................     42

ARTICLE 5 PAYMENTS AND COMPUTATIONS; CAPITAL ADEQUACY..................................     43

         5.1      FUNDS FOR PAYMENTS...................................................     43

         5.2      COMPUTATIONS.........................................................     43

         5.3      ADDITIONAL COSTS.....................................................     44

         5.4      CAPITAL ADEQUACY.....................................................     45

         5.5      RESERVES ON EURODOLLAR RATE ADVANCES.................................     45

ARTICLE 6 COLLATERAL SECURITY; GUARANTIES..............................................     46

         6.1      COLLATERAL...........................................................     46

         6.2      GUARANTY.............................................................     46

         6.3      PAYMENT OF PROCEEDS; RELEASE OF COLLATERAL...........................     46

ARTICLE 7 CERTAIN RIGHTS OF AGENT......................................................     47

         7.1      RIGHT TO RETAIN THE CONSTRUCTION INSPECTOR...........................     47

         7.2      RIGHT TO OBTAIN APPRAISALS...........................................     48

         7.3      CHARGES AGAINST LOAN CHECKING ACCOUNT................................     48

ARTICLE 8 REPRESENTATIONS AND WARRANTIES...............................................     48

         8.1      ORGANIZATION; AUTHORITY; ETC.........................................     48

         8.2      TITLE TO PROJECTS....................................................     49

         8.3      FINANCIAL STATEMENTS.................................................     49

         8.4      NO MATERIAL ADVERSE CHANGE...........................................     49

         8.5      FRANCHISES, PATENTS, COPYRIGHTS, ETC.................................     49

         8.6      LITIGATION...........................................................     49

         8.7      RESTRICTIONS, JUDGMENTS, CONTRACTS, ETC..............................     50

         8.8      COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC.........................     50

         8.9      TAX STATUS...........................................................     50

         8.10     NO EVENT OF DEFAULT..................................................     50

         8.11     INVESTMENT COMPANY ACT...............................................     50

         8.12     ABSENCE OF FINANCING STATEMENTS, ETC.................................     50

         8.13     SETOFF, ETC..........................................................     50

         8.14     ERISA COMPLIANCE.....................................................     51

         8.15     ENVIRONMENTAL COMPLIANCE.............................................     51

         8.16     SUBSIDIARIES.........................................................     53

         8.17     AVAILABILITY OF UTILITIES............................................     53

         8.18     ACCESS...............................................................     53

         8.19     CONDITION OF PROJECTS................................................     53

         8.20     COMPLIANCE WITH REQUIREMENTS.........................................     53

         8.21     PROJECT APPROVALS....................................................     53

         8.22     CONSTRUCTION CONTRACTS...............................................     54

         8.23     ARCHITECTS' CONTRACTS................................................     54

         8.24     OTHER CONTRACTS......................................................     54

         8.25     REAL PROPERTY TAXES; SPECIAL ASSESSMENTS.............................     54

         8.26     VIOLATIONS...........................................................     54

         8.27     PLANS AND SPECIFICATIONS.............................................     54

         8.28     PROJECT BUDGETS......................................................     54

         8.29     FEASIBILITY..........................................................     55

         8.30     SALES CONTRACTS; ESCROW DEPOSITS.....................................     55

         8.31     DIVISION OF FLORIDA LAND SALES, CONDOMINIUMS AND MOBILE HOMES
                  COMPLIANCE...........................................................     55

         8.32     COMMON ENTERPRISE AND CONSIDERATION..................................     55

ARTICLE 9 AFFIRMATIVE COVENANTS........................................................     55

         9.1      PUNCTUAL PAYMENT.....................................................     55

         9.2      COMMENCEMENT, PURSUIT AND COMPLETION OF CONSTRUCTION.................     55

         9.3      CORRECTION OF DEFECTS................................................     56

         9.4      MAINTENANCE OF OFFICE................................................     56

         9.5      RECORDS AND ACCOUNTS.................................................     56

         9.6      FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION...................     56

         9.7      NOTICES..............................................................     58

         9.8      EXISTENCE; MAINTENANCE OF PROPERTIES.................................     59

         9.9      INSURANCE; BONDS.....................................................     60

         9.10     TAXES; LIENS.........................................................     61

         9.11     INSPECTION OF PROJECTS AND BOOKS.....................................     61

         9.12     COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS...............     61

         9.13     PROJECT APPROVALS....................................................     61

         9.14     USE OF PROCEEDS......................................................     62

         9.15     INSUFFICIENCY OF LOAN PROCEEDS.......................................     62

         9.16     SALES CONTRACTS......................................................     62

         9.17     LABORERS, SUBCONTRACTORS AND MATERIALMEN.............................     63

         9.18     FURTHER ASSURANCE OF TITLE...........................................     63

         9.19     PUBLICITY............................................................     63

         9.20     SIGN REGARDING CONSTRUCTION FINANCING................................     63

         9.21     FURTHER ASSURANCES...................................................     63

         9.22     ESCROW DEPOSITS......................................................     64

         9.23     PROJECT COSTS........................................................     65

         9.24     FINANCIAL COVENANTS..................................................     65

ARTICLE 10 NEGATIVE COVENANTS..........................................................     65

         10.1     RESTRICTION ON LEASES AND SALES CONTRACTS............................     65

         10.2     RESTRICTION ON CHANGE ORDERS.........................................     67

         10.3     RESTRICTION ON EASEMENTS, COVENANTS AND RESTRICTIONS.................     67

         10.4     RESTRICTION ON LIENS, ETC............................................     67

         10.5     MERGER, AND CONSOLIDATION AND DISPOSITION OF ASSETS..................     67

         10.6     SALE AND LEASEBACK...................................................     68

         10.7     COMPLIANCE WITH ENVIRONMENTAL LAWS...................................     68

         10.8     DISTRIBUTIONS........................................................     68

         10.9     SUBSIDIARIES.........................................................     68

         10.10    NO AMENDMENTS, TERMINATIONS OR WAIVERS...............................     69

ARTICLE 11 CONDITIONS TO INITIAL ADVANCE...............................................     69

         11.1     LOAN DOCUMENTS.......................................................     69

         11.2     CONSTRUCTION DOCUMENTS...............................................     69

         11.3     SUBCONTRACTS.........................................................     69

         11.4     SALES CONTRACTS......................................................     69

         11.5     OTHER CONTRACTS......................................................     70

         11.6     CERTIFIED COPIES OF ORGANIZATIONAL DOCUMENTS.........................     70

         11.7     RESOLUTIONS..........................................................     70

         11.8     INCUMBENCY CERTIFICATE; AUTHORIZED SIGNERS...........................     70

         11.9     VALIDITY OF LIENS....................................................     70

         11.10    AMERICANS WITH DISABILITIES ACT......................................     70

         11.11    DELIVERIES...........................................................     71

         11.12    NOTICES..............................................................     73

         11.13    PERFORMANCE; NO DEFAULT..............................................     73

         11.14    REPRESENTATIONS AND WARRANTIES.......................................     73

         11.15    PROCEEDINGS AND DOCUMENTS............................................     73

ARTICLE 12 CONDITIONS OF SUBSEQUENT ADVANCES...........................................     73

         12.1     PRIOR CONDITIONS SATISFIED...........................................     73

         12.2     PERFORMANCE; NO DEFAULT..............................................     74

         12.3     REPRESENTATIONS AND WARRANTIES.......................................     74

         12.4     NO DAMAGE............................................................     74

         12.5     RECEIPT BY AGENT.....................................................     74

ARTICLE 13 EVENTS OF DEFAULT AND REMEDIES..............................................     75

         13.1     EVENTS OF DEFAULT....................................................     75

         13.2     TERMINATION OF COMMITMENT AND ACCELERATION...........................     78

         13.3     COMPLETION OF PROJECTS...............................................     79

         13.4     OTHER REMEDIES.......................................................     81

         13.5     DISTRIBUTION OF COLLATERAL PROCEEDS..................................     81

         13.6     POWER OF ATTORNEY....................................................     82

         13.7     WAIVERS..............................................................     82

ARTICLE 14 SETOFF......................................................................     82

ARTICLE 15 EXPENSES....................................................................     82

ARTICLE 16 INDEMNIFICATION.............................................................     83

ARTICLE 17 AGENT.......................................................................     85

         17.1     EMPLOYEES AND AGENTS.................................................     85

         17.2     NO LIABILITY.........................................................     85

         17.3     REMOVAL OF AGENT.....................................................     85

ARTICLE 18 RIGHTS OF THIRD PARTIES.....................................................     86

         18.1     NO THIRD PARTY BENEFICIARY...........................................     86

         18.2     SUBORDINATION OF THIRD-PARTY CONTRACT................................     86

ARTICLE 19 SURVIVAL OF COVENANTS.......................................................     87

ARTICLE 20 AGENT AND LENDERS RELATIONSHIP..............................................     87

         20.1     APPOINTMENT..........................................................     87

         20.2     POWERS...............................................................     88

         20.3     ADVANCES.............................................................     88

         20.4     PAYMENTS.............................................................     89

         20.5     SHARING..............................................................     89

         20.6     LOAN DOCUMENTS AND COLLATERAL........................................     90

         20.7     NO INTEREST..........................................................     90

         20.8     STANDARD OF CARE.....................................................     90

         20.9     DUTIES AND OBLIGATIONS...............................................     90

         20.10    NOTICE OF EVENT OF DEFAULT, EXERCISE OF REMEDIES, FORECLOSURE, ETC...     91

         20.11    CREDIT DECISION......................................................     95

         20.12    COST AND EXPENSE SHARING.............................................     95

         20.13    TRANSFERS............................................................     96

         20.14    LENDER'S DEFAULT.....................................................     97

         20.15    PERFORMANCE THROUGH REPRESENTATIVES..................................     98

         20.16    NO RELIANCE BY OTHERS................................................     98

         20.17    LEGAL FEES...........................................................     99

         20.18    TERMINATION..........................................................     99

         20.19    LITIGATION UNDER LOAN DOCUMENTS......................................     99

         20.20    WITHHOLDING TAX......................................................     99

         20.21    NO REPRESENTATIONS...................................................    101

         20.22    INDEMNITY............................................................    101

         20.23    AGENT AS LENDER......................................................    101

         20.24    RESIGNATION AND REMOVAL OF AGENT.....................................    101

         20.25    BANKRUPTCY...........................................................    102

         20.26    CONFIDENTIALITY......................................................    102

ARTICLE 21 NO ASSIGNMENT BY BORROWER...................................................    103

ARTICLE 22 RELATIONSHIP................................................................    103

ARTICLE 23 NOTICES.....................................................................    103

         23.1     NOTICES GENERALLY....................................................    103

         23.2     ELECTRONIC COMMUNICATIONS............................................    105

         23.3     CHANGE OF ADDRESS, ETC...............................................    105

         23.4     RELIANCE BY AGENT AND LENDERS........................................    105

ARTICLE 24 GOVERNING LAW...............................................................    106

ARTICLE 25 CONSENT TO JURISDICTION; WAIVERS............................................    106

ARTICLE 26 HEADINGS....................................................................    107

ARTICLE 27 COUNTERPARTS................................................................    107

ARTICLE 28 ENTIRE AGREEMENT............................................................    107

ARTICLE 29 CONSENTS, AMENDMENTS, WAIVERS, ETC..........................................    107

ARTICLE 30 TIME OF THE ESSENCE.........................................................    108

ARTICLE 31 SEVERABILITY................................................................    108

ARTICLE 32 SEPARATE TRANSACTION........................................................    108

ARTICLE 33 SUCCESSORS AND ASSIGNS......................................................    108

ARTICLE 34 SENIOR UNSECURED REVOLVING CREDIT AGREEMENT.................................    108

ARTICLE 35 USA PATRIOT ACT NOTICE......................................................    109

ARTICLE 36 STATUTORY NOTICE............................................................    109

              EXHIBITS AND SCHEDULES TO CONSTRUCTION LOAN AGREEMENT

Schedule 1.1 - Designation of Lenders

Exhibits

A   Project Schedules

    I                    Description of Improvements
    II                   Contractor
    III                  Architect
    IV                   Escrow Account
    V                    Requirements for Escrow Deposits
    VI                   Construction Schedule
    VII                  Pro Forma Draw Schedule
    VIII                 Total Prices
    IX                   Project Budget
    X                    Sales Contracts
    XI                   Qualifications to Representations and Warranties
    XII                  Project Approvals Needed
    XIII                 Project Approvals Obtained
    XIV                  Representations and Warranties Regarding Sales
                         Contracts and Escrow Deposits
    XV                   Description of Plans and Specifications

B   Borrower's Requisition for Advances

C   Borrower's Request to Add Proposed Project

D   Payment Requisition and Lien Affidavit - Contractor

E   Payment Requisition and Lien Affidavit - Borrower

F   Affidavit and Partial Waiver of Lien

G   Borrowing Base Report

H   Draw Request Summary

I   Compliance Certificate

J   Post-Closing Items

                                   EXHIBIT "B"
                   FORM OF BORROWER'S REQUISITION FOR ADVANCES

Wachovia Bank, National Association, as Agent
5801 Pelican Bay Boulevard
Naples, Florida  34108
Attn:  James Howard

Re:   Borrower:   WCI Communities, Inc. and Bay Colony-Gateway, Inc.

                  Requisition #:       #__________________

                  Requisition Amount:  $__________________

Ladies and Gentlemen:

Pursuant to the terms of our Second Consolidated, Amended and Restated Revolving Credit Construction Loan Agreement, dated as of December 31, 2004 ("Loan Agreement"), the undersigned hereby requests and authorizes Wachovia Bank, National Association, as Agent ("Lender") to advance Loan proceeds from the above-referenced Loan and disburse the Requisition Amount specified above to fund costs associated with the construction of the Projects. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

In order to induce Lender to make the requested advance and with knowledge that Lender will rely hereon, the undersigned hereby certifies, represents and warrants to Lender as follows:

1. No changes have been made in the Plans and Specifications which require and have not received the prior approval of (a) Lender under the terms of the Loan Agreement, (b) any Governmental Authority having jurisdiction over the Projects, or (c) any other parties from whom such approval is required.

2. To Borrower's Knowledge, construction of the Improvements to date has been performed in accordance with the Plans and Specifications.

3. As of the date hereof, Borrower has executed change orders increasing the cost of the Improvements for _______________ by $____________________ in
      the aggregate, and has received any and all necessary approvals from Lender.

4. Funding by Lender of this requisition shall be in accordance with and subject to Sections 2, 3 and 12 of the Loan Agreement.

5. All monies requisitioned by Borrower for construction and disbursed by Lender under previously approved requisitions have been paid to the Contractors and, to Borrower's Knowledge, all subcontractors, vendors and suppliers; all other funds requisitioned by Borrower and disbursed by Lender under previously approved requisitions have been expended for the purpose for which they were requisitioned.

6. The representations and warranties set forth in Article 8 of the Loan Agreement are true and correct as of the date hereof with the same effect as if made on this date (except to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and changes occurring in the ordinary course of business that either individually or in the aggregate do not result in a Material Adverse Change; provided, however, that (i) the representations and warranties contained in Sections
      8.3 and 8.4 of the Loan Agreement shall refer back to the date of the most recent audited financial statements of Borrower as of the Drawdown Date rather than December 31, 2003; and (ii) the representations and warranties contained in Section 8.30 of the Loan Agreement shall refer back to the date of the most recent sales report for the Projects provided by Borrower pursuant to Section 9.6.4 of the Loan Agreement).

7. Borrower is not in default of any of its obligations to Lender or any other party in connection with the Projects, including, without limitation, its obligations under the terms of the Loan Documents.

8. Borrower has not received notice from or been informed by any Governmental Authority, the Construction Inspector or any Architect, of any alleged deficiencies in the work performed to date or any deviation of such work from any of the Plans and Specifications, or notice of any assertion of a claim that the Improvements are not being constructed in accordance with all applicable legal requirements.

9. With the exception of any Permitted Liens, there are no liens against any portion of the Projects or any other asset of Borrower except for liens of which Borrower has notified Lender and which have been bonded or are otherwise being contested as permitted in the Loan Documents.

10. The Loan Documents are in full force and effect and Borrower asserts no failure on the part of Lender to perform its obligations under the Loan Documents.

11. Any notice(s) required under Florida Statute Section 713.3471 has/have been given.

12. This Requisition is in identical form to the certificate which is annexed to the Loan Agreement as Exhibit B and that there have been no changes or modifications thereto except (a) the blanks appearing in Section 3 hereof has been completed, and (b) to the extent the form of this Requisition has been modified to reflect the matters set forth on Schedule A attached hereto and made a part hereof.

13. The funds now requested for the Improvements are to be used for the sole purpose of paying for materials used and/or labor or services performed in the construction of the Improvements for the Projects, and all related lien waivers will be submitted to Lender.

14. The undisbursed amount for the Loan is sufficient to satisfactorily complete the construction of the Improvements free and clear of all liens and encumbrances, except Lender's first mortgage lien and the Permitted Liens. There have been no instruments filed of record and no incident has occurred, to the date of this advance, which in any way disturbs the priority of Agent's first mortgage lien on the encumbered property; and there exists no default or breach of any kind whatsoever in connection with the Loan Agreement, the Security

      Instrument, or the permanent commitment covering the structure, if applicable, for which this advance is sought.

In support of this requisition, the undersigned has attached the updated Project Budgets which reflect the request for disbursement of Loan proceeds against the appropriate line items. Also included are lien waivers and other items, as required under the Loan Agreement.

Effective October 1, 2003, Section 713.3471 of the Florida Statutes requires a lender to provide written notice to borrowers prior to making any loan disbursement directly to the owner or jointly to the owner and any other party, as follows:

WARNING

YOUR LENDER IS MAKING A LOAN DISBURSEMENT DIRECTLY TO YOU AS THE BORROWER, OR JOINTLY TO YOU AND ANOTHER PARTY. TO PROTECT YOURSELF FROM HAVING TO PAY TWICE FOR THE SAME LABOR, SERVICES, OR MATERIALS USED IN MAKING THE IMPROVEMENTS TO YOUR PROPERTY, BE SURE THAT YOU REQUIRE YOUR CONTRACTOR TO GIVE YOU LIEN RELEASES FROM EACH LIEN OR WHO HAS SENT YOU A NOTICE TO OWNER EACH TIME YOU MAKE A PAYMENT TO THE CONTRACTOR.

Borrower hereby acknowledges receipt of such notice required by Section 713.3471 of the Florida Statutes.

The undersigned hereby certifies that the undersigned is authorized on behalf of Borrower to request this Loan advance and authorizes Lender to disburse funds as requested above, this ____ day of , 200_.

WCI COMMUNITIES, INC.

By:    ____________________
Name:  ____________________
Title: ____________________

BAY COLONY-GATEWAY, INC.

By:    ____________________
Name:  ____________________
Title: ____________________

                                   EXHIBIT "C"

               FORM OF BORROWER'S REQUEST TO ADD PROPOSED PROJECT

Wachovia Bank, National Association, as Agent
5801 Pelican Bay Boulevard
Naples, Florida  34108
Attn:  James Howard

Re:  Borrower:  WCI Communities, Inc. and Bay Colony-Gateway, Inc.

     Proposed Project to be added: __________________
                                   __________________

Ladies and Gentlemen:

Pursuant to Section 2.5 of our Second Consolidated, Amended and Restated Revolving Credit Construction Loan Agreement, dated as of December 31, 2004 ("Loan Agreement"), the undersigned hereby requests the addition of Proposed Project to the above-referenced Loan. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

In order to induce Lender to add the Proposed Project, as defined below, and with knowledge that Lenders will rely hereon, the undersigned hereby certifies, represents and warrants to Lender as follows:

1.    Description and location of Proposed Project: ____________________________
      __________________________________________________________________________
      __________________________________________________________________________

2. Any reborrowing or reallocation of the Loan Amount shall be for the purpose of financing the Proposed Project described above.

3. All monies requisitioned by Borrower for construction and disbursed by Lenders under previously approved requisitions have been paid to the Contractors and, to Borrower's best knowledge, all subcontractors, vendors and suppliers; all other funds requisitioned by Borrower and disbursed by Lenders under previously approved requisitions have been expended for the purpose for which they were requisitioned.

4. The representations and warranties set forth in Article 8 of the Loan Agreement are true and correct as of the date hereof with the same effect as if made on this date (except to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and changes occurring in the ordinary course of business that either individually or in the aggregate do not result in a Material Adverse Change; provided, however, that (i) the representations and warranties contained in Sections
      8.3 and 8.4 of the Loan Agreement shall
      refer back to the date of the most recent audited financial statements of Borrower as of the Drawdown Date rather than December 31, 2003 ; and (ii) the representations and warranties contained in Section 8.30 of the Loan Agreement shall refer back to the date of the most recent sales report for the Projects provided by Borrower pursuant to Section 9.6.4 of the Loan Agreement).

5. Borrower is not in default of any of its obligations to Lenders or any other party in connection with the Projects, including, without limitation, its obligations under the terms of the Loan Documents.

6. The Loan Documents are in full force and effect and Borrower asserts no failure on the part of Lenders to perform their obligations under the Loan Documents.

7. This Request is in identical form to the certificate which is annexed to the Loan Agreement as Exhibit C and that there have been no changes or modifications thereto except (a) the blanks appearing in Section 1 hereof has been completed, and (b) to the extent the form of this Request has been modified to reflect the matters set forth on Schedule A attached hereto and made a part hereof.

8. The funds now requested for the Improvements are to be used for the sole purpose of paying for materials used and/or labor or services performed in the construction of Improvements for the Projects, and all related lien waivers and/or paid bills will be submitted to Agent.

The undersigned hereby certifies that the undersigned is authorized on behalf of Borrower to request this Loan advance and authorizes Lenders to disburse funds as requested above, this ____ day of , 200_.

WCI COMMUNITIES, INC.

By:    ____________________
Name:  ____________________
Title: ____________________

BAY COLONY-GATEWAY, INC.

By:    ____________________
Name:  ____________________
Title: ____________________

                                   EXHIBIT "D"

           FORM OF PAYMENT REQUISITION AND LIEN AFFIDAVIT - CONTRACTOR

Wachovia Bank, National Association, as Agent
5801 Pelican Bay Boulevard
Naples, Florida  34108
Attn:  James Howard

Borrower:                  WCI Communities, Inc. and Bay Colony-Gateway, Inc.
Property Address:
Stage of Construction:

The undersigned certifies that construction of the properties encumbered by the $290,000,000 loan from Wachovia Bank, National Association, as Agent ("Agent") and certain other lenders, has progressed to the extent indicated in the following summary. Borrower, therefore, has requested an advance of funds as follows:

                             DISBURSEMENT REQUESTED

                                                          Funds
LOt/Block                                              advanced to
Metes /    Contract            Requested   % Work*   date including
Bounds      Amount   Draw No.   Amount    Completed   this advance
---------  --------  --------  ---------  ---------  -------------
_________  $_______  ________  $________  _________  $_____________

*to be verified by Bank representative

NOTE: An inspection by Agent must be made prior to each advance on any type loan. Agent reserves the right to deduct from any advance, accrued interest and/or any other charges due.

                                A F F I D A V I T

STATE OF FLORIDA

COUNTY OF _________________

BEFORE ME, the undersigned authority duly authorized to administer oaths in the State of Florida, personally appeared ________________________________ who, being by me first duly sworn, deposes and says:

1. that ___________________________ is the Builder of the improvements now being constructed upon that certain real estate in _______________County, Florida described above;

2. that _/he is the _______________________ of said corporation and makes this affidavit as such officer and individually;

3. that (a) the funds now requested for improvements are to be used for the sole purpose of paying for materials used and/or labor or services performed in the construction of improvements on the property described above, and all related lien waivers and/or paid bills will be submitted to Agent; (b) all costs of construction completed prior to this advance have been paid in full and all related lien waivers and/or paid bills have been received by Agent; (c) the undisbursed amount of the construction costs set forth on the Budget as to the specific Project is sufficient to satisfactorily complete the construction of the Improvements on the property.

4. that _/he approves the disbursement of the funds as set forth above and acknowledges receipt thereof; and

5. this affidavit is made to induce the Lenders to make the disbursement hereby applied for, knowing that it relies hereon, and with knowledge of the statutes of the State of Florida relating to false affidavits and the penalties provided therefor.

FURTHER AFFIANT SAYETH NOT.

                                                     ___________________________
                                                                      Contractor

SWORN to and subscribed before me this ______ day of ______________________ , 200_. Personally known to me or has produced _________________________ as identification.

My commission expires: ______________             __________________________
                                                  Notary Public

I/WE HEREBY AUTHORIZE FLEET NATIONAL BANK, AS AGENT, TO DISBURSE FUNDS AS REQUESTED ABOVE.

                                                     "CONTRACTOR"

Date: ________________                               By: _________________
                                                     Name: _______________
                                                     Title: ______________

Address of Contractor:
_______________________________
_______________________________
_______________________________

                                   EXHIBIT "E"

            FORM OF PAYMENT REQUISITION AND LIEN AFFIDAVIT - BORROWER

Wachovia Bank, National Association, as Agent
5801 Pelican Bay Boulevard
Naples, Florida  34108
Attn:  James Howard

Borrower:               WCI Communities, Inc. and Bay Colony-Gateway, Inc.
Property Address:       _____________________________________________________
Stage of Construction:  _____________________________________________________

The undersigned certifies that construction of the properties encumbered by the $290,000,000 loan from Wachovia Bank, National Association, as Agent ("Agent") and certain other lenders, has progressed to the extent indicated in the following summary. Borrower, therefore, has requested an advance of funds as follows:

                                                          Funds
Lot/Block                                              advanced to
Metes /    Contract            Requested   % Work*   date including
Bounds      Amount   Draw No.   Amount    Completed   this advance
---------  --------  --------  ---------  ---------  -------------
_________  $_______  ________  $________  _________  $_____________

*to be verified by Bank representative

NOTE: An inspection by Agent must be made prior to each advance on any type loan. Agent reserves the right to deduct from any advance, accrued interest and/or any other charges due.

                                A F F I D A V I T

STATE OF FLORIDA
COUNTY OF _________________

BEFORE ME, the undersigned authority duly authorized to administer oaths in the State of Florida, personally appeared ________________________________ who, being by me first duly sworn, deposes and says:

1. that WCI Communities, Inc. is the Owner of the improvements now being constructed upon that certain real estate in ______________County, Florida described above;

2. that _/he is the _______________________ of said corporation and makes this affidavit as such officer and individually;

3. that (a) the funds now requested for improvements are to be used for the sole purpose of paying for materials used and/or labor or services performed in the construction of improvements on the property described above, and all related lien waivers and/or paid bills will be submitted to Agent; (b) all costs of construction completed prior to this advance have been paid in full and all related lien waivers and/or paid bills have been received by Agent; (c) the undisbursed amount of the loan is sufficient to satisfactorily complete the construction of the proposed structure, if applicable, on the property, free and clear of all liens and encumbrances, except Agent's first mortgage lien; (d) there have been no instruments filed of record and no incident has occurred, to the date of this advance, which in any way disturbs the priority of Agent's first mortgage lien on the encumbered property and the Permitted Liens; (e) there exists no default or breach of any kind whatsoever in connection with the Second Consolidated, Amended and Restated Revolving Credit Construction Loan Agreement, the Security Instrument and Security Agreement, or the permanent commitment covering the structure, if applicable, for which this advance is sought;

4. that _/he approves the disbursement of the funds as set forth above and acknowledges receipt thereof; and

5. this affidavit is made to induce the Lenders to make the disbursement hereby applied for, knowing that it relies hereon, and with knowledge of the statutes of the State of Florida relating to false affidavits and the penalties provided therefor.

FURTHER AFFIANT SAYETH NOT.
                                                        _______________________
                                                          Owner

SWORN to and subscribed before me this ______ day of _______________, ______. Personally known to me or has produced ______________________________________ as identification.

My commission expires: ___________________                 _____________________
                                                           Notary Public

I/WE HEREBY AUTHORIZE FLEET NATIONAL BANK, AS AGENT, TO DISBURSE FUNDS AS REQUESTED ABOVE.

                                             BORROWER:

                                             WCI COMMUNITIES, INC.

                                             BY: _______________________________
                                             Title: ____________________________

                                             BAY COLONY-GATEWAY, INC.

                                             BY: _______________________________
                                             Title: ____________________________

      THE UNDERSIGNED CERTIFIES that the improvements have reached the state of construction required by the Second Consolidated, Amended and Restated Revolving Credit Construction Loan Agreement, and that this Payment Requisition is hereby approved for payment.

Date: _________________              __________________________________________
                                     for Wachovia Bank, National Association, as Agent

                                   EXHIBIT "F"

                  FORM OF AFFIDAVIT AND PARTIAL WAIVER OF LIEN

STATE OF FLORIDA                                  Date:_________________________
COUNTY OF ____________________

OWNER:            WCI Communities, Inc. / Bay Colony-Gateway, Inc.
CONTRACTOR:       ________________________

We, the undersigned owner, contractor, subcontractor, materialman or laborer, having performed labor or furnished material or services in construction, alteration or improvement of the building or buildings located at:

LEGAL DESCRIPTION: _______________,  __________________, County, Florida

STREET ADDRESS: ____________________________________, ____________, FL _____

Notice of Commencement recorded on _____________________________, in Official Records Book ______ at Page _____ of the Public Records of County, Florida, do hereby, in consideration of the payment to us of the sums set opposite our names, release and discharge any claim, lien or otherwise, which we might have against the above-described property, having been paid in full to the date of this Affidavit and Waiver of Lien, and all parties performing labor, furnishing material or services on the site of improvement at our order or request have been paid in full as of the date set forth above. We do hereby release, discharge and waive any claim, lien or otherwise, in consideration of receipt of payment of the below amount.

DESCRIPTION OF WORK, SERVICES OR MATERIAL FURNISHED:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

AMOUNT:                                      LIENOR:

$_________________________                   _____________________________
                                             Title:_______________________

                                             _____________________________
                                             (Witness)

                                             _____________________________
                                             (Witness)

STATE OF FLORIDA

COUNTY OF _____________

      Sworn to and subscribed before me, the undersigned authority, this ____ day of _____________, ______. Personally known to me or has produced ___________________ ________________________ as identification.

______________________
Notary Public
My commission expires:

                                   EXHIBIT "G"

                          FORM OF BORROWING BASE REPORT

Wachovia Bank, National Association, as Agent
5801 Pelican Bay Boulevard
Naples, Florida  34108
Attn:  James Howard

Ladies and Gentlemen:

      Reference is made to that certain Second Consolidated, Amended and Restated Revolving Credit Construction Loan Agreement dated as of December 31, 2004, as from time to time in effect (the "Loan Agreement") among WCI Communities, Inc. ("WCI"), Bay Colony-Gateway, Inc. ("BCG") (WCI and BCG collectively herein, the "Borrower"), Wachovia Bank, National Association, for itself and as Agent ("Agent"), and the other Lenders from time to time parties thereto ("Lenders"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein as defined in the Loan Agreement. The undersigned hereby certifies on behalf of Borrower as follows:

            1. Pursuant to the Loan Agreement, Borrower is furnishing to you the attached calculation of the Borrowing Base Report, which sets forth the Outstanding Advances and the Borrowing Base assets, including, as applicable, the Adjusted Project Costs, the Sold Units and the Unsold Units.

            2. To the best knowledge of the undersigned officer, the information contained on the attached Borrowing Base calculation sheets is true and correct in all respects and does not omit any material fact.

            3. The undersigned officer has caused the provisions of the Loan Agreement to be reviewed and has no knowledge of any Default or Event of Default [Note: If signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof, the actions taken, being taken or proposed to be taken by Borrower with respect thereto in order to cure such Default or Event of Default and the time period required to cure such Default or Event of Default.]

      This certificate is submitted in compliance with the requirements of Section [3.1.4], [9.6.5] or[ 11.11.17] of the Loan Agreement. The undersigned officer of Borrower is a Responsible Officer.

      IN WITNESS WHEREOF, WCI and BCG have hereunto set their hands and seals this ____ day of ___________, 200__.

                                    WCI COMMUNITIES, INC., a Delaware
                                    corporation

                                    By: ________________________________
                                    Name: ______________________________
                                    Title: _____________________________

                                    BAY COLONY-GATEWAY, INC., a
                                    Delaware corporation

                                    By: ________________________________
                                    Name: ______________________________
                                    Title: _____________________________

                                   EXHIBIT "H"
                              DRAW REQUEST SUMMARY

                            [TO BE INSERTED MANUALLY]

                                   EXHIBIT "I"

                         FORM OF COMPLIANCE CERTIFICATE

                                                       Financial Statement Date:
                                                       _________________________
Wachovia Bank, National Association, as Agent
5801 Pelican Bay Boulevard
Naples, Florida  34108
Attn:  James Howard

Ladies and Gentlemen:

Reference is made to that certain Second Consolidated, Amended and Restated Revolving Credit Construction Loan Agreement dated as of December 31, 2004, as from time to time in effect (the "Loan Agreement") among WCI Communities, Inc. ("WCI"), Bay Colony-Gateway, Inc. ("BCG") (WCI and BCG collectively herein, the "Borrower"), Wachovia Bank, National Association, for itself and as Agent ("Agent"), and the other Lenders from time to time parties thereto ("Lenders"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein as defined in the Loan Agreement.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _______________ of WCI, and that, as such he/she is authorized to execute and deliver this Certificate to the Agent on the behalf of the Borrower, and that:

      [Use following paragraph 1 for Fiscal Year-end financial statements]

1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 9.6.1 of the Loan Agreement for the Fiscal Year of WCI and its Subsidiaries ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

     [Use following paragraph 1 for Fiscal Quarter-end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 9.6.2 of the Loan Agreement for the Fiscal Quarter of WCI and its Subsidiaries ended as of the above date. Such financial Statements fairly present the financial condition, results of operations and cash flows of WCI and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Loan Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

                                  [SELECT ONE:]

[TO THE BEST KNOWLEDGE OF THE UNDERSIGNED DURING SUCH FISCAL PERIOD, THE BORROWER PERFORMED AND OBSERVED EACH COVENANT AND CONDITION OF THE LOAN DOCUMENTS APPLICABLE TO IT.]

                                     --OR--

[THE FOLLOWING COVENANTS OR CONDITIONS HAVE NOT BEEN PERFORMED OR OBSERVED AND THE FOLLOWING IS A LIST OF EACH SUCH DEFAULT AND ITS NATURE AND STATUS:]

4. The representations and warranties of the Borrower contained in Article 8 of the Loan Agreement, and any representations and warranties of the Borrower or any Guarantor that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that, for purposes of this Compliance Certificate, (i) the representations and warranties contained in Sections 8.3 and 8.4 of the Loan Agreement shall refer back to the date of the most recent audited financial statements of Borrower; and (ii) the representations and warranties contained in Section 8.30 of the Loan Agreement shall refer back to the date of the most recent sales report for the Projects provided by Borrower pursuant to Section 9.6.4 of the Loan Agreement.

5. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

      IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed and delivered on this ___ day of _________, 200__.

                                       WCI COMMUNITIES, INC., a Delaware
                                       corporation

                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________

                                       BAY COLONY-GATEWAY, INC., a
                                       Delaware corporation

                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________

For the Quarter/Year ended ______________________ ("Statement Date")

                                   SCHEDULE 1
                              Financial Statements

For the Quarter/Year ended ______________________ ("Statement Date")

                                   SCHEDULE 2
                          To the Compliance Certificate
                                  ($ in 000's)

I.   SECTION 9.24.1 - NET SALES PROCEEDS (PROJECTED)

(Fiscal Year-end only)

     A.  Net Sales Proceeds (Projected) [all Projects]                      $________________

     B.  Aggregate Loan Amount Project Allocations                          $________________

     C.  90% of Line I.B.                                                   $________________

     D.  Line I.A. shall not be less than Line I.C.                         Yes ___  No ___

II.  SECTION 9.24.2 - MINIMUM ADJUSTED TANGIBLE NET WORTH.

     A.  Tangible Net Worth at Statement Date:                              $________________

     B. Adjusted Tangible Net Worth at Statement Date:

         1.       50% of the outstanding balance of the Senior

                  Subordinated Notes:                                       $________________

         2.       $150,000,000:                                             $________________

         3.       20% of Tangible Net Worth:                                $________________

         4. Adjusted Tangible Net Worth (Line II.A + the lesser of Lines

                  II.B.1, II.B.2 or II.B.3):                                $________________

     C.  Line II.B.4 shall not be less than $600,000,000                    Yes ___  No ___

III.     LEVERAGE RATIO.

     A.  Total Debt:                                                        $________________

     B.  Adjusted Tangible Net Worth (Line II.B.4 above):                   $________________

     C.  Leverage Ratio (Line A / Line B):                                    _________ to 1

                                   EXHIBIT "J"
                               POST-CLOSING ITEMS

1.    Completed Project Schedules
2.    Items required in Sections 11.2, 11.4, 11.5 and 11.11.

                                       J-1